Filed pursuant to Rule 424(b)(5)
Registration No. 333-219088

Explanatory Note: This Prospectus Supplement replaces the previously filed prospectus supplement dated June 11, 2019 solely to correct an error in the “maximum settlement rate” stated on page S-56. Such rate was correctly stated as 1.3529 shares elsewhere in the previously filed prospectus supplement and in the Final Term Sheet dated June 11, 2019 previously filed in connection with this offering.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 30, 2017)

Dominion Energy, Inc.

14,000,000 2019 Series A Equity Units

(Initially Consisting of 14,000,000 2019 Series A Corporate Units)

Dominion Energy, Inc. is offering 14,000,000 2019 Series A Equity Units (“Equity Units”). Each Equity Unit will have a stated amount of $100 and initially will be in the form of a 2019 Series A Corporate Unit (“Corporate Unit”) consisting of a purchase contract issued by us and, initially, a 1/10, or 10%, undivided beneficial ownership in one share of 1.75% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share, issued by us (“convertible preferred stock”).

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The purchase contract will obligate you to purchase from us, on June 1, 2022, for a price of $100, a number of newly-issued shares of our common stock equal to the settlement rate, which will not exceed 1.3529 shares (subject to anti-dilution adjustments), as described in this prospectus supplement. We will pay you quarterly contract adjustment payments at the rate of 5.50% per year on the stated amount of $100 per Equity Unit, subject to our right to defer contract adjustment payments as described herein.

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We will pay cumulative dividends on the convertible preferred stock, when, as, and if declared by our board of directors, quarterly in arrears, at a rate of 1.75% per year on the $1,000 liquidation preference per share of convertible preferred stock. The convertible preferred stock will be remarketed as described in this prospectus supplement. In connection with any successful remarketing, we may modify certain terms of the convertible preferred stock, including the dividend rate and conversion rate.

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Any contract adjustment payments on the purchase contracts or any dividends on the convertible preferred stock will be paid in cash, shares of our common stock, or a combination thereof, at our election, subject to certain limitations described in this prospectus supplement.

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We may not redeem any shares of the convertible preferred stock prior to September 1, 2022. We may redeem for cash all or any portion of the outstanding shares of convertible preferred stock, at our option, on or after September 1, 2022 at a redemption price equal to 100% of the liquidation preference of the shares of convertible preferred stock to be redeemed (including any accumulated and unpaid dividends thereon to, but excluding, the redemption date).

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Holders of separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares at their option prior to June 1, 2022 only upon the occurrence of a fundamental change. On and after June 1, 2022, holders of shares of convertible preferred stock may convert their shares at any time, all as described in this prospectus supplement.

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The conversion rate will initially be 11.2750 shares of our common stock per share of convertible preferred stock, equivalent to a conversion price of approximately $88.69 per share of common stock. The conversion rate will be subject to adjustment as described herein.

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Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

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You can create 2019 Series A Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your convertible preferred stock comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your convertible preferred stock for the Treasury securities comprising a part of the Treasury Units, in each case, subject to certain conditions described in this prospectus supplement.

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Your convertible preferred stock (or after a successful optional remarketing, the applicable ownership interest in a Treasury portfolio), Treasury securities or, in certain circumstances described herein, cash, as the case may be, that are components of Equity Units will be pledged to us to secure your obligation under the related purchase contract.

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If there is a successful optional remarketing of the convertible preferred stock as described in this prospectus supplement, and you hold Corporate Units, a portion of your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract. If there is a successful final remarketing, as described in this prospectus supplement, and you hold Corporate Units, a portion of the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “D.” The reported last sale price of our common stock on the New York Stock Exchange on June 11, 2019 was $73.91 per share. We intend to apply for listing of the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “DCUE,” but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.

Investing in the Equity Units involves certain risks. See “Risk Factors” beginning on page S-31.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Corporate Unit	Total
Initial public offering price	$100	$	1,400,000,000
Underwriting discounts and commissions	$1.80	$	25,200,000
Proceeds, before expenses, to Dominion Energy, Inc.	$98.20	$	1,374,800,000

The public offering price set forth above does not include accrued contract adjustment payments and accumulated dividends, if any. Contract adjustment payments on the purchase contracts will accrue, and dividends attributable to the convertible preferred stock will accumulate, for purchasers in this offering from June 14, 2019.

The underwriters may purchase up to an additional 2,100,000 Corporate Units at the public offering price less the underwriting discounts and commissions within a 13-day period beginning on, and including, the issue date of the Equity Units in order to cover over-allotments, if any.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company on or about June 14, 2019.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Barclays	BNP PARIBAS	Wells Fargo Securities

Citigroup	Mizuho Securities	Morgan Stanley	SunTrust Robinson Humphrey

The date of this prospectus supplement is June 11, 2019.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Equity Units we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the components of the Equity Units we are offering at this time. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of the Equity Units in the prospectus supplement differs from the description of securities in the accompanying base prospectus, you should only rely on the information in the prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the SEC. We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying base prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the accompanying base prospectus is accurate as of any date other than the date of the relevant document.

We include cross-references in this prospectus supplement and the accompanying base prospectus to captions in those documents where you can find additional related discussions.

You should not consider any information in this prospectus supplement or the accompanying base prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of Equity Units. We are not making any representation to you regarding the legality of an investment in the Equity Units by you under applicable investment or similar laws.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to “Dominion Energy,” “we,” “us,” “our” and the “Company” are to Dominion Energy, Inc., a Virginia corporation, and any successor obligor, and not to any of its subsidiaries.

Prospectus Supplement

Base Prospectus

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with two of our subsidiaries, Virginia Electric and Power Company (“Virginia Power”) and Dominion Energy Gas Holdings, LLC (“Dominion Energy Gas”). Our combined filings with the SEC represent separate filings by each of Virginia Power, Dominion Energy Gas and us. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except those portions of filings that relate to Virginia Power or Dominion Energy Gas as a separate registrant, until such time as all of the securities covered by this prospectus supplement have been sold:

•	Annual Report on Form 10-K for the year ended December 31, 2018;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

•	Current Reports on Form 8-K, or amendments thereto, filed January 2, 2019, January 30, 2019, February 15, 2019, March 13, 2019, March 26, 2019, May 7, 2019, May 10, 2019 and June 10, 2019; and

•	the description of our common stock contained in Amendment No. 3 to our Current Report on Form 8-K, filed June 10, 2019.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Corporate Secretary, Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

FORWARD-LOOKING INFORMATION

We have included certain information in this prospectus supplement or other offering materials which is “forward-looking information” as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this prospectus. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statement.

The businesses that we and our subsidiaries conduct are influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our annual and quarterly reports as described under the heading “Risk Factors” and we refer you to that discussion for further information. These factors include but are not limited to:

•	Unusual weather conditions and their effect on energy sales to customers and energy commodity prices;

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Extreme weather events and other natural disasters, including, but not limited to, hurricanes, high winds, severe storms, earthquakes, flooding and changes in water temperatures and availability that can cause outages and property damage to facilities;

•	Federal, state and local legislative and regulatory developments, including changes in federal and state tax laws and regulations;

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Changes to federal, state and local environmental laws and regulations, including those related to climate change, the tightening of emission or discharge limits for greenhouse gases and other substances, more extensive permitting requirements and the regulation of additional substances;

•	Cost of environmental compliance, including those costs related to climate change;

•	Changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities;

•	Difficulty in anticipating mitigation requirements associated with environmental and other regulatory approvals or related appeals;

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Risks associated with the operation of nuclear facilities, including costs associated with the disposal of spent nuclear fuel, decommissioning, plant maintenance and changes in existing regulations governing such facilities;

•	Unplanned outages at facilities in which we have an ownership interest;

•	Fluctuations in energy-related commodity prices and the effect these could have on our earnings and our liquidity position and the underlying value of our assets;

•	Counterparty credit and performance risk;

•	Global capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms;

•	Risks associated with Virginia Power’s membership and participation in PJM Interconnection, L.L.C., including risks related to obligations created by the default of other participants;

•	Fluctuations in the value of investments held in nuclear decommissioning trusts and in benefit plan trusts by us;

•	Fluctuations in interest rates or foreign currency exchange rates;

•	Changes in rating agency requirements or credit ratings and their effect on availability and cost of capital;

•	Changes in financial or regulatory accounting principles or policies imposed by governing bodies;

•	Employee workforce factors including collective bargaining agreements and labor negotiations with union employees;

•	Risks of operating businesses in regulated industries that are subject to changing regulatory structures;

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Impacts of acquisitions, including the recently completed acquisition of SCANA Corporation (“SCANA”), divestitures, transfers of assets to joint ventures and retirements of assets based on asset portfolio reviews;

•	Receipt of approvals for, and timing of, closing dates for acquisitions and divestitures;

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Changes in rules for regional transmission organizations and independent system operators in which we participate, including changes in rate designs, changes in the Federal Energy Regulatory Commission’s (“FERC”) interpretation of market rules and new and evolving capacity models;

•	Political and economic conditions, including inflation and deflation;

•	Domestic terrorism and other threats to our physical and intangible assets, as well as threats to cybersecurity;

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Changes in demand for our services, including industrial, commercial and residential growth or decline in our service areas, changes in supplies of natural gas delivered to our pipeline and processing systems, failure to maintain or replace customer contracts on favorable terms, changes in customer growth or usage patterns, including as a result of energy conservation programs, the availability of energy efficient devices and the use of distributed generation methods;

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Additional competition in industries in which we operate, including in electric markets in which our merchant generation facilities operate and potential competition from the development and deployment of alternative energy sources, such as self-generation and distributed generation technologies, and availability of market alternatives to large commercial and industrial customers;

•	Competition in the development, construction and ownership of certain electric transmission facilities in our service territories in connection with FERC Order 1000;

•	Changes in technology, particularly with respect to new, developing or alternative sources of generation and smart grid technologies;

•	Changes to regulated electric rates that we collect and regulated gas distribution, transportation and storage rates, including liquefied natural gas storage, that we collect;

•	Changes in operating, maintenance and construction costs;

•	Timing and receipt of regulatory approvals necessary for planned construction or growth projects and compliance with conditions associated with such regulatory approvals;

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The inability to complete planned construction, conversion or growth projects at all, or with the outcomes or within the terms and time frames initially anticipated, including as a result of increased public involvement or intervention in such projects;

•	Adverse outcomes in litigation matters or regulatory proceedings, including matters acquired in the recently completed acquisition of SCANA; and

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The impact of operational hazards, including adverse developments with respect to pipeline and plant safety or integrity, equipment loss, malfunction or failure, operator error, and other catastrophic events.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

PROSPECTUS SUPPLEMENT SUMMARY

In this prospectus supplement summary, “Dominion Energy,” “Company,” “we,” “our” and “us” refer only to Dominion Energy, Inc., a Virginia corporation, and any successor obligor, and not to any of its subsidiaries.

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The “Description of the Equity Units,” the “Description of the Purchase Contracts,” the “Certain Provisions of the Purchase Contract and Pledge Agreement” and the “Description of the Convertible Preferred Stock” sections of this prospectus supplement and the “Description of Stock Purchase Contracts and Stock Purchase Units” section of the accompanying base prospectus contain more detailed information regarding the terms and conditions of the Equity Units. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus. You should also review the “Risk Factors” section of this prospectus supplement to determine whether an investment in Equity Units is appropriate for you.

DOMINION ENERGY

Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 32,000 megawatts of electric generation, 10,200 miles of electric transmission lines, 84,800 miles of electric distribution lines, 15,900 miles of natural gas gathering, storage and transmission pipelines and 92,900 miles of gas distribution pipeline, exclusive of service lines. We operate one of the nation’s largest natural gas storage systems with approximately 1 trillion cubic feet of storage capacity and serve nearly 7.5 million utility and retail energy customers.

We are focused on expanding our investment in regulated and long-term contracted electric generation, transmission and distribution and regulated natural gas transmission and distribution infrastructure. Our nonregulated operations include merchant generation, energy marketing and price risk management activities and natural gas retail energy marketing operations. Our operations are conducted through various subsidiaries, including (i) Virginia Power, a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and northeastern North Carolina, (ii) Dominion Energy Gas, a holding company for certain of our regulated natural gas businesses, which conducts business activities through a regulated interstate natural gas transmission pipeline and underground storage system, a local, regulated natural gas transportation and distribution network and natural gas gathering and processing facilities, (iii) Dominion Energy Questar Corporation (Dominion Energy Questar), a holding company for our primarily regulated natural gas businesses located in the Rocky Mountain region, including retail natural gas distribution in Utah, Wyoming and Idaho and related natural gas development and production, and (iv) SCANA, a holding company for regulated businesses primarily engaged in the generation, transmission and distribution of electricity in the central, southern and southwestern portions of South Carolina and in the distribution of natural gas in North Carolina and South Carolina, as well as a business marketing natural gas to retail customers in the southeast U.S.

Our address and telephone number are: 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

THE OFFERING

Issuer	Dominion Energy, Inc., a Virginia corporation

Securities Offered	14,000,000 Equity Units (or 16,100,000 Equity Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100, and consisting of Corporate Units, Treasury Units or 2019 Series A Cash Settled Units (“Cash Settled Units”) as described below. The Equity Units offered will initially consist of Corporate Units.

The Corporate Units	Each Corporate Unit consists of a purchase contract and, initially, a 1/10, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock. The shares of convertible preferred stock that are components of your Corporate Units will be owned by you but initially will be pledged to us through the collateral agent to secure your obligations under the related purchase contract. They will be released from that pledge arrangement (1) following a successful remarketing as described under “Remarketing the Convertible Preferred Stock” below, (2) following the creation of Treasury Units as described under “Creating Treasury Units and Recreating Corporate Units” below, (3) following the creation of Cash Settled Units as described under “Cash Settled Units” below, (4) following the early settlement of the purchase contracts as described under “Early Settlement of the Purchase Contracts at Your Option” below or (5) following certain events of our bankruptcy, insolvency or reorganization, potentially after a bankruptcy related delay as described under “Certain Provisions of the Purchase Contract and Pledge Agreement – General.”

Holders of Corporate Units will be entitled to receive, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2019, distributions consisting of:

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dividends on the convertible preferred stock, when, as and if declared by our board of directors out of funds legally available for the payment of dividends (or, if the convertible preferred stock has been replaced by the Treasury portfolio, distributions, if any, on the Treasury portfolio, as described under “Remarketing the Convertible Preferred Stock” below); and

•	contract adjustment payments on the purchase contracts payable by us, subject to our right to defer contract adjustment payments as described below.

All such distributions by us may be payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, as described below.

We are not obligated to declare or pay dividends on the convertible preferred stock, except that we will pay all accumulated and unpaid dividends on the convertible preferred stock (whether or not declared) on the June 1, 2022 dividend payment date, unless such payment is not permitted under Virginia law (a “dividend deficiency event”).

The Purchase Contracts

Settlement Rate	Each purchase contract that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on June 1, 2022, which we refer to as the “purchase contract settlement date,” for $100, a number of newly-issued shares of our common stock, which we call the “settlement rate.” The settlement rate, which will not exceed 1.3529 shares (the “maximum settlement rate”), will be determined over a 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding the purchase contract settlement date (such 20 consecutive trading day period, the “market value averaging period”) and will be calculated as follows:

•	if the applicable market value of our common stock is less than or equal to $73.91, which we refer to as the “reference price,” the settlement rate will be the maximum settlement rate; and

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if the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by the applicable market value.

The reference price initially equals the closing price of our common stock on the New York Stock Exchange on the pricing date for this offering.

The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “D <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

The settlement rate is subject to adjustment under certain circumstances if you elect to settle your purchase contract early, as described under “Early Settlement of the Purchase Contracts at Your Option” below. In addition, the maximum settlement rate and reference price are subject to adjustment for certain dilutive events as described in this prospectus supplement.

Contract Adjustment Payments	Under the purchase contracts, we will be obligated to pay quarterly contract adjustment payments at the rate of 5.50% per year on the stated amount of $100 per Equity Unit. Contract adjustment payments will accrue from the date of original issuance of the Corporate Units and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2019.

We may elect to pay contract adjustment payments on the purchase contracts in cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to make any contract adjustment payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.

We have the right to defer the payment of contract adjustment payments until no later than the purchase contract settlement date; provided that upon a fundamental change early settlement or any other early settlement of any purchase contract, each as described in this prospectus supplement, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon) on such purchase contract to, but excluding, the fundamental change early settlement date or to, but excluding, the quarterly payment date immediately preceding such other early settlement date, as applicable. Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 7.25% per year until paid, compounded quarterly, to, but excluding, the payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock (including the convertible preferred stock), (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

Upon our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

Treasury Units	A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/10 undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to June 1, 2022 (e.g., CUSIP No. 912820V46), which we refer to as a “Treasury security.”

The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligations under the related purchase contract.

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us as described above, subject to our right to defer contract adjustment payments. The holders of the Treasury Units will continue to receive the quarterly dividend payments (when, as and if declared by our board of directors) on the shares of convertible preferred stock that were released to them when they created the Treasury Units as long as they continue to hold such shares (subject to any modifications made thereto pursuant to a successful remarketing).

Creating Treasury Units and Recreating Corporate Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, at any time other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock”), to substitute for the related convertible preferred stock held by the collateral agent Treasury securities in an aggregate principal amount at maturity equal to $1,000 multiplied by the number of shares of the convertible preferred stock for which substitution is being made. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Treasury Units, and the related shares of convertible preferred stock will be released to the holder and be tradable separately from the Treasury Units. After a successful remarketing, holders of Corporate Units may not create Treasury Units.

In addition, subject to certain exceptions described in this prospectus supplement, each holder of Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury securities held by the collateral agent a number of shares of convertible preferred stock with a per share $1,000 liquidation preference equal to the aggregate principal amount at maturity of the

Treasury securities with respect to which substitution is being made divided by $1,000. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make this substitution only in integral multiples of 10 Treasury Units. This substitution will recreate Corporate Units, and the collateral agent will release from the pledge the related Treasury securities. After a successful remarketing, holders of Treasury Units may not recreate Corporate Units.

Cash Settled Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, during a period specified in this prospectus supplement preceding the first day of the final remarketing period, to substitute for the related convertible preferred stock held by the collateral agent cash in an amount equal to $1,000 multiplied by the number of shares of the convertible preferred stock for which substitution is being made. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Cash Settled Units, and the share(s) of convertible preferred stock will be released to the holder and be tradable separately from the Corporate Units.

A holder of Treasury Units may not create Cash Settled Units, and a holder of Cash Settled Units may not create Treasury Units or recreate Corporate Units.

Early Settlement of the Purchase Contracts at Your Option	You can elect to settle a purchase contract for cash at any time prior to the close of business on the scheduled trading day immediately preceding the first day of the market value averaging period, other than during a blackout period, subject to certain exceptions and conditions described under “Description of the Purchase Contracts—Early Settlement” in this prospectus supplement. Upon early settlement of any purchase contracts, except following a fundamental change as described below, we will deliver a number of newly-issued shares of our common stock determined over a twenty consecutive trading day period beginning on the trading day immediately following the day you exercise this right, which we refer to as the “early settlement averaging period.” The number of shares of our common stock we will deliver will equal 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “—Settlement Rate” above as if the applicable market value were the average of the daily VWAPs of our common stock during the early settlement averaging period.

In addition, upon the occurrence of a “fundamental change” as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” you will have the right, subject to certain exceptions and conditions described in this prospectus supplement, to settle your purchase contracts early at the settlement rate determined as described above under “Settlement Rate” (and not at a reduced rate as described in the immediately preceding paragraph), but over a market value averaging period as described in this prospectus supplement, plus an additional make-whole amount of shares determined as described in this prospectus supplement. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Holders of Corporate Units and Treasury Units may settle early or exercise the fundamental change early settlement right, as applicable, only in integral multiples of 10 Corporate Units or 10 Treasury Units, as applicable. If the Treasury portfolio has replaced the shares of convertible preferred stock that are components of the Corporate Units, holders of the Corporate Units may settle early or exercise the fundamental change early settlement right, as applicable, only in integral multiples of such number of Corporate Units as may be determined by the remarketing agent upon a successful optional remarketing of convertible preferred stock.

Satisfying Your Payment Obligations under the Purchase Contracts	As a holder of Corporate Units, Treasury Units or Cash Settled Units, you may satisfy your obligation to pay the aggregate purchase price for our common stock under the purchase contracts as follows:

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through the automatic application of the proceeds of a successful remarketing of the convertible preferred stock during a final remarketing period, in the case of Corporate Units, in the manner described in this prospectus supplement;

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through the automatic application of the proceeds of the Treasury securities, in the case of a Treasury Unit, the cash held by the collateral agent, in the case of a Cash Settled Unit, or the proceeds from the Treasury portfolio if it has replaced the convertible preferred stock underlying the Corporate Units in a successful optional remarketing;

•	through early settlement of your purchase contracts in the manner described in this prospectus supplement; or

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through the automatic delivery to us of your convertible preferred stock held as part of Corporate Units as described below if no successful remarketing has occurred prior to the purchase contract settlement date and none of the above events has taken place.

Termination	The purchase contracts and our rights and obligations and the rights and obligations of the holders of the Corporate Units, Treasury Units and Cash Settled Units under the purchase contracts will terminate without any further action upon certain events of bankruptcy, insolvency or reorganization involving us (and not, for the avoidance of doubt, a bankruptcy, insolvency or reorganization involving only our subsidiaries), which we refer to as “termination events.”

The Convertible Preferred Stock

Dividends	Holders of the convertible preferred stock will receive, when, as and if declared by our board of directors, cumulative dividends at the rate of 1.75% per year (the “dividend rate”) on the $1,000 liquidation preference per share. Dividends on the convertible preferred stock will accumulate from the date of original issuance of the convertible preferred stock and will be payable when, as and if declared by our board of directors, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2019.

We may elect to pay dividends on the convertible preferred stock in cash, shares of our common stock, or a combination of cash and shares of our common stock. If our board of directors, or an authorized committee thereof, elects to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the applicable five-day average price, multiplied by 97%.

In connection with a successful remarketing, the dividend rate on the convertible preferred stock may be increased as described under “—Increased Dividend Rate and Increased Conversion Rate” below.

Cumulative dividends on the convertible preferred stock will only be paid when, as and if declared by our board of directors. Dividends on the convertible preferred stock will accumulate from the first date of original issuance of the convertible preferred stock, and will accumulate even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends. Any accumulated and unpaid dividends will accrue additional dividends at the then-current dividend rate until paid, compounded quarterly, to, but excluding, the payment date. We may declare and pay accumulated and unpaid dividends (including compounded dividends thereon) on a payment date in cash, shares of our common stock, or a combination thereof, as described above.

Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated and unpaid dividends (including compounded dividends thereon), whether or not declared, will be paid on the purchase contract settlement date, whether or not there is a successful remarketing to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we shall have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date.

So long as any share of the convertible preferred stock remains outstanding, unless all accumulated and unpaid dividends (including compounded dividends thereon) for all preceding dividend periods have been declared and paid, or a sufficient sum or number of shares of common stock has been set apart for the payment of such dividends upon, all outstanding shares of convertible preferred stock, we will not: (i) declare and pay dividends on any capital stock ranking, as to dividends, on parity with or junior to the convertible preferred stock; (ii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, any capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the convertible preferred stock; or (iii) make any contract adjustment payments or any payment under any agreement similar to that of the purchase contract and pledge agreement, subject to certain exceptions. See “Description of the Convertible Preferred Stock—Dividends.”

Maturity	The convertible preferred stock has no maturity date, and will remain outstanding unless converted by holders or redeemed by us.

Ranking	The convertible preferred stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the convertible preferred stock.

In the case of our liquidation, dissolution or winding up, holders of the convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

We currently have no capital stock outstanding that is senior to or on parity with the convertible preferred stock, and we own all of the equity interest of our subsidiaries. As of March 31, 2019, we had approximately $13.9 billion principal amount of outstanding long-term indebtedness on an unconsolidated basis (including securities due within one year), all of which is senior in right of payment to the convertible preferred stock. In addition, the convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and any preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets. As of March 31, 2019, our subsidiaries had approximately $26.3 billion principal amount of outstanding long-term debt (including securities due within one year).

Liquidation Preference	If we liquidate, dissolve or wind up, holders of shares of the convertible preferred stock will have the right to receive $1,000 per share of the convertible preferred stock, plus accumulated and unpaid dividends, if any (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the convertible preferred stock as to liquidation rights, but subject to the prior payment in full of all of our liabilities and the preferences of any senior stock.

Limited Voting Rights	Holders of shares of the convertible preferred stock will generally have no voting rights, except as otherwise required by Virginia law. However, if dividends on any shares of the convertible preferred stock have not been declared and paid in full for six or more dividend periods, whether or not consecutive, holders of the outstanding shares of the convertible preferred stock, together with holders of any other series of our preferred stock ranking equally with the convertible preferred stock as to payment of dividends and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to our board, subject to the terms and to the limited extent described under “Description of the Convertible Preferred Stock—Limited Voting Rights—Preferred Stock Directors.”

Redemption at Our Option	We do not have the right to redeem the convertible preferred stock prior to September 1, 2022. We may redeem for cash all or part of the convertible preferred stock, at our option, on or after September 1, 2022 at a redemption price equal to 100% of the liquidation preference of the shares of convertible preferred stock to be redeemed, plus any accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. No “sinking fund” is provided for the convertible preferred stock, which means that we are not required to redeem or retire the convertible preferred stock periodically.

We will give notice of any redemption not less than 25 scheduled trading days nor more than 90 calendar days before the redemption date by notice to each holder of convertible preferred stock. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date. See “Description of the Convertible Preferred Stock—Optional Redemption.”

Conversion Rights	Holders of Corporate Units do not have the right to convert their ownership interests in the convertible preferred stock that are a part of such Corporate Units. Only shares of convertible preferred stock that are not a part of Corporate Units may be converted. Holders of such separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares at their option prior to June 1, 2022 only upon the occurrence of a fundamental change. In order for a holder of Corporate Units to separate their convertible preferred stock from the purchase contracts to convert the convertible preferred stock following a fundamental change, the holder must either (1) create Treasury Units or (2) settle the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below. On and after June 1, 2022, holders of shares of convertible preferred stock may convert their shares at their option at any time and from time to time, all as described in this prospectus supplement. We will not make any payments in respect of, or adjust the conversion rate to account for, accumulated and unpaid dividends, if any, on the convertible preferred stock to the conversion date except as described in this prospectus supplement.

The conversion rate is initially 11.2750 shares of our common stock per share of convertible preferred stock, which is equivalent to an initial conversion price of approximately $88.69 per share of our common stock (subject to adjustment in certain events).

In connection with a successful remarketing of the convertible preferred stock, the conversion rate of the convertible preferred stock may be increased as described below under “—Increased Dividend Rate and Increased Conversion Rate.”

Upon surrender of convertible preferred stock for conversion, we will deliver shares of our common stock, cash or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation though the payment of solely cash or payment and delivery of a combination of cash and shares of our common stock, the amount of cash and number of shares of common stock, if any, due upon conversion will be calculated based on daily conversion values calculated over a 20 trading day observation period, as described under “Description of the Convertible Preferred Stock—Conversion Rights—Settlement Upon Conversion.”

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited situation where the “stock price” (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) for such fundamental change is less than $88.69 per share of our common stock (subject to adjustment in certain events), which initially equals the conversion price of the convertible preferred stock.

Remarketing the Convertible Preferred Stock	Unless (i) a termination event has occurred, (ii) there are any accumulated and unpaid dividends on the convertible preferred stock in respect of prior dividend periods or (iii) we have not declared a dividend payable on the March 1, 2022 dividend payment date, we may elect, at our option, to remarket the convertible preferred stock during a period (which we refer to as the “optional remarketing window”) beginning on and including February 25, 2022 and ending on and including May 13, 2022. Any remarketing in the optional remarketing window will occur during a fifteen-business day remarketing period (which we refer to as an “optional remarketing period”) consisting of fifteen sequential possible remarketing dates selected by us and will include the shares of convertible preferred stock underlying the Corporate Units and separate shares of convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give to the depositary at least 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date we price the convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain, and the optional remarketing will be considered successful if the remarketing agent is able to obtain, a price (i) for shares of convertible preferred stock that are components of Corporate Units equal to at least 100% of the aggregate Treasury portfolio purchase price (as defined in “Description of the Purchase Contracts—Optional Remarketing”) and (ii) for remarketed shares of convertible preferred stock that are not included in Corporate Units, equal to the separate convertible preferred stock purchase price (as defined in “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units”). To obtain that price, we may increase the dividend rate and/or the conversion rate on the convertible preferred stock, as described below. We will request that the depositary notify its participants holding Corporate Units, Treasury

Units, and separate shares of convertible preferred stock of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin such optional remarketing.

If the optional remarketing is successful:

•

the dividend rate and/or conversion rate on all outstanding shares of convertible preferred stock (whether or not the holder of such shares elected to participate in the remarketing) will be increased, if applicable, on the optional remarketing settlement date;

•

any terms of the remarketed convertible preferred stock modified by us in accordance with the amendment to our articles of incorporation creating the convertible preferred stock (the “preferred stock articles of amendment”) will become effective on the optional remarketing settlement date, if applicable;

•	dividends will continue to be payable on the convertible preferred stock quarterly, when, as and if declared by our board of directors;

•

the portion of the proceeds from the remarketing attributable to shares of convertible preferred stock that were components of Corporate Units that is equal to the “Treasury portfolio purchase price,” as defined in “Description of the Purchase Contracts— Optional Remarketing,” will automatically be applied to purchase the Treasury portfolio;

•

a portion of the proceeds from the remarketing equal to the separate convertible preferred stock purchase price multiplied by the number of separate shares of the convertible preferred stock whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the remarketing settlement date; and

•	any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose shares were remarketed.

The “Treasury portfolio” is a portfolio of U.S. Treasury securities consisting of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to $1,000 multiplied by the number of shares of the convertible preferred stock included in the Corporate Units on the optional remarketing date; and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the dividend payment that would have been due on such date (without giving effect to any increase of the dividend rate following a successful remarketing, and whether or not such dividend is authorized or declared) on the shares underlying the undivided beneficial ownership interests in the convertible preferred stock included in the Corporate Units on the optional remarketing date.

The Treasury portfolio will be substituted for the shares of convertible preferred stock that are components of the Corporate Units and, solely with respect to the Treasury securities described in the first bullet above in the description of the Treasury portfolio, such Treasury securities will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. When paid at maturity, an amount of the Treasury portfolio equal to $1,000 multiplied by the aggregate number of substituted shares of convertible preferred stock will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts on the purchase contract settlement date. See “Description of the Purchase Contracts—Remarketing” in this prospectus supplement.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the dividend rate and conversion rate on the convertible preferred stock will not be changed, no other modifications to the terms of the convertible preferred stock will take effect, the convertible preferred stock (other than separate shares of convertible preferred stock) will continue to be components of Corporate Units and the remarketing agent will use its reasonable best efforts to remarket the convertible preferred stock during the final remarketing period as described below.

If the convertible preferred stock has not been successfully remarketed in the optional remarketing window, a termination event has not previously occurred and you do not create a Cash Settled Unit or a Treasury Unit as described in this prospectus supplement, the convertible preferred stock that is part of your Corporate Units, together with any separate shares of convertible preferred stock that have been submitted for remarketing, will be remarketed during a five-business day remarketing period beginning on, and including, the seventh business day, and ending on, and including, the second business day, immediately preceding the purchase contract settlement date. We refer to this period as the “final remarketing period,” a remarketing that occurs during this period as a “final remarketing,” and the date we price the convertible preferred stock offered in a final remarketing as the “final remarketing date.”

The remarketing agent will remarket the convertible preferred stock underlying the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing, during each business day of the final remarketing period until the remarketing is successful.

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least $1,000 multiplied by the aggregate number of shares of the convertible preferred stock being remarketed. To obtain that price, we may increase the dividend rate and/or the conversion rate on the convertible preferred stock, as described below. We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the final remarketing as described in this prospectus supplement.

If the final remarketing is successful:

•

except in the case of a dividend deficiency event, we will pay all accumulated and unpaid dividends (including compounded dividends thereon), whether or not declared, on the purchase contract settlement date to the holders of the convertible preferred stock as of the close of business on the immediately preceding record date;

•

the dividend rate and/or conversion rate on all outstanding shares of convertible preferred stock (whether or not the holder of such shares elected to participate in the remarketing) will be increased, if applicable, effective on the purchase contract settlement date;

•

any terms of the remarketed convertible preferred stock modified by us in accordance with the preferred stock articles of amendment will become effective on the final remarketing settlement date, if applicable;

•	dividends will continue to be payable on the convertible preferred stock quarterly, when, as and if declared by our board of directors;

•

a portion of the proceeds from the remarketing equal to $1,000 multiplied by the aggregate number of shares of the convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date;

•

a portion of the proceeds from the remarketing equal to $1,000 multiplied by the aggregate number of any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date; and

•

any remaining proceeds will be promptly remitted after the purchase contract settlement date by the remarketing agent for the benefit of the holders whose shares of convertible preferred stock were remarketed.

If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, (i) the dividend rate and conversion rate on the convertible preferred stock will not be changed, (ii) other terms of the convertible preferred stock will not be modified and (iii) all shares of the convertible preferred stock held as part of Corporate Units will be automatically delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, as described under “—Automatic Settlement upon Failed Final Remarketing” below. Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated and unpaid dividends (including compounded dividends thereon) will be paid on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date, whether or not declared. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we shall have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date.

We refer to each optional remarketing and the final remarketing described above as a “remarketing.”

During the applicable blackout period relating to a remarketing, you may not settle a purchase contract early, you may not create Treasury Units and you may not recreate Corporate Units from Treasury Units.

Increased Dividend Rate and Increased Conversion Rate	In connection with a successful remarketing, the dividend rate on the convertible preferred stock may be increased and/or the conversion rate of the convertible preferred stock may be increased, in each case, effective on the settlement date of the remarketing, which will be, (i) in the case of an optional remarketing, the second business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and (ii) in the case of a final remarketing, the purchase contract settlement date. If the dividend rate is increased, the increased rate will be the dividend rate determined by one or more of our senior officers under authority granted by our board of directors, after consultation with the remarketing agent, as the rate the convertible preferred stock should bear in order for the net remarketing proceeds to equal (a) in the case of a final remarketing, at least $1,000 multiplied by the aggregate number of shares of the convertible preferred stock being remarketed and (b) in the case of an optional remarketing, at least the sum of (x) 100% of the purchase price of the Treasury portfolio and (y) the separate convertible preferred stock purchase price for shares of convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the dividend rate in connection with a successful remarketing.

In addition, if, on the date of any successful remarketing, the closing price of our common stock is less than the reference price,

the conversion rate for the convertible preferred stock will increase to an amount equal to $1,000, divided by 120% of the closing price of our common stock on such date (rounded to the nearest ten-thousandth share), as more fully described in “Description of the Convertible Preferred Stock—Increased Dividend Rate and Conversion Rate.” If, however, on the date of any successful remarketing, the closing price of our common stock on such date is greater than or equal to the reference price, we will not change the conversion rate for the convertible preferred stock. We will not decrease the conversion rate in connection with a successful remarketing.

Neither the dividend rate nor the conversion rate on the convertible preferred stock will be changed if there is not a successful remarketing.

Election Not to Participate in the Remarketing	You may elect not to participate in any remarketing and to retain the convertible preferred stock underlying your Corporate Units by:

•	creating Treasury Units or Cash Settled Units as described above; or

•	settling purchase contracts early as described above.

Whether or not you participate in the remarketing, upon a successful remarketing your shares of convertible preferred stock will become subject to the modified provisions described under “Description of the Purchase Contracts—Remarketing” and “Description of the Convertible Preferred Stock—Remarketing.”

Participation in a Remarketing by Holders of Separate Shares of Convertible Preferred Stock	Holders of shares of convertible preferred stock that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their shares remarketed by the remarketing agent along with the shares included in the Corporate Units. See “Description of the Convertible Preferred Stock— Remarketing of Shares That Are Not Included in Corporate Units.” Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time other than during a blackout period, as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock.” Whether or not you participate in the remarketing, upon a successful remarketing your shares of convertible preferred stock will become subject to the modified provisions described under “Description of the Purchase Contracts—Remarketing” and “Description of the Convertible Preferred Stock—Remarketing.”

Automatic Settlement upon Failed Final Remarketing

If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all shares of the convertible preferred stock held as part of Corporate

Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date unless the holder separately cash settles the purchase contracts as described below.

The ownership interest in the convertible preferred stock underlying a Corporate Unit will be automatically delivered to us, thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate such cash only in integral multiples of 10 Corporate Units.

Miscellaneous

Listing of the Units	We intend to apply for listing of the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “DCUE,” but there is no guarantee that such listing will be approved.

U.S. Federal Income Tax Considerations	For a summary of material United States federal income tax consequences relating to an investment in the Equity Units, see “Material U.S. Federal Income Tax Considerations.”

Form and Book-Entry System	The Corporate Units, Treasury Units and Cash Settled Units will be issued in certificated form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, and evidenced by one or more global securities held in certificated form. Except under limited circumstances, a beneficial owner will not be entitled to receive physical delivery of securities certificates.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying base prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-31 of this prospectus supplement before deciding whether to invest in the Equity Units.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes and to repay short-term debt, including commercial paper. We currently intend to use the net proceeds from the settlement of the purchase contracts as discussed under “Use of Proceeds” on page S-47.

Conflicts of Interest	As described in “Use of Proceeds” on page S-47, some of the net proceeds of this offering may be used for the repayment of short-term debt, including commercial paper. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of certain underwriters in this offering, this offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See “Underwriting—Conflicts of Interest” on page S-127.

THE OFFERING—EXPLANATORY DIAGRAMS

The following diagrams illustrate some of the key features of the Corporate Units and Treasury Units as well as the transformation of Corporate Units into Treasury Units and separate shares of convertible preferred stock.

The following diagrams assume that the convertible preferred stock is successfully remarketed during the final remarketing period.

Corporate Units

A Corporate Unit initially consists of two components as described below:

Purchase Contract	1/10 Ownership Interest in a Share of Convertible Preferred Stock(1)
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (June 1, 2022) + Contract Adjustment Payments 5.50% per annum paid quarterly(2)	(Owed to Holder) Dividends 1.75% per annum paid quarterly(3) (following a successful remarketing, dividends may be payable at an increased rate)
(Owed to Us) $100 at Purchase Contract Settlement Date (June 1, 2022)

(Owed to Holder)
No fixed redemption or maturity date(4)

$100 upon our optional redemption, or

upon earlier conversion, cash, shares of
our common stock, or a combination thereof, at the conversion rate

(1)

The holder of a Corporate Unit owns the 1/10 undivided beneficial ownership interest in the share of convertible preferred stock that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. If the Treasury portfolio has replaced the convertible preferred stock as a result of a successful optional remarketing prior to the final remarketing period, the applicable ownership interests in the Treasury portfolio will replace the interest in the convertible preferred stock as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.

(2)	Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof.
(3)

Dividends will only be paid when, as and if declared by our board of directors, are cumulative, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof. Except in the case of a dividend deficiency event, all accumulated and unpaid dividends (including compounded dividends thereon), whether or not declared, will be paid on the purchase contract settlement date, whether or not there is a successful remarketing, to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date.

(4)	The convertible preferred stock has no scheduled redemption date or maturity date, and will remain outstanding unless converted by holders or redeemed by us.

Treasury Units

A Treasury Unit consists of two components as described below(1):

Purchase Contract	1/10 Ownership Interest in Treasury Security(2)
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (June 1, 2022) + Contract Adjustment Payments 5.50% per annum paid quarterly(3)
(Owed to Us) $100 at Purchase Contract Settlement Date (June 1, 2022)	(Owed to Holder) $100 at Maturity (on or prior to June 1, 2022)

(1)

Treasury Units may only be created with integral multiples of 10 Corporate Units. As a result, the creation of 10 Treasury Units will result in the release of one share of convertible preferred stock held by the collateral agent. During a blackout period (as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock”), you may not create Treasury Units or recreate Corporate Units.

(2)

The holder of a Treasury Unit owns a 1/10 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

(3)	Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof.

Transforming Corporate Units into Treasury Units and Separate Shares of Convertible Preferred Stock

Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may only create Treasury Units in integral multiples of 10 Corporate Units.

•

To create 10 Treasury Units, a holder separates 10 Corporate Units into their two components – 10 purchase contracts and one share of convertible preferred stock – and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on or prior to June 1, 2022.

•	The share of convertible preferred stock, which is no longer a component of a Corporate Unit, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 10 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 10 purchase contracts constitutes 10 Treasury Units.

•

During a blackout period (as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock”), you may not create Treasury Units or recreate Corporate Units.

•

Unless a blackout period is occurring, the holder can also transform 10 Treasury Units and one share of convertible preferred stock into 10 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

The following illustration depicts the transformation of 10 Corporate Units into 10 Treasury Units and one separate share of convertible preferred stock.

10 Purchase Contracts		Ownership Interest in One Share of Convertible Preferred Stock(1)(2)		10 Purchase Contracts		Ownership Interest in Treasury Security		Ownership Interest in One Share of Convertible Preferred Stock(1)(2)
(Owed to Holder) Our Common Stock At Purchase Contract Settlement Date + Contract Adjustment Payments 5.50% per annum paid quarterly(3)	+	(Owed to Holder) Dividends 1.75% per annum paid quarterly(4) (following a successful remarketing, dividends may be payable at a reset rate)	g	(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date + Contract Adjustment Payments 5.50% per annum paid quarterly(3)	+		+	(Owed to Holder) Dividends 1.75% per annum paid quarterly(4) (following a successful remarketing, dividends may be payable at a reset rate)
(Owed to Us) $1,000 at Purchase Contract Settlement Date (June 1, 2022)

(Owed to Holder) No fixed redemption or maturity date

•  $1,000 upon our optional redemption, or

•  upon earlier conversion, cash, shares of our common stock, or a combination thereof, at the conversion rate per share of Convertible Preferred Stock

				(Owed to Us) $1,000 at Purchase Contract Settlement Date (June 1, 2022)		(Owed to Holder) $1,000 at Maturity (on or prior to June 1, 2022)(5)

(Owed to Holder) No fixed redemption or maturity date

•  $1,000 upon our optional redemption, or

•  upon earlier conversion, cash, shares of our common stock, or a combination thereof, at the conversion rate per share of Convertible Preferred Stock

10 Corporate Units				10 Treasury Units				Separate Share of Convertible Preferred Stock

(1)

Each holder of a Corporate Unit will own, and will be entitled to each dividend payment payable in respect of, a 1/10, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock.

(2)	Each share of convertible preferred stock will be issued with a liquidation preference of $1,000 per share.
(3)	Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof.
(4)	Dividends will only be paid when, as and if declared by our board of directors, are cumulative, and may be paid, at our election, in cash, shares of our common stock, or a combination thereof.
(5)	The holder of a Treasury Unit owns a 1/10 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit.

Illustrative Remarketing Timeline

Optional Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we assume that we have elected to remarket the aggregate number of shares of convertible preferred stock that are components of Corporate Units on the first day (which we refer to as “T” in the timeline) of a hypothetical fifteen-business day optional remarketing period beginning on, and including February 25, 2022 and ending on, and including, March 17, 2022. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement. This example assumes that the convertible preferred stock has not been previously successfully remarketed, that there are no accumulated and unpaid dividends in respect of prior dividend periods and that we have declared a dividend payable on March 1, 2022.

Date	Event
T-15 calendar days	We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of our election to conduct an optional remarketing. Such notice shall include the dates of and procedures to be followed in the optional remarketing.

T-2 business days (2 business days prior to the first day of the optional remarketing period)

•  Last day prior to the optional remarketing period to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful as of the last day of the optional remarketing period).

•  Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early (holders may once again be able to settle the related purchase contract early if the optional remarketing is not successful as of the last day of the optional remarketing period).

•  Last day for holders of separate shares of convertible preferred stock to give notice of their election to participate in the remarketing.

T-1 business day (1 business day prior to the first day of the optional remarketing period)	• Last day for holders of Corporate Units or Treasury Units who have elected to settle the related purchase contracts early to pay the purchase price.

February 25, 2022 (T)	First day of the optional remarketing period.

T to T+14 business days (15 business days beginning on, and including, the first day of the optional remarketing period)

Fifteen business-day optional remarketing period:

•  If no successful remarketing occurs as of the last day of the optional remarketing period, we will cause a notice of the unsuccessful remarketing attempt of convertible preferred stock to be published on the business day following the last of the fifteen business days comprising the optional remarketing period.

Date	Event

•  If a successful remarketing occurs, (i) the remarketing agent will purchase the Treasury portfolio and (ii) we will request the depositary to notify its participants holding separate shares of convertible preferred stock, if any, of the dividend rate and conversion rate established for the convertible preferred stock during the optional remarketing on the business day following the date on which the convertible preferred stock was successfully remarketed. The increased dividend rate and/or conversion rate will become effective on the settlement date of the remarketing, which will be the second business day following the date on which the convertible preferred stock was successfully remarketed.

T+15 (15 business days after the first day of the optional remarketing period)	First business day following a failed optional remarketing that we may give notice of another optional remarketing period.

Final Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we have assumed that there was no successful optional remarketing. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement. This example assumes that the convertible preferred stock has not been previously successfully remarketed.

Date	Event
May 5, 2022

•  We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the dates of the final remarketing period and of the procedures to be followed in the final remarketing.

•  First day of the period during which holders of Corporate Units may create Cash Settled Units.

May 19, 2022 (2 business days prior to the first day of the final remarketing period)

•  Last day to create Treasury Units from Corporate Units, create Cash Settled Units from Corporate Units and recreate Corporate Units from Treasury Units.

•  Last day for holders of separate shares of convertible preferred stock to give notice of their election to participate in the remarketing.

May 23, 2022 through May 27, 2022 (final remarketing period)	We will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than the last business day of the final remarketing period.

June 1, 2022	Purchase contract settlement date and settlement date for any successful final remarketing of the convertible preferred stock.

RISK FACTORS

In considering whether to purchase the Equity Units, you should carefully consider all of the information we have included or incorporated by reference in this prospectus supplement. In addition, because as a holder of Equity Units sold in the offering, you will own our convertible preferred stock and enter into purchase contracts with us to acquire our common stock, you are also making an investment decision with regard to the convertible preferred stock and our common stock. You should carefully review all the information in this prospectus supplement about all of these securities.

In particular, you should carefully consider the risk factors described below, the discussion of risks relating to our business under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and the factors listed in “Forward-Looking Information” in this prospectus supplement before deciding whether an investment in the Equity Units is suitable for you. The Equity Units are not an appropriate investment for you if you are unsophisticated with respect to the complex terms of the Equity Units or financial matters.

Risk Factors Relating to the Equity Units

The purchase contract gives you the entire risk of a decline in the price of our common stock without any participation in an increase in the price of our common stock.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the daily VWAPs of our common stock during a 20 consecutive trading day market value averaging period, which we refer to as the applicable market value. The market value of common stock you receive on the purchase contract settlement date will be no greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the reference price of $73.91 (which is the closing price of our common stock on the New York Stock Exchange on the pricing date for this offering), you will receive a number of shares of our common stock with a value (based on the applicable market value) of less than $100. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial. If the applicable market value of the common stock is greater than the reference price, you will receive a number of shares of our common stock with a value equal to only $100 (based on the applicable market value). As a result, under the purchase contract, you will never receive shares with a value (based on the applicable market value) in excess of $100, which means you will never participate in any appreciation of our stock price above the reference price.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the daily VWAPs per share of our common stock during the market value averaging period, the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the daily VWAP per share of our common stock on the purchase contract settlement date or the average daily VWAP of our common stock over a different period of days.

If you elect to settle your purchase contracts early (other than in connection with a fundamental change), you will receive a number of shares of common stock per purchase contract equal to 85% of the settlement rate calculated as described above but based on the applicable market value of our common stock for a 20 consecutive trading day averaging period following your election to early settle. In this case, even if the applicable market value of the common stock is greater than the reference price, you will receive a number of shares of our common stock with a value equal to only $85 (based on the applicable market value).

Holders of convertible preferred stock that are not a part of Corporate Units may participate in any appreciation of our stock price above the conversion price of $88.69 if they convert their convertible preferred stock. This means that you must separate the shares of convertible preferred stock from the purchase contacts, which will cost you money and is subject to limitations, as described in the risk factor below. In addition, even if the convertible preferred stock has been separated from the related purchase contract, the ability to convert is limited only to conversions (i) in connection with a fundamental change and (ii) on or after June 1, 2022. Holders do not have the right to convert the convertible preferred stock outside these circumstances, which will limit the ability to participate in any appreciation of our common stock that could be captured through a conversion.

Holders of Corporate Units must first separate their shares of convertible preferred stock from the related purchase contracts to convert their shares, which will cost money and is subject to certain limitations.

Upon the occurrence of a fundamental change (and only upon the occurrence of a fundamental change), the convertible preferred stock will become convertible before the purchase contract settlement date. If a holder of a Corporate Unit desires to convert the convertible preferred stock that is a part of a Corporate Unit, the holder must first separate the convertible preferred stock from the related purchase contract by (1) creating Treasury Units or (2) settling the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” We will not compensate you for the cost of the Treasury security to create a Treasury Unit or any financing cost you may bear in making the required cash payment upon an early settlement upon a fundamental change of the purchase contracts. In addition, we cannot guarantee that you will be able to purchase the specified Treasury security necessary to create the Treasury Unit or obtain the necessary financing to create a Treasury Unit or early settle the related purchase contract upon a fundamental change. If you cannot obtain that financing, you will not be able to separate the convertible preferred stock from the purchase contracts and, accordingly, you will not be able to convert the convertible preferred stock. There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited situation where the “stock price” (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) for such fundamental change is less than $88.69 per share of our common stock (subject to adjustment in certain events), which initially equals the conversion price of the convertible preferred stock (the “conversion price”).

Further, the ability to separate the convertible preferred stock from the purchase contract by creating Treasury Units or settling early is subject to limitations. Holders of Corporate Units may create Treasury Units only in integral multiples of 10 Corporate Units. After a successful remarketing, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units. The ability to create Treasury Units is also subject to certain exceptions and additional blackout periods described in this prospectus supplement. Also, the ability to exercise a fundamental change early settlement right with respect to a holder’s purchase contracts will not be available if a registration statement is required to be effective in connection with the exercise of such right but it is not then effective or a blackout period is continuing, all as described more fully under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” See also “The delivery of make-whole shares upon a fundamental change early settlement of the purchase contracts may not adequately compensate you” and “You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is in effect and a prospectus is available covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract” for further restrictions on your ability to exercise a fundamental change early settlement of purchase contracts. Any of the foregoing limitations could prohibit you from separating the convertible preferred stock from the purchase contracts, which would prevent you from being able to convert the convertible preferred stock.

If you do not settle your related purchase contracts with separate cash following a failed final remarketing, you may lose any conversion value of the convertible preferred stock in excess of its liquidation preference and the ability to continue to hold your convertible preferred stock.

If a final remarketing fails for any reason, all ownership interests in the convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date. The ownership interest in convertible preferred stock underlying a Corporate Unit will be automatically delivered to us, thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate cash only in integral multiples of 10 Corporate Units. A holder of Corporate Units that has not so elected to settle with separate cash will lose any value of the convertible preferred stock in excess of the liquidation preference thereof, and will not be able to continue to hold the convertible preferred stock and receive dividends, if any, or convert the convertible preferred stock at a future date.

If you participate in a remarketing that is ultimately successful, you will no longer hold the remarketed convertible preferred stock and the proceeds from the remarketing may not adequately compensate you.

We will remarket the convertible preferred stock as described under “Description of the Purchase Contracts—Remarketing,” “— Optional Remarketing” and “— Final Remarketing.” If a remarketing is successful, a portion of the proceeds from the remarketing will be applied, in the case of the Corporate Units, to purchase the Treasury portfolio (in the case of an optional remarketing) or against a holder’s obligation to pay the purchase price upon settlement of the related purchase contracts (in the case of a final remarketing). Any remaining proceeds from the remarketing will be remitted to the benefit of the relevant holders. In order to elect not to participate in any remarketing and retain the undivided beneficial ownership interests in shares of convertible preferred stock underlying the convertible preferred stock comprising part of your Corporate Units, you must (1) create Treasury Units (at any time other than during a blackout period), (2) settle the related purchase contracts early (at any time other than during a blackout period) or (3) in the case of a final remarketing, create Cash Settled Units on or prior to the second business day immediately prior to the first day of the final remarketing period. If you do not do one of the foregoing, the shares of convertible preferred stock underlying the undivided beneficial ownership interests in convertible preferred stock comprising part of your Corporate Units will be remarketed and, if successful, you will no longer have any rights with respect to such convertible preferred stock other than to receive the proceeds of such remarketing in excess of the Treasury portfolio purchase price (in the case of an optional remarketing) or $100 (in the case of a final remarketing), in each case, per Corporate Unit, as described herein. As a result, you will only receive the proceeds obtained in such remarketing (or, in the case where your convertible preferred stock was held as a part of Corporate Units, the excess thereof over the Treasury portfolio purchase price (in the case of an optional remarketing) or $100 (in the case of a final remarketing), in each case, per Corporate Unit), which may not adequately compensate you for the conversion value of the convertible preferred stock or the lost option time value of your convertible preferred stock or the loss of future dividends, and you will not be able to continue to hold the convertible preferred stock, or sell or convert the convertible preferred stock at a future date.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we intend to apply to list on the New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our annual report on Form 10-K for the fiscal year ended December 31, 2018, as may be supplemented by subsequently filed quarterly reports on Form 10-Q, and the factors listed in “Forward-Looking Information” in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, convertible preferred stock and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to any changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to any changes affecting our common stock. With respect to the purchase contracts that form a part of the Equity Units, you will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock pursuant to the purchase contracts on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and you will only be deemed a holder of such common stock on the applicable record date, if any, for the exercise of those rights or the receipt of dividends or distributions in respect of such common stock occurring after that date.

With respect to any shares of convertible preferred stock (whether a part of Corporate Units or held separately), you will not be entitled to any rights with respect to our common stock prior to the conversion date (if we have elected to settle the conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the conversion). For example, if an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The delivery of make-whole shares upon a fundamental change early settlement of the purchase contracts may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the purchase contract settlement date and you exercise your fundamental change early settlement right with respect to your purchase contracts, you will be entitled to receive additional value in respect of make-whole shares for such purchase contracts unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”), is in excess of $88.69 per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” There is no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited situation where the stock price for such fundamental change is less than the conversion price, all as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” Moreover, in no event will the conversion rate per share of convertible preferred stock as a result of this adjustment exceed 27.0599 shares of common stock, subject to adjustment in the same manner as the conversion rate for the convertible preferred stock as set forth under “Description of the Convertible Preferred

Stock—Conversion Rate Adjustments.” The make-whole shares in respect of the purchase contracts may not adequately compensate you for any lost value of your Equity Units and/or convertible preferred stock as a result of such transaction.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right in respect of its purchase contracts and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

Our obligation to pay or deliver the make-whole shares upon exercise of your fundamental change early settlement right with respect to your purchase contracts could be considered a penalty, in which case the enforceability thereof would be subject to general principles of equity.

The Equity Units and convertible preferred stock provide limited anti-dilution adjustments, and an event could occur that adversely affects the value of the Equity Units, the convertible preferred stock or our common stock but that does not result in an anti-dilution adjustment.

The maximum settlement rate of the purchase contracts and the conversion rate of the convertible preferred stock are subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the maximum settlement rate or the conversion rate for other events, including without limitation third party tender or exchange offers for our common stock, issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends below a specified threshold, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Convertible Preferred Stock—Conversion Rate Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units, the convertible preferred stock or our common stock, but does not result in an adjustment to the maximum settlement rate or the conversion rate, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock, the convertible preferred stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

Some significant restructuring transactions may not constitute a fundamental change, in which case you would not have the right to any make-whole shares upon an early settlement of the purchase contracts or to convert your convertible preferred stock.

Upon the occurrence of a fundamental change, you have the right to (i) exercise your fundamental change early settlement right with respect to your purchase contracts, entitling you to receive additional value in respect of make-whole shares for such purchase contracts in certain circumstances and (ii) convert your separate shares of convertible preferred stock (although there will be no make-whole amount of shares or increase to the conversion rate for any such conversions except for the limited situation where the stock price for such fundamental change is less than the conversion price). However, the fundamental change provisions will not compensate holders of Equity Units (or allow for conversions of shares of convertible preferred stock) in the event of other transactions that could result in lost option time value. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change. In the event of any such transaction, holders of Equity Units do not have a fundamental change early settlement right with respect to their purchase contracts and holders of convertible preferred stock do not have a right to convert such shares, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Equity Units and convertible preferred stock.

The fundamental change early settlement right triggered under certain circumstances by a fundamental change could discourage a potential acquiror.

The fundamental change early settlement right with respect to the purchase contracts triggered under certain circumstances by a fundamental change could discourage a potential acquiror, including potential acquirors that otherwise seek a transaction with us that would be attractive to you.

Your rights to the pledged securities underlying the Equity Units will be subject to our security interest and may be affected by a bankruptcy proceeding.

As a holder of Equity Units, you will own the interests in the convertible preferred stock, Treasury portfolio, Treasury securities or cash, as applicable, that are a component of the Equity Units. However, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. As a result, your rights to the pledged securities will be subject to our security interest. In addition, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code, or other relief sought by the collateral agent, the purchase contract agent or another party asserting an interest in the pledged securities or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party. Moreover, claims arising out of the convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The secondary market for the Equity Units and the convertible preferred stock may be illiquid.

We are unable to predict how the Equity Units or the convertible preferred stock will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Equity Units or the convertible preferred stock. We intend to apply for listing of the Corporate Units on the New York

Stock Exchange, although there is no guarantee that the Corporate Units will be approved for listing. We have no obligation or current intention to apply for any separate listing of the Treasury Units, the Cash Settled Units or the convertible preferred stock on any stock exchange. We have been advised by the representative that the underwriters presently intend to make a market for the Equity Units and the convertible preferred stock; however, they are not obligated to do so and any market making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, Treasury Units, Cash Settled Units or convertible preferred stock, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of Corporate Units are converted to Treasury Units or Cash Settled Units, the liquidity of Corporate Units could be adversely affected. We cannot provide assurance that the Corporate Units will be accepted by the New York Stock Exchange for listing, that the Corporate Units will not be delisted from the New York Stock Exchange if listed, or that trading in the Corporate Units will not be suspended as a result of elections to create Treasury Units or Cash Settled Units, or recreate Corporate Units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

We may defer contract adjustment payments under the purchase contracts that are a part of the Equity Units, and this may have an adverse effect on the trading prices of the Equity Units.

We may, at our option, defer the payment of all or part of the contract adjustment payments under the purchase contracts through the purchase contract settlement date, as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than the market prices of other securities that are not subject to these optional deferrals. Although we do have the ability to elect to pay all or part of contract adjustment payments in shares of our common stock, you will be subject to the risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. You will have no claim to any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) in the event of our bankruptcy or insolvency. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.

The trading price of the Corporate Units or any separate shares of convertible preferred stock may not fully reflect the value of their accumulated and unpaid dividends.

The Corporate Units and any separate shares of convertible preferred stock may trade at a price that does not fully reflect the value of accumulated and unpaid dividends on the convertible preferred stock.

We are a holding company and will require cash from our subsidiaries to make current payments on the Equity Units.

If you own Equity Units in the form of Corporate Units, you are entitled to receive periodic payments representing dividends on the convertible preferred stock (to the extent declared by our board of directors) and contract adjustment payments on the purchase contracts, subject to our right to defer contract adjustment payments. The convertible preferred stock and the contract adjustment payments are solely the obligations of the Company, and no other entity, including our subsidiaries, will have any obligation, contingent or otherwise, to make payments in respect of the purchase contracts or the convertible preferred stock. Because we are a holding company and conduct all of our operations through our subsidiaries, which include Virginia Power, Dominion Energy Gas, Dominion Energy Questar, SCANA and other subsidiaries, our ability to meet our obligations as described above is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The ability of our subsidiaries to pay dividends or to advance or repay funds to us may be subject to certain contractual restrictions. In addition, our regulated subsidiaries may, from time to time, be subject to certain restrictions imposed by regulators on their ability to pay dividends or to advance or repay funds to us. For a discussion of any current or potential restrictions, please refer to the quarterly and annual reports that we file with the SEC. If we are unable to obtain cash from our subsidiaries, we may be unable to fund in cash required contract adjustment payments and payments in respect of the convertible preferred stock.

In addition, our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the purchase contracts or convertible preferred stock to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. As of March 31, 2019, our subsidiaries had approximately $26.3 billion principal amount of outstanding long-term debt (including securities due within one year).

You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement right and the fundamental change early settlement right under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of our common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units and the convertible preferred stock.

We expect that many investors in, and potential purchasers of, the Equity Units and shares of convertible preferred stock will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units and/or the convertible preferred stock. Investors that employ an arbitrage strategy with respect to equity-linked instruments typically implement that strategy by selling short the common stock underlying the equity-linked instrument and dynamically adjusting their short position while they hold such equity-linked instrument. Investors may also implement this hedging strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may adopt additional rules in the future and take other actions, that may affect those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breaker systems that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant effect on the trading prices and liquidity of equity-linked instruments. Any governmental or regulatory action that similarly restricts the ability of investors in, or potential purchasers of, the Equity Units or convertible preferred stock to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could similarly adversely affect the trading price and the liquidity of the Equity Units and the convertible preferred stock.

Volatility in the market price and trading volume of our common stock could adversely affect the trading price of the Equity Units and the convertible preferred stock.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or counterparties regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely affect the trading price of the Equity Units and the convertible preferred stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Equity Units or convertible preferred stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the Equity Units and the convertible preferred stock.

Our Equity Units and convertible preferred stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by our Equity Units and our convertible preferred stock. For example, the market price of our common stock could become more volatile and could be depressed by:

•

investors’ anticipation of the sale into the market of a substantial number of additional shares of common stock issued upon settlement of the purchase contracts or conversion of our convertible preferred stock, if we elect to satisfy our conversion obligation in whole or in part through the delivery of shares of our common stock;

•

possible sales of our common stock by investors who view our Equity Units or convertible preferred stock as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that may develop involving our Equity Units or convertible preferred stock and our common stock.

Upon early settlement of the purchase contracts or conversion of the convertible preferred stock, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your early settlement right or conversion right but before we settle our related obligation.

A holder of Equity Units that elects to settle its purchase contract early and a holder of separate shares of convertible preferred stock that elects to convert such shares, in each case, will be exposed to fluctuations in the value of our common stock during the period from the date such holder exercises such right until the date we settle our related obligation.

Upon exercise of an early settlement right with respect to any purchase contracts, the amount of consideration you receive upon such settlement will be determined (other than upon the occurrence of certain fundamental changes as described herein) by reference to the volume-weighted average price of our common stock for each trading day in a 20 trading day averaging period. Similarly, upon conversion of the convertible preferred stock, if we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your convertible preferred stock will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 20 trading day observation period. If the price of our common stock decreases during any such period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our obligation in respect of your purchase contracts or convertible preferred stock, as the case may be, will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our obligation in respect of a conversion of convertible preferred stock solely in shares of our common stock, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the convertible preferred stock on the conversion date.

Risk Factors Relating to the Convertible Preferred Stock

The convertible preferred stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the convertible preferred stock only after all of our indebtedness and other liabilities have been paid. In addition, we are a holding company for several direct and indirect subsidiaries and the convertible preferred stock will be structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us. The holders of the convertible preferred stock have no right to participate in the distribution of assets of our subsidiaries (except to the extent that the Company has satisfied all of its liabilities and has recognized claims or interests in the assets of such subsidiaries). Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay the liquidation preference of any or all of the convertible preferred stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations.

We currently have no capital stock outstanding that is senior to or on parity with the convertible preferred stock, and we own all of the equity interest of our subsidiaries. As of March 31, 2019, we had approximately $13.9 billion principal amount of outstanding long-term indebtedness on an unconsolidated basis (including securities due within one year), all of which is senior in right of payment to the convertible preferred stock. In addition, the convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and any preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets. As of March 31, 2019, our subsidiaries had approximately $26.3 billion principal amount of outstanding long-term debt (including securities due within one year).

Dividends on the convertible preferred stock are only payable if declared by our board of directors and permitted by Virginia law and such dividends may by restricted by the terms of agreements governing future indebtedness.

Quarterly dividends on the convertible preferred stock will be paid only if declared by our board of directors or an authorized committee of our board of directors. The board of directors or an authorized committee of the board of directors is not legally obligated or required to declare quarterly dividends on the convertible preferred stock even if we have funds available for such purposes. In addition, even if our board of directors declares a dividend, we cannot make payments of cash in respect of dividends to the extent such payments are not permitted under Virginia law. If we do not declare and pay dividends on the convertible preferred stock, the market price of the convertible preferred stock, and the Corporate Units if the convertible preferred stock is then a component of Corporate Units, is likely to be adversely affected. As a result of our ability to not pay dividends on the convertible preferred stock, the market price of the convertible preferred stock may be more volatile than the market prices of other securities that are not subject to such a feature.

In addition, the agreements governing any future indebtedness of ours may further limit our ability to pay cash dividends on our capital stock, including the convertible preferred stock. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on the convertible preferred stock, we may be unable to pay dividends in cash on the convertible preferred stock unless we can refinance the amounts outstanding under such agreements or obtain a consent or amendment under such agreements.

If there are accumulated and unpaid dividends on the convertible preferred stock on the purchase contract settlement date, and a dividend deficiency event occurs, we will have no obligation to pay such accumulated and unpaid dividends on the purchase contract settlement date.

As described above, dividends on the convertible preferred stock will be paid only if declared by our board of directors or an authorized committee thereof. Notwithstanding the foregoing, we will pay all accumulated and unpaid dividends on the convertible preferred stock (whether or not declared) on the June 1, 2022 dividend payment date, except in the case of a dividend deficiency event, whether or not there is a successful remarketing to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date.

As a result, if you participate in a final remarketing that is successful, and a dividend deficiency event occurs, you will not receive any of the accumulated but unpaid dividends on the convertible preferred stock, and will no longer hold the convertible preferred stock or have any right to receive any such dividends. If there is a failed final remarketing, all ownership interests in shares of convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date (other than any shares for which the holder thereof has made a timely election to not have such shares so delivered, as described in “Description of the Convertible Preferred Stock—Automatic Settlement Upon Failed Final Remarketing”); if a dividend deficiency event occurs in this case, we will have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date. You therefore risk losing any accumulated but unpaid dividends (which may be substantial) in connection with any final remarketing where a dividend deficiency event occurs.

For the avoidance of doubt, if, on the purchase contract settlement date, because of the occurrence of a dividend deficiency event, there are accumulated but unpaid dividends (including compounded dividends thereon) on the convertible preferred stock, following the final remarketing (whether failed or successful), such accumulated but unpaid dividends (including compounded dividends thereon) will continue to exist with respect to such convertible preferred stock (and will continue to compound) notwithstanding such remarketing.

We may issue additional series of preferred stock that rank equally to the convertible preferred stock as to liquidation preference.

Neither our articles of incorporation nor the preferred stock articles of amendment creating the convertible preferred stock prohibits us from issuing additional series of preferred stock that would rank on parity with the convertible preferred stock as to liquidation preference. Our articles of incorporation provide that we have the authority to issue 20,000,000 shares of preferred stock, including the 1,400,000 shares (or 1,610,000 shares if the underwriters’ over-allotment option is exercised in full) of convertible preferred stock that are a part of the Corporate Units being offered for sale pursuant to this prospectus supplement. The issuances of other series of preferred stock could have the effect of reducing the amounts available to the holders of the convertible preferred stock in the event of our liquidation, dissolution or winding-up.

Upon a successful remarketing of the convertible preferred stock, the terms of your shares of convertible preferred stock may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the convertible preferred stock, the remarketing agent will agree to use its reasonable best efforts to sell the convertible preferred stock included in the remarketing. In connection with the remarketing, we and the remarketing agent may remarket the convertible preferred stock with different terms prior to the remarketing, including a different dividend rate and a different conversion rate. If the remarketing is successful, the modified terms will apply to all the shares of convertible preferred stock, including those shares that were not included in the remarketing. However, holders of shares of convertible preferred stock must elect to participate in the remarketing before knowing what the modified terms of the shares will be. Whenever we remarket the convertible preferred stock, we will notify holders of Corporate Units and separate shares of convertible preferred stock of such remarketing. You may determine that the revised terms are not as favorable to you as you would deem appropriate. However, we will not decrease the dividend rate or the conversion rate in connection with a successful remarketing.

The convertible preferred stock has no maturity or mandatory redemption date.

The convertible preferred stock is a perpetual equity security. The convertible preferred stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of the convertible preferred stock decides to convert it or, subject to the conditions described herein, we elect to redeem it.

The convertible preferred stock can only be converted in limited situations.

Prior to the purchase contract settlement date, which is June 1, 2022, the convertible preferred stock can only be converted if the shares of convertible preferred stock have been separated from the related purchase contract, as described herein, and only upon the occurrence of a fundamental change. On and after June 1, 2022, holders of shares of the convertible preferred stock that are not a part of Corporate Units, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the convertible preferred stock. If the specific conditions for conversion are not met, you will not be able to convert your convertible preferred stock, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the convertible preferred stock would otherwise be convertible.

On or after September 1, 2022, we may redeem any or all of the convertible preferred stock, and upon any redemption of your convertible preferred stock or any conversion of your convertible preferred stock in connection with a redemption, you will not receive any “make whole” cash or shares or other compensation for future dividends or lost time value of your convertible preferred stock.

On or after September 1, 2022 (or such later date as is determined in connection with a successful remarketing), we may redeem any or all of the shares of convertible preferred stock. The redemption price will equal 100% of the liquidation preference of the shares of convertible preferred stock to be redeemed, plus any accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. If we call any convertible preferred stock for redemption, you may convert your shares of convertible preferred stock at any time until the close of business on the second business day preceding the redemption date. Upon any such conversion or redemption, we will not be required to pay any “make whole” cash or shares or otherwise compensate you in any way for any future dividend payments, if any, that you would have otherwise received or any other lost time value of your convertible preferred stock. In addition, the convertible preferred stock that is purchased in a remarketing could be redeemed by us as soon as three months after such purchase, meaning purchasers in a remarketing may not have any assurance that the call option embedded in the convertible preferred stock has any meaningful time value, or mechanism for compensation for the loss thereof, or rights to future dividends. Because of these features, it is possible that the remarketing price for the convertible preferred stock in any successful remarketing is less than that which could be obtained for a convertible security without these features, or that there may not be a successful remarketing of the convertible preferred stock at all.

You will have no right to vote for directors until and unless dividends on any shares of the convertible preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods.

Until and unless dividends on any shares of the convertible preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, you will have no voting rights with respect to the election of directors. If dividends on any shares of the convertible preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, the holders of our convertible preferred stock, voting as a single class with all of our other classes or series of preferred stock upon which equivalent voting have been conferred and are exercisable, will have the right to elect two additional directors to our board of directors, as described under “Description of the Convertible Preferred Stock—Limited Voting Rights.” These voting rights and the terms of the directors so elected will only continue until all dividends on the convertible preferred stock shall have been paid in full, or declared and a sum or number of shares of common stock sufficient for such payment is set aside for payment.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited situation where the stock price for such fundamental change is less than the conversion price. Upon any such conversion, we will pay or deliver, as the case may be, cash, shares of our common stock, or a combination thereof, based solely on the then-current conversion rate, subject to the foregoing.

Upon a conversion in connection with a fundamental change, you may receive consideration worth less than the $1,000 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends, if any, thereon.

Upon the occurrence of a “fundamental change” for which the stock price is less than the conversion price, holders of convertible preferred stock will have the right to convert their shares at an adjusted conversion rate, which depends on the stock price prior to the effective date of such fundamental change. If the stock price is less than $36.96 (50% of the closing price of our common stock on the pricing date of this offering) per share (subject to adjustment), you will receive a number of shares of common stock (or a combination of cash and/or shares of our common stock, at our election) worth less than the $1,000 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends, if any, thereon. You will have no claim against us for the difference between such value and the $1,000 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends, if any, thereon.

The accounting method for convertible securities that may be settled in cash could have a material effect on our reported financial results.

Convertible securities traditionally factor into the earnings per share calculation using the “if-converted method,” under which securities are assumed to be converted at the beginning of the period, with the resulting shares of common stock included in the denominator of the diluted earnings per share calculation for the entire period being presented. Diluted earnings per share also includes certain shares that are contingently issuable. Contingent shares are included if such shares would be issuable upon the satisfaction of certain conditions.

Under certain circumstances, when convertible securities (such as the convertible preferred stock) can be settled in common stock or cash at the election of the issuer, the shares of common stock can be excluded from the denominator of the diluted earnings per share calculation on the basis that the convertible preferred stock will be settled in cash except to the extent that the conversion value of the convertible preferred stock exceeds its liquidation preference. The contingent shares issuable for the excess, if elected to settle such excess in common stock, would be included in the denominator of diluted earnings per share during such times.

If our ability to settle in common stock or cash, at our election, should become restricted, such that we can only settle the convertible preferred stock with common stock, or if changes in the accounting standards do not permit the accounting treatment outlined above, our diluted earnings per share would be adversely affected.

We may not have the ability to raise the funds necessary to settle conversions of the convertible preferred stock, and our future debt may contain limitations on our ability to pay cash upon conversion of the convertible preferred stock.

Upon conversion of the convertible preferred stock, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the shares of convertible preferred stock being converted as described under “Description of the Convertible Preferred Stock—Conversion Rights—Settlement Upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make payments in respect of shares of convertible preferred stock being converted. In addition, our ability to pay cash upon conversions of the convertible preferred stock may be limited by law, by regulatory authority or by agreements governing our future indebtedness.

Our credit facilities and certain other agreements may limit our ability to pay any cash amount upon the conversion of the convertible preferred stock.

Our existing credit facilities and certain other agreements may prohibit or otherwise limit us from making any cash payments on the conversion of any shares of convertible preferred stock, including if there is a default under any such facility or agreement or, if after giving effect to such conversion (and any additional indebtedness incurred in connection with such conversion), we would not be in pro forma compliance with our financial covenants under that facility or agreement. Any new credit facility and other agreements that we may enter into may have similar restrictions.

The conditional conversion feature of the convertible preferred stock, if triggered, may adversely affect our financial condition and operating results.

The convertible preferred stock is only convertible prior to the purchase contract settlement date if a fundamental change occurs. Upon surrender of convertible preferred stock for conversion, we will deliver shares of our common stock, cash or a combination of cash and shares of our common stock, at our election. Under certain circumstances, when convertible securities (such as the convertible preferred stock) can be settled in common stock or cash at the election of the issuer, the shares of common stock can be excluded from the denominator of the diluted earnings per share calculation on the basis that the convertible preferred stock will be settled in cash except to the extent that the conversion value of the convertible preferred stock exceeds its liquidation preference. The contingent shares issuable for the excess, if elected to settle such excess in common stock, would be included in the denominator of diluted earnings per share during such times.

If our ability to settle in common stock or cash, at our election, should become restricted, such that we can only settle the convertible preferred stock with common stock, or if changes in the accounting standards do not permit the accounting treatment outlined above, our diluted earnings per share would be adversely affected. If one or more holders elect to convert their separate shares of convertible preferred stock, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity.

Under certain circumstances, you may be treated as receiving a taxable distribution on the convertible preferred stock even though you do not receive any cash actual distribution.

We may, at our option, pay dividends on the convertible preferred stock wholly or partly in our common stock, as described under “Description of the Convertible Preferred Stock—Dividends.” Any such dividends will still be treated as distributions taxable in the same manner as cash distributions. In addition, for United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the convertible preferred stock if (1) the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the conversion rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the conversion rate might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a Non-U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”), such constructive dividend may be subject to United States federal withholding tax at a 30% rate unless certain conditions are satisfied and subject to an applicable tax treaty. If we pay withholding taxes on your behalf as a result of an adjustment to the settlement rate, we may, at our option, set off such payments against other amounts such as cash or common stock otherwise due to you. For further details, see “Material U.S. Federal Income Tax Considerations.”

Risk Factors Relating to the Purchase Contracts

You may be required to recognize income without a corresponding receipt of cash to the extent we elect to pay contract adjustment payments in stock or we elect to defer contract adjustment payments.

We may, at our option, pay contract adjustment payments under the purchase contracts wholly or partly in our common stock or defer the payment of all or part of the contract adjustment payments, as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” For U.S. federal income tax purposes, you may be required to recognize ordinary income with respect to the contract adjustment payments even if we pay them partly or wholly in common stock. We intend to report the contract adjustment payments in a manner consistent with this treatment. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes, you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments. You are urged to consult your tax advisors concerning the possible alternative characterization and tax treatment of the contract adjustment payments. For further details, see “Material U.S. Federal Income Tax Considerations.”

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

For United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the purchase contract settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you may be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a Non-U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”), such constructive dividend may be subject to United States federal withholding tax at a 30% rate unless certain conditions are satisfied and subject to an applicable tax treaty. If we pay withholding taxes on your behalf as a result of an adjustment to the settlement rate, we may, at our option, withhold such payments from other amounts such as cash or common stock otherwise due to you. For further details, see “Material U.S. Federal Income Tax Considerations.”

We intend to report contract adjustment payments as ordinary income for U.S. federal income tax purposes subject to withholding to the extent made to Non-U.S. Holders.

We intend to treat any contract adjustment payments paid to a Non-U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”) as ordinary income generally subject to withholding tax at a 30% rate unless certain conditions are satisfied and subject to an applicable tax treaty. If we pay withholding taxes on your behalf in respect of a contract adjustment payment paid in stock, we may, at our option, withhold such payments from payments of cash and/or from common stock delivered under the purchase contract. You are urged to consult your tax advisors concerning the possible alternative characterization and tax treatment of the contract adjustment payments. For further details, see “Material U.S. Federal Income Tax Considerations.”

Risk Factors Relating to our Common Stock

The price of our common stock may be adversely affected by the issuance and sale of our common stock, including upon the settlement of the purchase contracts or conversion of the convertible preferred stock.

We cannot predict the effect that future issuances or sales of our common stock, if any, including those made upon the settlement of the purchase contracts or conversion of the convertible preferred stock, may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, including issuances and sales upon the settlement of the purchase contracts or conversion of the convertible preferred stock, could adversely affect the market price of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes and to repay short-term debt, which as of May 31, 2019 included $1.4 billion in outstanding commercial paper with a weighted average yield of 2.81% per year and a weighted average day to maturity of approximately 20 days.

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt issued, or displace debt that may otherwise have been issued, in part to fund capital expenditures or for other corporate purposes as soon as practicable following such settlement. We do not intend to use such proceeds to repurchase shares of our common stock.

CAPITALIZATION

The table below shows our unaudited capitalization on a consolidated basis as of March 31, 2019. The “As Adjusted” column reflects our capitalization after giving effect to this offering of Equity Units and the intended use of net proceeds from this offering. The table below assumes that the over-allotment option is not exercised in this offering.

You should read this table along with our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as the unaudited information presented in our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. See “Where You Can Find More Information on page S-4 and “Use of Proceeds” on page S-47.

	(unaudited) March 31, 2019
	(in millions)
	Actual	As Adjusted
Cash and cash equivalents	$422	$422

Short-term debt(1)	$5,492	$4,117
Long-term debt:
Senior Notes and other long-term debt	32,043	32,043
Junior Subordinated Notes	3,431	3,431
Remarketable Subordinated Notes	1,387	1,387

Total long-term debt(2)(3)	36,861	36,381
Total equity	27,599	28,757	(4)

Total capitalization	$69,952	$69,735

(1)	Includes securities due within one year, which includes the effect of unamortized debt issuance costs ($(2.3) million) and unamortized discount ($(0.1) million).
(2)	Includes a $(11.2) million loss on fair value hedges.
(3)

Includes the effect of unamortized debt issuance costs ($(237.1) million), unamortized discount ($(70.8) million) net of unamortized premium ($47.5 million) and foreign currency reimbursement adjustments $(0.9) million.

(4)	Includes the effect of preferred stock issuance of $1.4 billion net of issuance costs of ($(25.2) million), and common stock purchase contract ($(217) million).

ACCOUNTING TREATMENT

The proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the convertible preferred stock based on the fair value of each at the date of the offering. It is expected that the aggregate liquidation preference of the convertible preferred stock will be recorded as equity at inception. The present value of the Corporate Unit contract adjustment payments will be initially recorded to equity, with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to equity based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $100 on the purchase contract and will issue the requisite number of shares of our common stock. The $100 that we receive will be credited to equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate there will be no dilutive effect on our earnings per share from the purchase contracts prior to settlement.

Convertible securities traditionally factor into the earnings per share calculation using the “if-converted method,” under which securities are assumed to be converted at the beginning of the period, with the resulting shares of common stock included in the denominator of the diluted earnings per share calculation for the entire period being presented.

Under certain circumstances, when convertible securities (such as the convertible preferred stock) can be settled in common stock or cash at the election of the issuer, the shares of common stock can be excluded from the denominator of the diluted earnings per share calculation on the basis that the convertible preferred stock will be settled in cash. If shares of common stock are excluded from the denominator then the numerator of the diluted earnings per share calculation should be adjusted to reflect the accounting for the embedded conversion option within the convertible preferred stock as if it had been classified as a liability.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Corporate Units. It is possible that our accounting for the purchase contracts and the convertible preferred stock could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

In this Description of the Equity Units, “we,” “us” and “our” refer only to Dominion Energy, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock and our common stock set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement,” “Description of the Convertible Preferred Stock” and “Description of our Capital Stock” in this prospectus supplement, is a description of the material terms of the Equity Units but does not purport to be complete, and we refer you to the documents which will govern your rights as holders of the Equity Units and which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, including the purchase contract and pledge agreement and the preferred stock articles of amendment.

General

We will issue the Equity Units under the purchase contract and pledge agreement between us and Deutsche Bank Trust Company Americas, as purchase contract agent (the “purchase contract agent”) and HSBC Bank USA, National Association, as collateral agent, custodial agent and securities intermediary (the “collateral agent”). The Equity Units may be Corporate Units, Treasury Units or Cash Settled Units. The Equity Units will initially consist of 14,000,000 Corporate Units (or 16,100,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100. Each Corporate Unit offered by us will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on June 1, 2022, which we refer to as the “purchase contract settlement date,” and we will agree to sell to the holder, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “— Early Settlement Upon a Fundamental Change,” for $100, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “— Early Settlement” or “— Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares as described under “— Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares;” and

•

we will pay to the holder quarterly contract adjustment payments at the rate of 5.50% of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election; and

(2)	either:

•

a 1/10, or 10%, undivided beneficial ownership in one share of 1.75% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “convertible preferred stock”), issued by us; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio, (1) a 1/10, or 10%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to the purchase contract settlement date and (2) a 0.04375% undivided beneficial ownership interest in

$1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date, which results in an amount equal to the dividend payment that would have been due in respect of the convertible preferred stock on such date (without giving effect to any increase of the dividend rate following a successful remarketing, and whether or not such dividend is authorized or declared).

The fair market value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the convertible preferred stock in proportion to their respective fair market values at the time of issuance. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate the entire purchase price to your convertible preferred stock as described under “Material U.S. Federal Income Tax Considerations—U.S. Holders—Equity Units—Allocation of Purchase Price.”

As long as a unit is in the form of a Corporate Unit, any ownership interest in a share of convertible preferred stock or, solely with respect to the Treasury securities described in clause (1) of the definition applicable ownership interest, any applicable ownership interest in the Treasury portfolio forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase our common stock under the related purchase contract.

Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock

Each holder of 10 Corporate Units may create, at any time other than (i) if we elect to conduct an optional remarketing, during the period from 5:00 p.m., New York City time, on the second business day immediately preceding the first day of any optional remarketing period until the settlement date of such remarketing or the date we announce that no successful optional remarketing has occurred during the optional remarketing period, (ii) following any successful remarketing and (iii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period (we refer to each such period as a “blackout period”), 10 Treasury Units by substituting for the share of convertible preferred stock that is a component of 10 Corporate Units a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to June 1, 2022 (e.g., CUSIP No. 912820V46), which we refer to as a “Treasury security.” This substitution would create 10 Treasury Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Treasury Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units.

Each Treasury Unit will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts— Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “— Early Settlement Upon a Fundamental Change,” for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•

we will pay to the holder quarterly contract adjustment payments at the rate of 5.50% of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election; and

(2)	a 1/10 undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

To create 10 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited the Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the transfer agent on behalf of the holder, free and clear of our security interest. The purchase contract agent or transfer agent, as applicable, then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Treasury Units to the holder.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts. The share of convertible preferred stock thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any taxes, governmental charges or other fees or expenses (including reasonable fees and expenses of the collateral agent and its counsel) payable in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units from Treasury Units

Each holder of 10 Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury security held by the collateral agent one share of convertible preferred stock for each such 10 Treasury Units. This substitution would recreate Corporate Units and the applicable Treasury security would be released to the holder. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make the substitution only in integral multiples of 10 Treasury Units.

To recreate 10 Corporate Units, a holder is required to:

•

deposit with the collateral agent one share of convertible preferred stock, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited one share of convertible preferred stock with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related Treasury security.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the share of convertible preferred stock, the collateral agent will release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 10 Corporate Units to the holder.

The share of convertible preferred stock will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

Creating Cash Settled Units from Corporate Units

Each holder of 10 Corporate Units may create, only during the period after the date we give notice of the final remarketing period and prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period, Cash Settled Units by substituting for a share of convertible preferred stock that is a component of the Corporate Units $1,000 in cash. This substitution would create 10 Cash Settled Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Cash Settled Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. Holders of Cash Settled Units do not have the right to recreate Corporate Units or create Treasury Units.

Each Cash Settled Unit will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts— Termination” or is settled early as described under “— Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•

we will pay to the holder the final quarterly contract adjustment payment due on the purchase contract settlement date (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon), payable in cash, shares of our common stock or a combination thereof, at our election; and

(2)	$100 in cash.

To create 10 Cash Settled Units, a holder is required to:

•	deposit with the collateral agent $1,000 in cash; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited $1,000 in cash with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of cash, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the transfer agent on behalf of the holder, free and clear of our security interest. The purchase contract agent or transfer agent, as applicable, then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Cash Settled Units to the holder.

The cash will be substituted for the share of convertible preferred stock and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contract. Cash held as a component of the Cash Settled Unit will be held in a non-interest bearing account as set forth in the purchase contract and pledge agreement. The share of convertible preferred stock thereafter will trade separately from the Cash Settled Units.

Holders who create Cash Settled Units, as discussed below, will be responsible for any taxes, governmental charges or other fees or expenses (including reasonable fees and expenses of the collateral agent and its counsel) payable in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Current Payments

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of 5.50% per year on the stated amount of $100 per Equity Unit until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change where the holder has elected to settle its purchase contracts early in connection with such fundamental change as described in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) and the most recent quarterly payment date on or before an early settlement as described in “Description of the Purchase Contracts—Early Settlement.” Holders of Cash Settled Units will receive the final quarterly contract adjustment payment payable by us on the final contract adjustment payment date. In addition, holders of Corporate Units will receive, when, as and if declared by our board of directors, quarterly cash distributions consisting of dividends on the convertible preferred stock attributable to such Corporate Units (and distributions on the applicable ownership interest in the Treasury portfolio if the convertible preferred stock has been replaced by the Treasury portfolio), equivalent to a rate of 1.75% per annum on the liquidation preference of the convertible preferred stock. Any contract adjustment payments and distributions in respect of dividends on the convertible preferred stock may be paid in cash, shares of our common stock or a combination thereof, at our election, as described herein. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units or the cash that is a component of the Cash Settled Units, but to the extent that such holders of Treasury Units or Cash Settled Units, as the case may be, continue to hold the shares of convertible preferred stock that were released to them when such Treasury Units or Cash Settled Units were created, such holders will continue to receive, when, as and if declared by our board of directors, quarterly dividend payments on their separate shares of convertible preferred stock for as long as they continue to hold such shares.

We will make all contract adjustment payments quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (except where such date is not a business day, in which case contract adjustment payments will be payable as of the next subsequent business day, without adjustment), commencing on September 1, 2019.

We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” We are not obligated to declare or pay dividends on the convertible preferred stock, as described under “Description of the Convertible Preferred Stock—Dividends,” except that we will pay all accumulated and unpaid dividends on the convertible preferred stock (whether or not declared) on the June 1, 2022 dividend payment date, unless such payment is not permitted under Virginia law (a “dividend deficiency event”).

Listing

We intend to apply for listing of the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “DCUE,” but there is no guarantee that such listing will be approved. Unless and until substitution has been made as described above, none of the convertible preferred stock component of a Corporate Unit, the Treasury security component of a Treasury Unit nor the cash component of a Cash Settled Unit will trade separately from Corporate Units, Treasury Units or Cash Settled Units. The convertible preferred stock component will trade as a unit with the purchase contract component of the Corporate Units, the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units and the cash component will trade as a unit with the purchase contract component of the Cash Settled Units. In addition, if Treasury Units, Cash Settled Units or shares of convertible preferred stock are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may, but have no obligation to, cause the Treasury Units, Cash Settled Units or convertible preferred stock to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units, Treasury Units, or Cash Settled Units, in their capacities as such holders, will have no voting or other rights in respect of our common stock. Holders of shares of convertible preferred stock, whether or not part of a Corporate Unit, will have only the limited voting rights described in “Description of the Convertible Preferred Stock—Limited Voting Rights.”

DESCRIPTION OF THE PURCHASE CONTRACTS

In this Description of the Purchase Contracts, “we,” “us” and “our” refer only to Dominion Energy, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent, the custodial agent and the securities intermediary. The description of the purchase contracts and the purchase contract and pledge agreement in this prospectus supplement is a summary of their material terms but does not purport to be complete, and reference is hereby made to the purchase contract and pledge agreement, a form of which will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Purchase of Common Stock

Each purchase contract that is a part of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will obligate its holder to purchase, and us to sell, on the purchase contract settlement date (unless the purchase contract terminates prior to that date as described under “—Termination” or is settled early at the holder’s option as described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”), for $100 in cash, a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below). The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we call the “settlement rate”) will be rounded to the nearest ten-thousandth of a share and determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1)

If the applicable market value of our common stock is less than or equal to $73.91, which we refer to as the “reference price,” the settlement rate will be 1.3529 shares of our common stock (which we refer to as the “maximum settlement rate”).

Accordingly, if the market price for our common stock decreases from the date of this prospectus supplement and during the market value averaging period (described below), the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount of $100, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)

If the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by that applicable market value.

Accordingly, if the market price for the common stock increases from the date of this prospectus supplement and during the market value averaging period, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount of $100, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The reference price initially equals the closing price of our common stock on the New York Stock Exchange on the pricing date for this offering.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be equal to 85% of the settlement rate determined in the manner set forth above but over a 20 consecutive trading day period beginning on the trading day immediately following the day you exercise your early settlement right, which we refer to as the “early settlement averaging period.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.”

The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “market value averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the purchase contract settlement date.

The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “D <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

A “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

If a market disruption event occurs on any scheduled trading day during the market value averaging period or any early settlement averaging period, we will notify investors on the calendar day on which such event occurs.

If 20 trading days for our common stock have not occurred during the period from, and including, the first day of the market value averaging period to, and including, the second scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days in the market value averaging period will be deemed to occur on that second scheduled trading day immediately prior to the purchase contract settlement date, and the daily VWAP of our common stock for each of those remaining trading days will be the daily VWAP of our common stock on that second scheduled trading day or, if such day is not a trading day, the closing price as of such day.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant date for delivery of shares of our common stock, in the case of early settlement). If, however, a holder surrenders for settlement more than one purchase contract on the same date, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered on such date or, if the Equity Units are held in global book-entry form, based on such other aggregate number of purchase contracts being surrendered by the holder on the same date as DTC may otherwise request.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Unless:

•

a holder has settled the related purchase contracts early by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”; or

•	an event described under “—Termination” has occurred,

then, on the purchase contract settlement date,

•

in the case of Corporate Units where there has been a successful remarketing, the portion of the proceeds from the final remarketing or the maturity of the Treasury portfolio from an earlier optional remarketing, as applicable, equal to $1,000 multiplied by the number of shares of the convertible preferred stock underlying the Corporate Units that were remarketed will automatically be applied to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders whose shares of convertible preferred stock were remarketed;

•

in the case of Corporate Units where there has not been a successful remarketing (i) except in the case of a dividend deficiency event, on June 1, 2022, we will pay each holder all accumulated and unpaid dividends (whether or not declared) on the convertible preferred stock to, but excluding, the June 1, 2022 dividend payment date as described under “—Final Remarketing” and (ii) immediately following such payment, each holder will be deemed to have automatically delivered to us on the purchase contract settlement date the ownership interests in the shares of convertible preferred stock that are a part of such Corporate Units (unless such holder shall have elected to settle the related purchase contracts in cash as described under “—Final Remarketing”) to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts;

•

in the case of Treasury Units, the cash proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of the Treasury Units; and

•

in the case of Cash Settled Units, the cash component of such units will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

Our common stock will then be issued and delivered to the holder or the holder’s designee, promptly following presentation and surrender of the certificate evidencing the Corporate Units, the Treasury Units or the Cash Settled Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of a purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit, a Treasury Unit or a Cash Settled Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•

agreed to be bound by the terms and provisions of the Corporate Units, Treasury Units and Cash Settled Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat itself as the owner of the related convertible preferred stock, applicable interest in the Treasury portfolio, Treasury securities or cash, as the case may be.

Remarketing

We will enter into a remarketing agreement with a nationally recognized investment banking firm, as remarketing agent. Pursuant to the remarketing agreement, remarketing of the convertible preferred stock underlying the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing will be attempted as described below. We refer to each of an “optional remarketing” and the “final remarketing” (each as defined below) as a “remarketing.” No remarketing will occur if a termination event has occurred or, in the case of an optional remarketing, certain other events have occurred as described below.

As described under “Description of the Convertible Preferred Stock—Remarketing,” in connection with a successful remarketing, (i) the dividend rate on the convertible preferred stock may be increased as described below, (ii) the conversion rate of the convertible preferred stock may be increased as described below and (iii) dividends will continue to be payable quarterly in arrears, when, as and if declared by our board of directors, commencing on the March 1, June 1, September 1 or December 1 immediately following the remarketing settlement date.

During any blackout period you do not have the right to:

•	settle a purchase contract early;

•	create Treasury Units;

•	create Cash Settled Units; or

•	recreate Corporate Units from Treasury Units.

We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the convertible preferred stock to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

Optional Remarketing

Unless (i) a termination event has occurred, (ii) there are any accumulated and unpaid dividends on the convertible preferred stock in respect of prior dividend periods or (iii) we have not declared a dividend payable on the March 1, 2022 dividend payment date, we may elect, at our option, to remarket the convertible preferred stock during a period (which we call the “optional remarketing window”) beginning on and including February 25, 2022 and ending on and including May 13, 2022. Any remarketing in the optional remarketing window will occur during a fifteen-business day remarketing period (which we call an “optional remarketing period”) consisting of fifteen sequential possible remarketing dates selected by us and will include shares of convertible preferred stock underlying Corporate Units and other shares of convertible preferred stock of holders that have elected to include those shares in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give to the depositary 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during the optional remarketing window as an “optional remarketing” and the date we price the convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain a price (i) for shares of convertible preferred stock that are components of Corporate Units, that results in proceeds of at least 100% of the Treasury portfolio purchase price described below and (ii) for shares of convertible preferred stock that are not part of Corporate Units, at least equal to the separate convertible preferred stock purchase price (as defined in “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units”). To obtain that price, we may increase the dividend rate on the convertible preferred stock, as described under “Description of the Convertible Preferred Stock—Increased Dividend Rate and Increased Conversion Rate.” In addition, if, on the date of any successful remarketing, the closing price of our common stock on such date is less than the reference price, the conversion rate for the convertible preferred stock will increase to an amount equal to $1,000, divided by 120% of the closing price of our common stock on the date of such remarketing (rounded to the nearest ten-thousandth share). If, however, on the date of any successful remarketing, the closing price of our common stock on such date is greater than or equal to the reference price, we will not change the conversion rate for the convertible preferred stock. We will not decrease the dividend rate or the conversion rate in connection with a successful remarketing.

Notwithstanding the foregoing, in no event will the increased conversion rate for the convertible preferred stock exceed 45.1000 shares of common stock per share of convertible preferred stock (which is approximately equal to four times the initial conversion rate for the convertible preferred stock), subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Convertible Preferred Stock—Conversion Rate Adjustments.”

We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate shares of convertible preferred stock of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin the optional remarketing.

Following a successful optional remarketing of the convertible preferred stock, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price (as defined below), and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose shares of convertible preferred stock were remarketed.

If we elect to conduct an optional remarketing and such remarketing is successful:

•

settlement of the remarketed convertible preferred stock will occur on the second business day following the optional remarketing date, or such other date we and the remarketing agent agree to (we refer to such settlement date as the “optional remarketing settlement date”);

•

the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not the holders of such shares elected to participate in the remarketing) will be increased, if applicable, on the optional remarketing settlement date;

•

any terms of the remarketed convertible preferred stock modified by us in accordance with the preferred stock articles of amendment will become effective on the optional remarketing settlement date, if applicable;

•	dividends will continue to be payable on the convertible preferred stock quarterly, when, as and if declared by our board of directors;

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may no longer create Treasury Units or Cash Settled Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing in the optional remarketing window, or no optional remarketing succeeds for any reason, the shares of convertible preferred stock will continue to be components of the Corporate Units or will continue to be held separately and the remarketing agent will use its reasonable best efforts to remarket the convertible preferred stock during the final remarketing period as described below.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.

Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, the Treasury portfolio. If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the description of the Treasury portfolio under “Description of the Equity Units.” If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash. Neither we, the purchase contract agent, the collateral agent nor anyone else will be required to invest that cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the shares of convertible preferred stock that are components of the Corporate Units and, solely with respect to the Treasury securities described in clause (1) of the definition of applicable ownership interest, such applicable ownership interests will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to $1,000 multiplied by the number of shares of convertible preferred stock that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts. In addition, proceeds from the Treasury portfolio equal to the dividend payment that would have been attributable to the shares of convertible preferred stock that were components of the Corporate Units at the time of the remarketing (whether or not declared) will be paid on the purchase contract settlement date, which is the same date as the first originally scheduled dividend payment date after the optional remarketing settlement date.

If we elect to remarket the convertible preferred stock during an optional remarketing period and a successful remarketing has not occurred on or prior to the last day of the optional remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

Final Remarketing

Unless (i) a termination event has occurred or (ii) the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units as a result of a successful optional remarketing, the remarketing agent will remarket the shares of convertible preferred stock that are components of the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units,” during each day of the five business day period ending on May 27, 2022 (the second business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the convertible preferred stock offered in the final marketing as the “final remarketing date.”

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least $1,000 multiplied by the aggregate number of shares of convertible preferred stock being remarketed. To obtain that price, we may increase the dividend rate on the convertible preferred stock as described under “Description of the Convertible Preferred Stock—Increased Dividend Rate and Increased Conversion Rate.” In addition, if, on the date of any successful remarketing, the closing price of our common stock on such date is less than the reference price, the conversion rate for the convertible preferred stock will increase to an amount equal to $1,000, divided by 120% of the closing price of our common stock on the date of such remarketing (rounded to the nearest ten-thousandth share). If, however, on the date of any successful remarketing, the closing price of our common stock on such date is greater than or equal to the reference price, we will not change the conversion rate for the convertible preferred stock. Notwithstanding the foregoing, in no event will the increased conversion rate for the convertible preferred stock exceed 45.1000 shares of common stock per share of convertible preferred stock (which is approximately equal to four times the initial conversion rate for the convertible preferred stock), subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Convertible Preferred Stock—Conversion Rate Adjustments.” We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the remarketing no later than May 5, 2022. In our notice of a final remarketing, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate shares of convertible preferred stock to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units or Cash Settled Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of an ownership interest in a share of convertible preferred stock that is a part of a Corporate Unit in the case of a failed final remarketing if such holder wishes not to have its ownership interests in shares of convertible preferred stock automatically delivered to us as described in this prospectus supplement in satisfaction of its obligation under the related purchase contracts.

We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last business day of the final remarketing period.

If the final remarketing is successful:

•	settlement of the remarketed convertible preferred stock will occur on the purchase contract settlement date;

•

except in the case of a dividend deficiency event, we will pay all accumulated and unpaid dividends (including compounded dividends thereon), whether or not declared, on the purchase contract settlement date to the holders of the convertible preferred stock as of the close of business on the immediately preceding record date;

•

the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not the holder of such shares elected to participate in the remarketing) will be increased, if applicable, effective on the purchase contract settlement date;

•

any terms of the remarketed convertible preferred stock modified by us in accordance with the preferred stock articles of amendment will become effective on the final remarketing settlement date, if applicable;

•	dividends will continue to be payable on the convertible preferred stock quarterly, when, as and if declared by our board of directors;

•

a portion of the proceeds from the remarketing equal to $1,000 multiplied by the number of shares of convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date;

•

a portion of the proceeds from the remarketing equal to $1,000 multiplied by the number of separate shares of convertible preferred stock whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date; and

•

any remaining proceeds will be promptly remitted after the purchase contract settlement date by the remarketing agent for the benefit of the holders whose shares of convertible preferred stock were remarketed.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the related convertible preferred stock on or prior to the last day of the final remarketing period, at a price equal to or greater than $1,000 multiplied by the aggregate number of shares of convertible preferred stock being remarketed or (2) the final remarketing has not occurred on or prior to the last day of the final remarketing period because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, the ownership interests in the shares of convertible preferred stock held as a part of Corporate Units will be automatically delivered to us, on the purchase contract settlement date, in full satisfaction of the Corporate Unit holder’s obligation to purchase our common stock under the related purchase contract, unless the holder has elected otherwise, as set forth under “Description of the Convertible Preferred Stock—Automatic Settlement Upon Failed Final Remarketing.” Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated and unpaid dividends (including compounded dividends thereon) will be paid on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date, whether or not declared. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we shall have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) shall continue to exist (and shall continue to compound) with respect to such convertible preferred stock notwithstanding such remarketing, and such dividends shall be payable to the holders of such convertible preferred stock as of the record date for the dividend payment date on which such dividends are subsequently declared and paid (if ever).

If a successful remarketing has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may elect to settle the related purchase contracts at any time prior to the close of business on the scheduled trading day immediately preceding the first day of the market value averaging period, other than during a blackout period. In the case of Corporate Units and Treasury Units, such early settlement may only be made in integral multiples of 10 Corporate Units or 10 Treasury Units, as applicable. If the Treasury portfolio has replaced the shares of convertible preferred stock that are components of the Corporate Units, holders of the Corporate Units may settle early only in integral multiples of such number of Corporate Units as may be determined by the remarketing agent upon a successful optional remarketing of convertible preferred stock.

In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$100 times the number of purchase contracts being settled; plus

•

if the “early settlement date” (as defined below) for any purchase contract occurs during the period from the close of business on any contract adjustment payment record date to the opening of business on the related payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled, unless we have elected to defer the contract adjustment payments payable on such date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if we determine that it is required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will issue, for each purchase contract being settled, 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “—Purchase of Common Stock” above as if the “applicable market value” were the average of the daily VWAPs of our common stock during the early settlement averaging period.

We will cause the related shares of convertible preferred stock or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contract to be released from the pledge under the purchase contract and pledge agreement, and delivered within two business days following the early settlement date, to the purchase contract agent or stock transfer agent, as applicable, on behalf of the holder, free and clear of our security interest. In addition, we will issue the number of shares of our common stock to be issued upon settlement of the purchase contract within two business days following the last day of the early settlement averaging period, to the holder through the transfer agent for our common stock. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will terminate (except for contract adjustment payments payable to the holders of record on the applicable record date), and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $100 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the “early settlement date.” If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the “early settlement date.”

Early Settlement Upon a Fundamental Change

If a fundamental change (as defined below) occurs prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to settle the purchase contract early on the fundamental change early settlement date (as defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below under “—Calculation of Make-Whole Shares”), plus an additional number of shares determined as set forth below (such additional number referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2)

(A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries;

(3)	our common stock ceases to be listed on at least one of the New York Stock Exchange, the NASDAQ Global Select Market and the NASDAQ Global Market (or any of their respective successors); or

(4)	our shareholders approve our liquidation, dissolution or termination.

The fundamental change early settlement right is subject to the condition that at such time, if so required under U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering shares of our common stock and other securities, if any, to be delivered pursuant to the purchase contracts being settled. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering our common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). The fundamental change early settlement date will be postponed by the number of days during the period on which no such registration statement is effective, except that the fundamental change early settlement date will not be postponed beyond the purchase contract settlement date. If, but for the exception contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the stock price (as defined below under “—Calculation of Make-Whole Shares”) in such fundamental change.

We will provide each holder of Equity Units with a notice of a fundamental change within five business days after the effective date of the fundamental change. The notice will specify:

(1)

a date on which the fundamental change early settlement will occur (the “fundamental change early settlement date,”) which shall be at least 10 business days after the effective date of such fundamental change but, subject to the foregoing, no later than the earlier of (x) 20 business days after the effective date of such fundamental change and (y) one business day prior to (i) the first day of the commencement of an optional remarketing period, or (ii) if we have not specified an optional remarketing period or the optional remarketing is not successful, the first day of the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date;

(2)	the date by which holders must exercise the fundamental change early settlement right;

(3)	the applicable settlement rate and number of make-whole shares;

(4)	the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement; and

(5)

the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. Notwithstanding the foregoing, if the final remarketing period begins less than 10 business days following the occurrence of a fundamental change, the notice will specify the purchase contract settlement date as the fundamental change early settlement date.

To exercise the fundamental change early settlement right, a holder must, no later than the second business day prior to the fundamental change early settlement date:

•	deliver to the purchase contract agent a completed “Election to Settle Early Following a Fundamental Change” form;

•	deliver to the purchase contract agent the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form; and

•	deliver to the purchase contract agent cash in immediately available funds equal to $100 multiplied by the number of purchase contracts being settled.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for fundamental change early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares, together with accrued and unpaid contract adjustment payments to the fundamental change early settlement date; provided that if a fundamental change early settlement date falls after a record date and on or prior to the corresponding contract adjustment payment date, we will pay the full amount of accrued and unpaid contract adjustment payments, if any, due on such contract adjustment payment date to the holder of record at the close of business on the corresponding record date.

The holder will also receive on the fundamental change early settlement date the shares of convertible preferred stock or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which such holder is effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent or transfer agent, as applicable, on behalf of the holder, free and clear of our security interest. In the case of Corporate Units, if such holder has elected to settle the purchase contracts with cash, such holder will also receive on the fundamental change early settlement date the aggregate number of shares of convertible preferred stock underlying the Corporate Units. If a holder does not elect to exercise the fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.

Holders of Corporate Units and Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 10 Corporate Units or Treasury Units, as applicable. If the Treasury portfolio has replaced the shares of convertible preferred stock that are components of the Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of such number of Corporate Units as may be determined by the remarketing agent upon a successful optional remarketing of convertible preferred stock.

Calculation of Make-Whole Shares.

The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (2) of the definition of fundamental change above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•	in all other cases, the average of the closing prices of our common stock for the 10 consecutive trading days immediately prior to but not including the effective date.

For purposes of this “Description of the Purchase Contracts” section, the stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the maximum settlement rate in a manner inversely proportional to the adjustments to the maximum settlement rate. Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the maximum settlement rate as set forth under “—Anti-dilution Adjustments.”

	Stock Price
Effective Date	$30.00	$40.00	$50.00	$60.00	$70.00	$73.91	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00
June 14, 2019	0.5222	0.3435	0.2292	0.1356	0.0436	0.0000	0.0515	0.0949	0.1142	0.1200	0.1189	0.1145	0.1088
June 1, 2020	0.3518	0.2316	0.1557	0.0899	0.0142	0.0000	0.0273	0.0691	0.0847	0.0875	0.0848	0.0802	0.0753
June 1, 2021	0.1778	0.1170	0.0799	0.0472	0.0000	0.0000	0.0094	0.0425	0.0495	0.0480	0.0447	0.0414	0.0385
June 1, 2022	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The actual stock price and effective date may not be set forth on the table, in which case:

•

if the actual stock price is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of make-whole shares will be determined by a straight-line interpolation between the make-whole share amounts set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•	if the stock price exceeds $140.00 per share, subject to adjustment in the same manner as the stock prices in the table above, then the make-whole share amount will be zero; and

•	if the stock price is less than $30.00 per share, subject to adjustment in the same manner as the stock prices in the table above (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight-line interpolation, as described above, if the actual effective date is between two effective dates on the table.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units, Treasury Units and Cash Settled Units will be payable in cash, shares of our common stock or a combination thereof, at a rate per year of 5.50% of the stated amount of $100 per Equity Unit. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month. Contract adjustment payments will accrue from the date of original issuance of the Corporate Units to (but excluding) the earliest occurrence of a termination event, the purchase contract settlement date, the fundamental change early settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts, and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2019 (we refer to each of these dates as a “contract adjustment payment date”).

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the fifteenth day of the month immediately preceding the month in which the relevant contract adjustment payment date falls (whether or not a business day) or if the Equity Units are held in global book-entry form, the record date will be the business day immediately preceding the applicable contract adjustment payment date. Contract adjustment payments will be payable to such record holders notwithstanding the occurrence of any early settlement date or fundamental change early settlement date following a record date and on or prior to the open of business on the related payment date, except that holders will be required to pay us, in connection with any early settlement (other than in connection with a fundamental change), an equivalent payment as described under “—Early Settlement” above. These distributions will be paid through the purchase contract agent, who will distribute amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units, Treasury Units and Cash Settled Units.

If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day and no interest or payment will be paid in respect of the delay, if any.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our existing and future indebtedness. Upon certain events of our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until the purchase contract settlement date; provided, however, that in (x) an early settlement upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the fundamental change early settlement date and (y) an early settlement other than upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the quarterly contract adjustment payment date immediately preceding the early settlement date.

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 7.25% per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to, but excluding, the date such deferred contract adjustment payments are made. We refer to these additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock (including the convertible preferred stock), (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.

The restrictions listed above do not apply to:

•

purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

•

any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

•

the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

•

dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

•

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

•

payments on any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or

•

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Method of Payment of Contract Adjustment Payments

Subject to the limitations described below, we may pay any contract adjustment payment (or any portion of any contract adjustment payment) on the Equity Units (whether or not for a current quarterly period or any prior quarterly period), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each contract adjustment payment in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. To the extent we do not elect to defer such payment, we will give the holders of the Equity Units notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than eight scheduled trading days prior to the payment date for such contract adjustment payment.

If we elect to make any such contract adjustment payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.

No fractional shares of common stock will be delivered to the holders of the Equity Units in respect of contract adjustment payments. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of Equity Units held by such holder (or, if the Equity Units are held in global book-entry form, based on the applicable procedures of the depositary for determining such number of Equity Units).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as a contract adjustment payment, including contract adjustment payments paid in connection with a fundamental change early settlement, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable under Rule 144 by non-affiliates of ours without registration. To the extent applicable, we will also use our reasonable best efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Anti-dilution Adjustments

The maximum settlement rate will be subject to the following adjustments:

(1) If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the maximum settlement rate will be adjusted based on the following formula:

SR1 = SR0 x (OS1 / OS0)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this paragraph (1) shall become effective as of the close of business on the record date for such dividend or other distribution or as of the open of business on the effective date for such share split or share combination becomes effective, as applicable. If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of such distribution, the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x (OS0 + X) / (OS0 +Y)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new maximum settlement rate shall be readjusted, as of the date of such expiration, to the maximum settlement rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, options or warrants, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.

(3) (a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock (excluding (i) any dividend, distribution, rights, warrants or options as to which an adjustment was effected pursuant to clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash, and (iii) any spin-off to which the provisions in clause 3(b) below apply), the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x SP0 / (SP0 – FMV)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined in good faith by our board of directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of our common stock.

Notwithstanding the foregoing, if “FMV” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness or other assets or property that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

(b) However, if we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, in each case, that will be listed on a U.S. national securities exchange, which we refer to as a “spin-off”, then the maximum settlement rate will instead be increased based on the following formula:

SR1 = SR0 x (FMV0 + MP0) / MP0

where,

SR0	=	the maximum settlement rate in effect immediately prior to the end of the valuation period (as defined below);

SR1	=	the maximum settlement rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the closing price of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the ex-dividend date for such dividend or distribution (the “valuation period”); and

MP0	=	the average of the closing price of our common stock over the valuation period.

The adjustment to the maximum settlement rate under this paragraph 3(b) will occur on the last day of the valuation period; provided that if a holder elects to early settle the purchase contracts, or the purchase contract settlement date occurs, in either case, during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the date on which such holder elected its early settlement right, or the business day immediately preceding the purchase contract settlement date, as the case may be, in determining the maximum settlement rate.

If any dividend or distribution described in this paragraph (3) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(4) If any regular, quarterly cash dividend or distribution made to all or substantially all holders of our common stock during any quarterly fiscal period exceeds $0.9175 per share (the “reference dividend”), the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x [(SP0 – T) / (SP0 – C)]

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the record date for such distribution;

C	=	the amount in cash per share we distribute to holders of our common stock; and

T	=	the reference dividend; provided that if the dividend or distribution is not a regular quarterly cash dividend, the reference dividend will be deemed to be zero.

Notwithstanding the foregoing, if “C” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever the maximum settlement rate is adjusted, other than pursuant to this paragraph (4). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x [(FMV + (SP1 x OS1)] / (SP1 x OS0)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the trading day on which such tender or exchange offer expires;

SR1	=	the maximum settlement rate in effect immediately after the close of business on the trading day immediately following the date such tender or exchange offer expires;

FMV	=	the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), at the close of business on the trading day immediately following the date such tender or exchange offer expires, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the closing price of our common stock on the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the maximum settlement rate under the preceding paragraph (5) will occur at the close of business on the trading day on which such tender or exchange offer expires.

The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case the maximum settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

For United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the maximum settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the maximum settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the maximum settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, Non-U.S. Holders (as defined in “Material U.S. Federal Income Tax Considerations”) may be deemed to have received a distribution subject to United States federal withholding tax. See “Material U.S. Federal Income Tax Considerations—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate” and “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders—United States Federal Withholding Tax.”

In addition, we may increase the maximum settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the maximum settlement rate will be calculated to the nearest ten thousandth of a share. No adjustment to the maximum settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the maximum settlement rate. If any adjustment is not required to be made because it would not change the maximum settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made not later than the purchase contract settlement date, any early settlement date, any fundamental change early settlement date and the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the maximum settlement rate will be made if holders of purchase contracts participate, as a result of holding the purchase contracts and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held, per purchase contract, a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

Except as described above, the maximum settlement rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.

We will, as promptly as practicable after the maximum settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the maximum settlement rate, an adjustment also will be made to the reference price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date, any early settlement date or any fundamental change early settlement date.

If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-dividend date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the market value averaging period or (ii) in the case of an early settlement or fundamental change early settlement, the relevant early settlement date or the fundamental change early settlement date and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the maximum settlement rate and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-dividend date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period used to determine the applicable market value, the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to another person of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory exchange of our common stock;

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (“exchange property”).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of exchange property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock.

In the event of such a reorganization event, the person formed by such consolidation or surviving such merger or, if other than us, the person which acquires our assets and those of our subsidiaries substantially as an entirety will execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) will have the rights described in the preceding paragraph and expressly assuming all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock and the remarketing agreement. Such supplemental agreement will provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the maximum settlement rate, which, for events subsequent to the effective date of such reorganization event, will be as nearly equivalent as may be practicable, as determined by us in our sole commercially reasonable discretion, to the adjustments provided for under “—Anti-dilution Adjustments” above (it being understood that any such adjustment may be zero and that no such adjustments shall be required with respect to any portion of the exchange property that consists of cash). The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units, Treasury Units and Cash Settled Units thereunder, including the holders’ obligation and right to purchase and receive shares of our common stock and the right to receive accrued and unpaid contract adjustment payments (including deferred contract adjustment payments), will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us.

Upon any such termination and receipt of written notice from the purchase contract agent of the same, the collateral agent will release the convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash, as the case may be, from the pledge arrangement and transfer such convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash to the purchase contract agent or transfer agent, as applicable, for distribution to the holders of Corporate Units, Treasury Units and Cash Settled Units. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under Section 362 of the U.S. Bankruptcy Code or other relief sought by the collateral agent, the purchase contract agent or other party asserting an interest in the pledged securities or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party.

Moreover, claims arising out of the convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Pledged Securities and Pledge

The shares of convertible preferred stock that are a component of the Corporate Units or, following a successful optional remarketing, solely with respect to the Treasury securities described in clause (1) of the definition applicable ownership interest, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the Treasury securities that are a component of the Treasury Units or cash that is a component of the Cash Settled Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units, Treasury Units and Cash Settled Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units, Treasury Units or Cash Settled Units will be permitted to withdraw the pledged securities related to such Corporate Units, Treasury Units or Cash Settled Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute a Treasury security or cash, as the case may be, for the related convertible preferred stock as provided for under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock” and “Description of the Equity Units—Creating Cash Settled Units”;

•

in the case of Treasury Units, to substitute convertible preferred stock for the related Treasury security, as provided for under “Description of the Equity Units—Recreating Corporate Units from Treasury Units”; and

•	upon any early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, will be entitled through the purchase contract agent or transfer agent, as applicable, and the collateral agent to all of the proportional rights and preferences of the related convertible preferred stock. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, will retain ownership of the related Treasury securities or, solely with respect to the Treasury securities described in clause (1) of the definition applicable ownership interest, the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. Each holder of Cash Settled Units will retain ownership of the related cash pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from us, to the holders in whose names the Corporate Units, Treasury Units or Cash Settled Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

In this section, Certain Provisions of the Purchase Contract and Pledge Agreement, “we,” “us” and “our” refer only to Dominion Energy, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the other provisions of the purchase contract and pledge agreement. This summary should be read together with the purchase contract and pledge agreement, a form of which will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

Except as described under “—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” below, payments on the Corporate Units, Treasury Units and Cash Settled Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units, Treasury Units and Cash Settled Units will be registrable at the offices or agency of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units, Treasury Units or Cash Settled Units do not remain in book-entry only form, we have the option to make payments on the Corporate Units, Treasury Units and Cash Settled Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of our common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code or efforts by other parties to obtain other relief from the bankruptcy court, see “Description of the Purchase Contracts—Termination”) at the offices or agency of the purchase contract agent or transfer agent, as applicable, upon presentation and surrender of the applicable Corporate Unit, Treasury Unit or Cash Settled Unit certificate, if in certificated form.

If Corporate Units, Treasury Units or Cash Settled Units are in certificated form and a holder fails to present and surrender the certificate evidencing the Corporate Units, Treasury Units or Cash Settled Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of our common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of our common stock, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity or security that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units, Treasury Units or Cash Settled Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity or security described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units, Treasury Units or Cash Settled Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another corporation to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to conform the provisions of the purchase contract and pledge agreement to the description contained in this prospectus supplement;

•	to cure any ambiguity, defect or inconsistency; or

•

to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units in any material respect.

The purchase contract and pledge agreement will contain provisions preventing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	change the place or currency or method of payment or reduce any contract adjustment payments;

•

impair the right to institute suit for the enforcement of a purchase contract or any contract adjustment payment or deferred contract adjustment payment (including compounded contract adjustment payments thereon);

•

except as described under “Description of the Purchase Contracts—Early Settlement” or “—Anti-dilution Adjustments,” reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock issuable on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement;

•

adversely affect the holder’s rights under a purchase contract in any material respect, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders;

•

change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments); or

•

reduce the above-stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

provided that if any amendment or proposal would adversely affect only the Corporate Units, only the Treasury Units or only the Cash Settled Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the immediately preceding eight bullets above, all of the holders of such voting group.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Equity Units entitled to give or take any demand, direction, consent or other action under the Equity Units, in the manner and subject to the limitations provided in the purchase contract and pledge agreement. In certain circumstances, the purchase contract agent also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular Equity Units, such action may be taken only by persons who are holders of such Equity Units at the close of business on the record date.

No Consent to Assumption; Agreement by Purchasers

Each holder of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit, Treasury Unit or Cash Settled Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the Cash Settled Units, the purchase contract and pledge agreement and the remarketing agreement (if any) by one or more supplemental agreements in form satisfactory to the purchase contract agent and the collateral agent, executed and delivered to the purchase contract agent and the collateral agent by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.

In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the Cash Settled Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the Cash Settled Units, the purchase contract and pledge agreement and the remarketing agreement (if any).

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units, Treasury Units or Cash Settled Units as the absolute owner of the Corporate Units, Treasury Units or Cash Settled Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit, Treasury Unit or Cash Settled Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit, Treasury Unit or Cash Settled Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit, Treasury Unit or Cash Settled Unit certificate, an indemnity or security satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit, Treasury Unit or Cash Settled Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit, Treasury Unit or Cash Settled Unit certificate following any of these dates, the transfer agent, on behalf of the purchase contract agent, upon delivery of the evidence and indemnity or security described above, will deliver the shares of our common stock issuable pursuant to the purchase contracts included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

Deutsche Bank Trust Company Americas (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units, Treasury Units and Cash Settled Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units, the Cash Settled Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of and providing indemnification to the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

We and certain of our affiliates maintain banking relationships with Deutsche Bank Trust Company Americas or its affiliates. Deutsche Bank Trust Company Americas also serves as trustee or series trustee under other indentures under which we and certain of our affiliates have issued securities. Deutsche Bank Trust Company Americas and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Information Concerning the Collateral Agent

HSBC Bank USA, National Association will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units, the Treasury Units and the Cash Settled Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of and providing indemnification to the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses (including fees and expenses of counsel) related to the retention of the collateral agent and the purchase contract agent. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or Cash Settled Units or recreating Corporate Units, however, will be responsible for any fees or expenses (including fees and expenses of counsel) payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units, Treasury Units and Cash Settled Units. The Corporate Units, Treasury Units and Cash Settled Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units, Treasury Units and Cash Settled Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Corporate Units, Treasury Units and Cash Settled Units so long as the Corporate Units, Treasury Units and Cash Settled Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 1A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units, Treasury Units and Cash Settled Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 calendar days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units, Treasury Units or Cash Settled Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units, Treasury Units or Cash Settled Units. If we determine at any time that the Corporate Units, Treasury Units or Cash Settled Units shall no longer be represented by global security certificates, we will inform the depositary of such determination and the depositary will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit, Treasury Unit or Cash Settled Unit, or portion thereof that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit, Treasury Unit or Cash Settled Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units, Treasury Units and Cash Settled Units represented by these certificates for all purposes under the Corporate Units, Treasury Units, Cash Settled Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units, the Treasury Units or the Cash Settled Units represented by these global security certificates registered in their names, and

•

will not be considered to be owners or holders of the global security certificates or any Corporate Units, Treasury Units or Cash Settled Units represented by these certificates for any purpose under the Corporate Units, Treasury Units, Cash Settled Units or the purchase contract and pledge agreement.

All payments on the Corporate Units, Treasury Units and Cash Settled Units represented by the global security certificates and all transfers and deliveries of related convertible preferred stock, Treasury securities, cash and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement, will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK

In this Description of the Convertible Preferred Stock, “we,” “us” and “our” refer only to Dominion Energy, Inc. and any successor obligor, and not to any of its subsidiaries.

The following description is a summary of some of the terms of our convertible preferred stock. This description of the convertible preferred stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our articles of incorporation, as amended and restated, and as further amended by the preferred stock articles of amendment, and our by-laws, as currently in effect, and applicable laws. Copies of the preferred stock articles of amendment and the form of stock certificate evidencing the convertible preferred stock are available upon request from us.

General

Under our articles of incorporation, as amended and restated, one or more of our senior officers acting under authority granted by our board of directors will designate 1,610,000 shares of our authorized but unissued preferred stock as, and approve an amendment to articles of incorporation creating, a series of our preferred stock, designated as the 1.75% Series A Cumulative Perpetual Convertible Preferred Stock, which we refer to as the “convertible preferred stock.” We shall not (i) change any terms of the convertible preferred stock except as set forth in the preferred stock articles of amendment and (ii) issue any additional shares of the convertible preferred stock other than in accordance with the preferred stock articles of amendment.

We will issue an aggregate of up to 1,400,000 shares of the convertible preferred stock, or 1,610,000 shares if the underwriters exercise their over-allotment option on the Corporate Units in full. When issued in accordance with this prospectus supplement and the accompanying prospectus, the convertible preferred stock will be validly issued, fully paid and non-assessable.

Each Corporate Unit includes a 1/10, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock with an initial $1,000 liquidation preference that corresponds to the stated amount of $100 per Corporate Unit.

We do not intend to list the convertible preferred stock that are not a part of Corporate Units on any securities exchange.

Ranking

The convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•	senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•	on parity with any other class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the shares of convertible preferred stock.

In the case of our liquidation, dissolution or winding up, holders of the convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

We currently have no capital stock outstanding that is senior to or on parity with the convertible preferred stock, and we own all of the equity interest of our subsidiaries. As of March 31, 2019, we had approximately $13.9 billion principal amount of outstanding long-term indebtedness on an unconsolidated basis (including securities due within one year), all of which is senior in right of payment to the convertible preferred stock. In addition, the convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and any preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets. As of March 31, 2019, our subsidiaries had approximately $26.3 billion principal amount of outstanding long-term debt (including securities due within one year).

Dividends

Holders of the convertible preferred stock will receive when, as and if authorized by our board of directors and declared by us, cumulative dividends at the rate of 1.75% per year (the “dividend rate”) on the $1,000 liquidation preference per share of the convertible preferred stock, payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election.

Dividends will accumulate from the first date of original issuance of the convertible preferred stock or if dividends shall have been paid on the convertible preferred stock thereafter, from the most recent date of payment, and will be payable to investors quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, each a “dividend payment date,” beginning on September 1, 2019, to the person whose name appears in our stock records at the close of business on the applicable record date, which will be the fifteenth day of the month immediately preceding the month in which the relevant dividend payment date falls (whether or not a business day) or, with respect to any dividend payment date scheduled to occur on or prior to June 1, 2022, if (x) the Corporate Units are held in global book-entry form and (y) separate shares of the convertible preferred stock are held in global book-entry form, the record date will be the business day immediately preceding the applicable dividend payment date. We refer to each period beginning on and including a dividend payment date (or, if no dividends have been paid on the convertible preferred stock, the date of first issuance) to, but excluding, the next dividend payment date as a “dividend period.”

We will calculate dividends on the convertible preferred stock on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the convertible preferred stock will cease to accumulate upon conversion, as described below.

If a dividend payment date falls on a date that is not a business day, such dividend payment date will be postponed to the next succeeding business day, provided that, if such business day falls in the next succeeding calendar month, the dividend payment date will be brought forward to the immediately preceding business day.

Dividends on the convertible preferred stock will accumulate whether or not:

•	we have earnings;

•	the payment of those dividends is then permitted under Virginia law; or

•	those dividends are authorized or declared.

So long as any shares of convertible preferred stock remain outstanding, except as described in the second following paragraph, unless full cumulative dividends on the convertible preferred stock for all past dividend periods (including compounded dividends thereon) shall have been or contemporaneously are declared and paid or declared and a sum or number of shares of common stock sufficient for the payment thereof is set apart for payment, we will not:

•

declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the convertible preferred stock, for any period;

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the convertible preferred stock; or

•	make any contract adjustment payments under the purchase contracts or any payment under any similar agreement providing for the issuance by us of capital stock on a forward basis.

The foregoing sentence, however, will not prohibit:

•

purchases, redemptions or other acquisitions of shares of capital stock ranking junior to the convertible preferred stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

•

purchases of shares of our common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the first dividend period for which dividends are unpaid, including under a contractually binding stock repurchase plan;

•

the purchase of, or the payment of cash in lieu of, fractional interests in shares of capital stock ranking junior to the convertible preferred stock issued by us (i) in connection with a bona fide acquisition of a business or (ii) pursuant to the conversion or exchange provisions of such capital stock or securities convertible into or exchangeable for such capital stock;

•

any declaration of a dividend on our capital stock in connection with the implementation of a shareholders rights plan designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•

dividends or distributions payable solely in capital stock ranking junior to the convertible preferred stock, or warrants, options or rights to acquire such capital stock, other than any indebtedness or our capital stock ranking, as to dividends or upon liquidation, on parity with or senior to the convertible preferred stock, in each case, convertible into our capital stock ranking junior to the convertible preferred stock; or

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the convertible preferred stock.

We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could, under the above paragraph, purchase or otherwise acquire such shares at such time and in such manner. We refer to the provisions described in this paragraph and the above paragraph as the “dividend blocker provisions.”

When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the convertible preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock, we will declare any dividends upon the convertible preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock pro rata, so that the amount of dividends declared per share of the convertible preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the convertible preferred stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.

Any accumulated and unpaid dividends will accumulate additional dividends at the then-current dividend rate until paid, compounded quarterly, to, but excluding, the payment date. We refer to these additional dividends that accumulate on accumulated and unpaid dividends as “compounded dividends” and the payments in respect thereof as “compounded dividend payments.”

Holders of shares of the convertible preferred stock are not entitled to any dividends in excess of the full cumulative dividends (including compounded dividends) on the convertible preferred stock as described above. Any dividend payment made on the convertible preferred stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable.

No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the convertible preferred stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the convertible preferred stock, may be limited by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by applicable Virginia law. Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated and unpaid dividends (including compounded dividends thereon), whether or not declared, will be paid on the purchase contract settlement date, whether or not there is a successful remarketing to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we shall have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) shall continue to exist (and shall continue to compound) with respect to such convertible preferred stock notwithstanding such remarketing, and such dividends shall be payable to the holders of such convertible preferred stock as of the record date for the dividend payment date on which such dividends are subsequently declared and paid (if ever).

Method of Payment of Dividends

Subject to the limitations described below, we may pay any dividend (or any portion of any dividend) on the convertible preferred stock (whether or not for a current dividend period or any prior dividend period), determined in the sole discretion of our board of directors, or an authorized committee thereof:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each payment of a dividend on the convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the convertible preferred stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than eight scheduled trading days prior to the dividend payment date for such dividend.

If we elect to make any such payment of a dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the applicable five-day average price, multiplied by 97%.

No fractional shares of common stock will be delivered to the holders of the convertible preferred stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of shares of convertible preferred stock held by such holder (or, if the convertible preferred stock is held in global book-entry form, based on the applicable procedures of the depositary for determining such number of shares).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable under Rule 144 by non-affiliates of ours without registration. To the extent applicable, we will also use our reasonable best efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Any dividends paid in shares of our common stock will be subject to the listing standards of the New York Stock Exchange, if applicable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the convertible preferred stock, holders of shares of the convertible preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $1,000 per share of the convertible preferred stock, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, but subject to the prior payment in full of all our liabilities and the payment of our senior stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of the convertible preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the convertible preferred stock in the distribution of assets, then holders of shares of the convertible preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the convertible preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of the convertible preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of the convertible preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

No Maturity

The convertible preferred stock has no maturity date, but we are permitted to redeem the convertible preferred stock as described under “—Optional Redemption.” Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of the convertible preferred stock decides, subject to satisfaction of the conditions described herein, to convert it, or we elect to redeem it. See “—Conversion Rights,” and “—Optional Redemption” below.

Optional Redemption

We do not have the right to redeem any shares of the convertible preferred stock before September 1, 2022. On or after September 1, 2022, we will have the option to redeem some or all the shares of the convertible preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated and unpaid dividends, if any (whether or not declared) to, but excluding, the redemption date. The redemption price will be paid solely in cash.

In the event of a redemption, we will request that the depositary notify its participants holding convertible preferred stock or, if the convertible preferred stock is in certificated form, send a written notice by first class mail to each holder of record of the convertible preferred stock at such holders registered address, not fewer than 25 scheduled trading days nor more than 90 calendar days prior to the redemption date, stating, among other things, the redemption price and the settlement method of the convertible preferred stock if the holder elects to convert. In addition, we will (i) issue a press release containing such information and (ii) publish such information on our website. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date.

If we give notice of redemption, then, by 12:00 p.m., New York City time, on the redemption date, to the extent funds are legally available, we shall, with respect to:

•

shares of the convertible preferred stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock; and

•

shares of the convertible preferred stock held in certificated form, deposit or cause to be deposited, irrevocably with the paying agent cash sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock upon surrender to the paying agent of their certificates evidencing their shares of the convertible preferred stock.

If on the redemption date DTC or the paying agent holds cash sufficient to pay the redemption price for the shares of the convertible preferred stock delivered for redemption in accordance with the terms of the certificate of designations, dividends will cease to accumulate on those shares of the convertible preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price. Payment of the redemption price for the shares of the convertible preferred stock is conditioned upon book-entry transfer of or physical delivery of certificates representing the convertible preferred stock, together with necessary endorsements, to the paying agent, or to the paying agent’s account at DTC, at any time after delivery of the redemption notice. Payment of the redemption price for the convertible preferred stock will be made (i) if book-entry transfer of or physical delivery of the convertible preferred stock has been made by or on the redemption date, on the redemption date, or (ii) if book-entry transfer of or physical delivery of the convertible preferred stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the convertible preferred stock.

If the redemption date falls after a dividend payment record date and before the related dividend payment date, holders of the shares of convertible preferred stock at the close of business on that dividend payment record date will be entitled to receive the full dividend payable on those shares on the corresponding dividend payment date. The redemption price payable on such redemption date will include only the liquidation preference, but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.

In the case of any partial redemption, we will select the shares of convertible preferred stock to be redeemed on a pro rata basis, by lot or any other method that we, in our discretion, deem fair and appropriate.

We do not have the right to authorize, issue a press release or give notice of redemption unless (a) we have funds legally available for the payment of the aggregate redemption price and (b) prior to giving the notice, (i) all accumulated and unpaid dividends on the convertible preferred stock (whether or not declared) for dividend periods ended prior to the date of such notice of redemption shall have been or contemporaneously are declared and paid and (ii) if the redemption date occurs following a record date and prior to the related dividend payment date, a cash dividend for the related dividend period has been declared and sufficient funds have been set aside for payment of such dividend.

Limited Voting Rights

Holders of shares of the convertible preferred stock generally do not have any voting rights, except as set forth below and as required by law. In matters where holders of the convertible preferred stock are entitled to vote, each share of the convertible preferred stock shall be entitled to one vote.

Preferred Stock Directors

If at any time dividends on the convertible preferred stock have not been declared and paid in full for six or more dividend periods, whether or not consecutive (which we refer to as a “preferred dividend default”), holders of shares of the convertible preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the convertible preferred stock and each such other class or series of preferred stock)) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as “preferred stock directors”), until all accumulated unpaid dividends with respect to the convertible preferred stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

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a special meeting called by holders of at least 10% of the outstanding shares of the convertible preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 calendar days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 calendar days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•

each subsequent annual meeting (or special meeting held in its place) until all accumulated dividends on the convertible preferred stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

If and when all accumulated dividends on the convertible preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of the convertible preferred stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of any subsequent preferred dividend defaults) and the term of office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly. Each preferred stock director shall be entitled to one vote on any matter.

When a Supermajority Vote is Required

So long as any shares of the convertible preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the convertible preferred stock together with each other class or series of preferred stock ranking on parity with the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

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authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the convertible preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•	amend, alter or repeal the provisions of our articles of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the convertible preferred stock; or

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consummate a binding share exchange or reclassification involving the shares of convertible preferred stock or a merger or consolidation of us with another entity, unless either (i) the shares of convertible preferred stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of convertible preferred stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole;

provided that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock (including the convertible preferred stock), ranking equally with and/or junior to the convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution and winding-up, shall not be deemed to adversely affect the rights, preferences, privileges or voting powers of the convertible preferred stock, and shall not require the affirmative vote or consent of the holders of the convertible preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the convertible preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, shall vote as a class.

Without the consent of the holders of the convertible preferred stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the convertible preferred stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the convertible preferred stock for the following purposes:

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to cure any ambiguity or mistake, or to correct or supplement any provision contained in the preferred stock articles of amendment that may be defective or inconsistent with any other provision contained in such preferred stock articles of amendment;

•	to make any provision with respect to matters or questions relating to the convertible preferred stock that is not inconsistent with the provisions of the preferred stock articles of amendment;

•	to waive any of our rights with respect thereto; or

•	make any other change to the terms of the convertible preferred stock;

provided that any such amendment, alteration, supplement or repeal of any terms of the convertible preferred stock effected in order to (1) conform the terms thereof to the description of the terms of the convertible preferred stock set forth under “Description of the Convertible Preferred Stock” in the preliminary prospectus supplement for this offering as supplemented and/or amended by the related pricing term sheet or (2) implement the changes under “—Increased Dividend Rate and Increased Conversion Rate”, as the case may be, shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the convertible preferred stock.

Holders of shares of the convertible preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of the convertible preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case, ranking on parity with or junior to the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of the convertible preferred stock will not have any voting rights with respect to, and the consent of the holders of shares of the convertible preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the convertible preferred stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed upon proper procedures all outstanding shares of the convertible preferred stock.

Conversion Rights

General

Holders of Corporate Units do not have the right to convert their ownership interests in the convertible preferred stock that are a part of such Corporate Units. Only shares of convertible preferred stock that are not a part of Corporate Units may be so converted. Holders of such separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares into common stock (or cash or a combination of cash and common stock, at our election) at their option prior to June 1, 2022 only upon the occurrence of a fundamental change. In order for a holder of Corporate Units to separate their convertible preferred stock from the purchase contracts in order to convert the convertible preferred stock following a fundamental change, the holder must either (1) create Treasury Units or (2) settle the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above.

If a fundamental change occurs, holders of separate shares of convertible preferred stock can convert such shares at any time from or after the effective date of such transaction until the related fundamental change conversion deadline (as defined below).

On and after June 1, 2022, holders of shares of the convertible preferred stock may, at their option, at any time and from time to time, convert some or all of their outstanding shares of the convertible preferred stock.

The conversion rate will initially be 11.2750 shares of our common stock per share of convertible preferred stock, which is equivalent to an initial conversion price of approximately $88.69 per share of our common stock. Upon conversion of the convertible preferred stock, we will settle our obligations in the manner set forth under “—Settlement Upon Conversion.”

Upon settlement of a conversion of the convertible preferred stock and except as set forth in the immediately succeeding paragraph, a holder will not receive payment of accumulated and unpaid dividends as described under “—Dividends” and we will not make any payments in respect of or adjust the conversion rate to account for accumulated and unpaid dividends to the conversion date except as provided under “—Adjusted Conversion Rate Upon a Fundamental Change.”

If a holder of shares of convertible preferred stock exercises its conversion rights, on and after the conversion date, those shares will cease to accumulate dividends as of the end of the day immediately preceding the date of conversion. A holder of shares of convertible preferred stock on the record date for the payment of a dividend will receive that dividend notwithstanding a conversion of the convertible preferred stock following such record date to the dividend payment date. However, convertible preferred stock surrendered for conversion after the close of business on any record date for the payment of dividends declared and before the opening of business on the dividend payment date relating to that record date must be accompanied by a payment in cash of an amount equal to the dividend payable in respect of those shares for the dividend period in which the shares are converted; provided that no such payment need be made:

•	if we have specified a redemption date that is after a dividend payment record date and on or prior to the corresponding dividend payment date; or

•	if we have specified a fundamental change conversion deadline that is after a dividend payment record date and on or prior to the corresponding dividend payment date.

In case any shares of convertible preferred stock are to be redeemed, the right to convert those shares of the convertible preferred stock will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the redemption date unless we default in the payment of the redemption price of those shares.

Adjusted Conversion Rate Upon a Fundamental Change

If a fundamental change (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above) occurs, a holder may elect to convert separate shares of convertible preferred stock in connection with the fundamental change (the right of conversion, “fundamental change conversion right”). If the stock price (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares” above) is less than $88.69 (which we refer to as the “conversion price,” and which initially equals the conversion price of the convertible preferred stock), any such conversion in connection with the fundamental change will be at an adjusted conversion rate that will be equal to the $1,000 liquidation preference plus all accumulated and unpaid dividends to, but excluding the fundamental change settlement date described below (unless the conversion date for a share of convertible preferred stock occurs after the record date for the payment of declared dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by the average of the closing prices of our common stock for the five consecutive trading days ending on the second business day prior to the fundamental change settlement date (or, in the case of a fundamental change described in clause (ii) of the definition of fundamental change where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock) (the “fundamental change settlement price”). Notwithstanding the foregoing, in no event will the conversion rate exceed 27.0599 shares of common stock per share of convertible preferred stock (subject to adjustment as set forth under “—Conversion Rate Adjustments” and increase as set forth under “—Increased Dividend Rate and Increased Conversion Rate”), which is equal to the $1,000 liquidation preference divided by 50% of the reference price.

The reference price will be adjusted as of any date on which the conversion rate of the convertible preferred stock is adjusted. The adjusted reference price will equal the reference price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion price as of any time is equal to $1,000 divided by the conversion rate as of such time.

A conversion of the convertible preferred stock will be deemed for these purposes to be “in connection with” such a fundamental change (regardless of the stock price) if the conversion date occurs from, and including, the effective date of such fundamental change to, and including, the date we specified in the fundamental change company notice as the last date on which a holder of the convertible preferred stock may exercise the fundamental change conversion right for that fundamental change, which we refer to as the “fundamental change conversion deadline.” The fundamental change conversion deadline will be a date no less than 20 business days nor more than 35 business days after the effective date of such fundamental change; provided that if any purchase contracts are outstanding at the time we give the fundamental change company notice, such date shall not be less than 10 business days following the fundamental change early settlement date we specify for the purchase contracts as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

We will send a notice to holders of the convertible preferred stock of a fundamental change within five business days after the effective date of the fundamental change (the “fundamental change company notice”). Such fundamental change company notice will state:

•	the events constituting the fundamental change;

•	the effective date of the fundamental change;

•	the name and address of the paying agent and the conversion agent;

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the conversion rate and any adjustment to the conversion rate that will result from the fundamental change, or if the stock price is less than the conversion price, the formula for determination of the conversion rate;

•	the procedures that the holder of the convertible preferred stock must follow to exercise the fundamental change conversion right;

•	the fundamental change conversion deadline;

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the settlement method for all conversions in exercise of the fundamental change conversion right, including, in the case of combination settlement, the amount of cash per share of convertible preferred stock we will pay in settlement of any such conversions; and

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if the stock price is less than the conversion price, the date on which all conversions in exercise of the fundamental change conversion right will be settled (the “fundamental change settlement date”), which will be the second business day immediately following the fundamental change conversion deadline.

To exercise the fundamental change conversion right, a holder of a separate share of convertible preferred stock must deliver, on or before the close of business on the fundamental change conversion deadline, the convertible preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our conversion agent. The conversion notice will state:

•	the relevant fundamental change conversion date; and

•	the number of shares of the convertible preferred stock to be converted pursuant to the fundamental change conversion right.

If the convertible preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.

If the stock price is greater than or equal to the conversion price, the convertible preferred stock as to which the fundamental change conversion right has been properly exercised will be converted into cash, shares of our common stock or a combination thereof at our election in accordance with “— Settlement Upon Conversion” below. If the stock price is less than the conversion price, then notwithstanding anything herein to the contrary, we can elect to settle conversions in connection with a valid exercise of the fundamental change conversion right through cash settlement, combination settlement or physical settlement, as follows:

•	any such conversions will settle on the fundamental change settlement date;

•

if we have validly elected physical settlement, we will deliver, in respect of each share of the convertible preferred stock, a number of shares of common stock (and cash in lieu of any fractional shares) equal to the conversion rate described above;

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if we have validly elected cash settlement, we will deliver an amount of cash per share of convertible preferred stock equal to the conversion rate described above multiplied by the fundamental change settlement price; and

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if we have validly elected combination settlement, we will deliver, in addition to the amount of cash per share of convertible preferred stock specified in the fundamental change company notice, a number of shares of common stock (and cash in lieu of any fractional shares) equal to a fraction, the numerator of which is (i) the conversion rate described above multiplied by the fundamental change settlement price minus (ii) the amount of cash per share specified in the fundamental change company notice, and the denominator of which is the fundamental change settlement price.

If the holders of our common stock receive only cash in a reorganization event, then notwithstanding the foregoing, for all conversions in connection with a fundamental change that occur after the effective date of such transaction where the relevant stock price is less than the conversion price, the consideration due upon conversion of each such share of convertible preferred stock shall be solely cash in an amount equal to the conversion rate as modified by this “—Adjusted Conversion Rate Upon a Fundamental Change,” multiplied by the fundamental change settlement price for such transaction.

We will, to the extent applicable, comply with listing standards of the New York Stock Exchange in connection with the issuance of our common stock upon any exercise of the fundamental change conversion right.

Conversion Procedures

Holders of shares of the convertible preferred stock represented by a beneficial interest in a global security may convert their shares by complying with the depositary’s procedures and, if required, by paying any dividends as described in this prospectus supplement. Holders of shares of the convertible preferred stock in certificated form may convert some or all of their shares by surrendering to us at our principal office or at the office of our conversion agent, as may be designated by our board of directors or a committee of our board of directors, the certificate or certificates, if any, for the shares of the convertible preferred stock to be converted, accompanied by a written notice stating that the holder of shares of the convertible preferred stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus supplement and specifying the name or names in which the holder of shares of the convertible preferred stock wishes the certificate or certificates, if any, for the shares of our common stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of the convertible preferred stock, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of our common stock in that name or names. Other than such transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of our common stock upon conversion of shares of the convertible preferred stock. The date on which the foregoing procedures have been complied with will be deemed the “conversion date” with respect to a share of the convertible preferred stock.

As promptly as practicable after the conversion date with respect to any shares of the convertible preferred stock, we will reflect in our stock records the cancellation of the convertible preferred stock that is being converted and the issuance of such number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock are entitled as a result of the conversion, if any, as of such conversion date (in the case of any physical settlement) or the final day of the observation period (in the case of a combination settlement). In addition, if the common stock to be issued upon conversion is certificated, promptly after the issuance of the common stock certificate (or, if the convertible preferred stock is certificated, promptly after, and in any case, no later than (x) two business days after the surrender of the certificates representing the shares that are converted (in the case of physical settlement) and (y) two business days after the later of the surrender of the certificates representing the shares that are converted and the final day of the observation period (in the case of combination settlement)) we will deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock, or the transferee of the holder of such shares of the convertible preferred stock, will be entitled and (ii) if the convertible preferred stock is then certificated and if less than the full number of shares of the convertible preferred stock represented by the surrendered certificate or certificates, if any, or specified in the notice, are being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the conversion date so that the rights of the holder of shares of the convertible preferred stock as to the shares being converted will cease, except for the right to receive the shares of our common stock.

Holders of shares of the convertible preferred stock are not eligible to exercise any rights of a holder of shares of our common stock until they have converted their shares of the convertible preferred stock into shares of our common stock, if any. If more than one share of the convertible preferred stock is surrendered for conversion by the same stockholder at the same time, the number of whole shares of our common stock issuable upon conversion of those shares of the convertible preferred stock will be computed on the basis of the total number of shares of the convertible preferred stock so surrendered.

We will at all times reserve and keep available, free from preemptive rights, out of our authorized but unissued shares of capital stock, for issuance upon the conversion of shares of the convertible preferred stock, a number of authorized but unissued shares of our common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of the convertible preferred stock (assuming, for such purposes, that physical settlement is applicable to all conversions).

Before the delivery of any securities upon conversion of shares of the convertible preferred stock, we will comply with all applicable federal and state laws and regulations. All shares of our common stock delivered upon conversion of shares of the convertible preferred stock, if any, will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Settlement Upon Conversion

To satisfy our obligations upon a conversion, we may elect to pay or deliver, as the case may be, solely shares of our common stock, together with cash in lieu of fractional shares (“physical settlement”), solely cash (“cash settlement”) or a combination of cash and our common stock (“combination settlement”). We refer to each of these elections as a “settlement method.”

We will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions occurring on different conversion dates, except that we will use the same settlement method for (x) all conversions following our delivery of a notice of redemption to holders of the convertible preferred stock to, and including, the related redemption date, regardless of the conversion date and (y) all conversions in connection with a fundamental change. If we elect a settlement method, we will inform holders so converting through the conversion agent of such settlement method we have selected no later than the second business day immediately following the related conversion date; provided that (x) in the case of any conversions of convertible preferred stock called for redemption, we will elect our settlement method in the redemption notice and (y) in the case of a conversion in connection with a fundamental change, we will elect our settlement method in the fundamental change company notice. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 liquidation preference of convertible preferred stock, such specified dollar amount will be deemed to be $1,000. If we do not timely provide notice electing a settlement method in respect of any conversion of the convertible preferred stock, we will be deemed to have elected combination settlement and the specified dollar amount per $1,000 liquidation preference of convertible preferred stock will be equal to $1,000.

Settlement amounts will be computed as follows:

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if we elect physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to the number of shares of convertible preferred stock to be converted multiplied by the applicable conversion rate;

•

if we elect cash settlement, we will deliver to the converting holder, in respect of each $1,000 liquidation preference of the convertible preferred stock being converted, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related observation period; and

•

if we elect combination settlement, we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 20 consecutive trading days during the observation period, will consist of:

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cash equal to the lesser of (i) a dollar amount per share of the convertible preferred stock to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 20 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value for such trading day; and

•

to the extent the daily conversion value for such trading day exceeds the daily measurement value, a number of shares equal to (i) the difference between such daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

“Daily conversion value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common stock on such trading day.

“Observation period” means, with respect to any share of convertible preferred stock being converted, the 20 consecutive trading day period beginning on and including the third trading day after the conversion date for such share of convertible preferred stock, provided that if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the convertible preferred stock as described under “—Redemption” and prior to the relevant redemption date, the observation period shall be the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding such redemption date.

If we elect physical settlement in respect of a conversion, we will deliver the settlement amount to converting holders on the second trading day following the conversion date, but such holders will be deemed to be the owners of the shares of our common stock included in the settlement amount as of the close of business on the conversion date. If we elect cash settlement or combination settlement, we will pay or deliver, as the case may be, the settlement amount to converting holders on the second trading day following the final trading day of the relevant observation period and such holders will be deemed to be the owners of any of the shares of our common stock included in the settlement amount on the last trading day of the relevant observation period.

We will not issue fractional shares upon conversion of the convertible preferred stock. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stock on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP of our common stock on the last trading day of the relevant observation period (in the case of combination settlement).

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of any reorganization event, at and after the effective time of such reorganization event, the conversion rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any conversion of convertible preferred stock, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. However, at and after the effective time of the reorganization event, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion, as set forth under “—Conversion Rights—Settlement Upon Conversion” and (ii)(x) any amount payable in cash upon conversion as set forth under “—Conversion Rights—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion as set forth under “—Conversion Rights—Settlement Upon Conversion” will instead be deliverable in the amount and type of exchange property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP and fundamental change settlement price will be calculated based on the value of an exchange property unit that a holder of one share of our common stock would have received in such transaction. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the convertible preferred stock are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders of the weighted average as soon as practicable after such determination is made. If the holders receive only cash in such transaction, then notwithstanding anything herein to the contrary for all conversions that occur after the effective date of such transaction (other than conversions in connection with a fundamental change where the relevant stock price is less than the conversion price) (i) the consideration due upon conversion of each share of convertible preferred stock shall be solely cash in an amount equal to the conversion rate in effect on the conversion date, multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second scheduled trading day immediately following the conversion date. In addition, we will amend the articles of incorporation (1) to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” below, (2) in the case of any transaction that results in the common equity of any entity other than us (or, for the avoidance of doubt, our successor in such transaction) being included as exchange property, (a) by replacing references to “us” or “our” (and similar references) in the definitions of

“fundamental change” with references to that other entity and (b) by causing the dividend blocker provisions to apply to that other entity, with its equity securities being deemed stock ranking junior to the convertible preferred stock for this purpose and (3) to include such additional provisions to protect the interests of the holders of convertible preferred stock as our board of directors reasonably considers necessary by reason of the foregoing. We will not become party to any such transaction unless its terms are consistent with the foregoing.

In connection with any adjustment to the conversion rate described below, we will also adjust the initial dividend threshold (as defined under “—Conversion Rate Adjustments”) based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property. If the exchange property is composed solely of non-stock consideration, the initial dividend threshold will be zero.

The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

Conversion Rate Adjustments

The applicable conversion rate shall be adjusted from time to time for any of the following events that occur following the original issue date of the convertible preferred stock:

(1)

If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1

OS0

where:

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date, or the open of business on the effective date of such share split or share combination; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this clause (1) shall become effective as of the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we distribute to all holders of our common stock any rights, warrants or options entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of such distribution, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X

OS0 + Y

where:

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the aggregate number of shares of our common stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, warrants or options.

For purposes of this clause (2), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase our common stock at less than the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of the announcement of the distribution of such rights, warrants or options, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration received by us for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by us. Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. If any right, warrant or option described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant or option had not been so distributed.

(3)	If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock, excluding:

(A)	dividends, distributions, rights, warrants or options as to which an adjustment was effected in clause (1) or (2) above;

(B)	dividends or distributions paid exclusively in cash; and

(C)	spin-offs described below in this clause (3),

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0

SP0 – FMV

where:

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by us) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective as of the open of business on the ex-dividend date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, in respect of each share of convertible preferred stock, at the same time and upon the same terms as holders of our common stock and without having to convert its shares of convertible preferred stock, the amount and kind of our capital stock, evidences of indebtedness or other assets or property of ours that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

If we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, in each case, that will be listed on a U.S. national securities exchange (which we refer to as a “spin-off”), the conversion rate in effect immediately following the 10th trading day immediately following, and including, the ex-dividend date of the spin-off will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0

MP0

where:

CR0 = the conversion rate in effect on the 10th trading day immediately following, and including, the ex-dividend date of the spin-off;

CR1 = the new conversion rate immediately after the 10th trading day immediately following (and including) the ex-dividend date of the spin-off;

FMV = the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after (and including) the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the closing prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of convertible preferred stock for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of convertible preferred stock for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate as of such trading day.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)

If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.9175 per share (the “initial dividend threshold”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 – IDT

SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;

C = the amount in cash per share we distribute to holders of our common stock; and

IDT = the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero.

Any increase to the conversion rate made pursuant to this clause (4) shall become effective as of the open of business on the ex-dividend date for such dividend or distribution. If any such dividend or distribution is not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, for each share of convertible preferred stock, at the same time and upon the same terms as holders of shares of our common stock and without having to convert its shares of convertible preferred stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided that no adjustment will be made to the initial dividend threshold for any adjustment made to the conversion rate under this clause (4).

(5)

If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)

OS0 ×SP1

where:

CR0 = the conversion rate in effect immediately prior to the close of business on the trading day on which such tender or exchange offer expires;

CR1 = the conversion rate in effect immediately after the close of business on the trading day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by us) paid or payable for our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the trading day such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the close of business on the trading day such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the closing price of our common stock on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this clause (5) shall become effective at the close of business on the trading day immediately following the date such tender offer or exchange offer expires. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

If we have in effect a rights plan while any convertible preferred stock remains outstanding, holders of convertible preferred stock will receive, upon a conversion of convertible preferred stock, in addition to shares of our common stock, if any, rights under our shareholder rights agreement unless, prior to conversion, the rights have separated from our common stock, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness or other assets or property pursuant to clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its shares of the convertible preferred stock on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of our common stock as of the related conversion date based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

In addition to the adjustments pursuant to paragraphs (1) through (5) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 business days if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the convertible preferred stock a notice of the increased conversion rate and the period during which it will be in effect at least 15 calendar days prior to the date the increased conversion rate takes effect in accordance with applicable law.

No adjustment to the conversion rate will be made if holders of the convertible preferred stock, as a result of holding the convertible preferred stock and without conversion thereof, are entitled to participate at the same time as our common stock holders participate in any of the transactions described above as if such holders of the convertible preferred stock held a number shares of our common stock equal to the conversion rate, multiplied by the number of shares of convertible preferred stock held by such holder, without having to convert their convertible preferred stock.

As used in this section and in “Description of the Purchase Contracts—Anti-dilution Adjustments” above, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

The conversion rate will not be adjusted except as specifically set forth in this “Conversion Rate Adjustments” and in “—Conversion Rights—Adjusted Conversion Rate Upon a Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•

the issuance of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of ours and the investment of additional optional amounts in shares of our common stock under any plan;

•

the issuance of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of ours;

•

the issuance of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the convertible preferred stock was first issued;

•	a change in the par value of our common stock; and

•	accumulated and unpaid dividends.

All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. We will not be required to make an adjustment to the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments (x) when all such carried-forward adjustments aggregate to a change of at least 1% in the conversion rate and (y) regardless of whether the aggregate adjustment is less than 1% (i) on the effective date for any fundamental change, (ii) on the conversion date in respect of any shares of convertible preferred stock for which physical settlement applies and (iii) on each trading day of any observation period in respect of any conversion of convertible preferred stock for which cash settlement or combination settlement applies.

In the event of a taxable distribution to holders of shares of our common stock that results in an adjustment to the conversion rate, holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations—U.S. Holders—Convertible Preferred Stock—Constructive Distributions” below. In addition, non-U.S. holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders.”

Adjustments of Prices

Whenever any provision of the preferred stock articles of amendment requires us to calculate the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including any observation period, the five-day average price and the “stock price” and “fundamental change settlement price” (if applicable) for purposes of this “Description of the Convertible Preferred Stock” section), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date or the expiration date of the event occurs, at any time during the period when the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Transfer Agent, Registrar, Paying Agent, Conversion Agent

The registrar and transfer agent for the convertible preferred stock is Broadridge Corporation Issuer Solutions, Inc. The paying agent and conversion agent for the convertible preferred stock is Deutsche Bank Trust Company Americas.

Remarketing

The convertible preferred stock will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

In connection with a successful remarketing:

•

the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not the holder of such shares elected to participate in the remarketing) may be increased, if applicable, as described below; and

•	dividends will continue to be payable on the convertible preferred stock quarterly, when, as and if declared by our board of directors, as described herein.

In order to remarket the convertible preferred stock, our board of directors may, after consultation with the remarketing agent, increase the dividend rate in order to produce the required price in the remarketing. In addition, if, on the date of any successful remarketing, the closing price of our common stock on such date is less than the reference price, the conversion rate for the convertible preferred stock will increase to an amount equal to $1,000, divided by 120% of the closing price of our common stock on the date of such remarketing (rounded to the nearest ten-thousandth share). If, however, on the date of any successful remarketing, the closing price of our common stock on such date is greater than or equal to the reference price, we will not change the conversion rate for the convertible preferred stock.

Notwithstanding the foregoing, in no event will the increased conversion rate for the convertible preferred stock exceed 45.1000 shares of common stock per share of convertible preferred stock (which is approximately equal to four times the initial conversion rate for the convertible preferred stock), subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Convertible Preferred Stock—Conversion Rate Adjustments.”

Remarketing of Shares That Are Not Included in Corporate Units

At any time prior to a remarketing, other than during a blackout period, holders of convertible preferred stock that do not underlie Corporate Units may elect to have their shares of convertible preferred stock remarketed in such remarketing in the same manner as shares of convertible preferred stock that underlie Corporate Units by delivering their shares along with a notice of this election to the custodial agent. The custodial agent will hold the shares of convertible preferred stock in an account separate from the collateral account in which the pledged securities will be held. Holders of shares of convertible preferred stock electing to have their shares remarketed will also have the right to withdraw their election at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding an optional remarketing period or the final remarketing period, as applicable. In the event of a successful remarketing during the optional remarketing period, each holder of separate shares of convertible preferred stock that elects to have its shares remarketed will receive, for each share sold, at least the remarketing price per share of convertible preferred stock on the optional remarketing settlement date. The “remarketing price per share of convertible preferred stock” means, for each share of convertible preferred stock, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of shares of convertible preferred stock included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the convertible preferred stock in an optional remarketing, the “separate convertible preferred stock purchase price” means the amount in cash equal to the product of (A) the remarketing price per share of convertible preferred stock and (B) the number of shares of convertible preferred stock included in such remarketing that are not part of Corporate Units. Any proceeds in excess of such amount in respect of such remarketed shares will be delivered to the holders of such shares that elected to participate in the optional remarketing. In the event of a successful remarketing during the final remarketing period, each holder of separate shares of convertible preferred stock that elects to have its shares remarketed will receive an amount in cash on the purchase contract settlement date, for each such share, equal to at least $1,000. Any proceeds in excess of such amounts in respect of such remarketed shares will be delivered to the holders of such shares that elected to participate in the final remarketing. Except in the case of a dividend deficiency event, any accumulated and unpaid dividends on such shares (including compounded dividends thereon), whether or not declared, will be paid by us, on the purchase contract settlement date, to holders of record on the immediately preceding dividend payment record date. If a dividend deficiency event occurs, following the final remarketing (whether successful or failed), we shall have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date. However, the right to receive such accumulated but unpaid dividends (including compounded dividends thereon) shall continue to exist (and shall continue to compound) with respect to such convertible preferred stock notwithstanding such remarketing, and such dividends shall be payable to the holders of such convertible preferred stock as of the record date for the dividend payment date on which such dividends are subsequently declared and paid (if ever). If there are any accumulated and unpaid dividends on the convertible preferred stock for prior dividend periods, or we have not declared a dividend payable on the March 1, 2022 dividend payment date, we may not conduct an optional remarketing.

Increased Dividend Rate and Increased Conversion Rate

In the case of a successful remarketing, the dividend rate on the convertible preferred stock may be increased and/or the conversion rate on the convertible preferred stock may be increased, in each case, effective on the settlement date of the remarketing, which will be, in the case of a successful optional remarketing, the second business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and, in the case of the final remarketing period, the purchase contract settlement date. If the dividend rate is increased pursuant to a successful optional remarketing, the increased rate will be the dividend rate determined by one or more of our senior officers acting under authority granted by our board of directors, after consultation with the remarketing agent, as the rate the convertible preferred stock should bear in order for the net remarketing proceeds of such convertible preferred stock to have an aggregate market value on the optional remarketing date of at least 100% of the aggregate of the Treasury portfolio purchase price plus the separate convertible preferred stock purchase price, if any. If the dividend rate is increased pursuant to a successful final remarketing, the increased rate will be the dividend rate determined by one or more of our senior officers acting under authority granted by our board of directors, after consultation with the remarketing agent, as the rate the convertible preferred stock should bear in order for the net remarketing proceeds to equal at least $1,000 multiplied by the aggregate number of shares of convertible preferred stock being remarketed. We will not decrease the dividend rate in connection with a successful remarketing.

In addition, if, on the date of any successful remarketing, the closing price of our common stock is less than the reference price, the conversion rate for the convertible preferred stock will increase to an amount equal to

$1,000, divided by 120% of the closing price of our common stock on such date (rounded to the nearest ten-thousandth share). If, however, on the date of any successful remarketing, the closing price of our common stock on such date is greater than or equal to the reference price, we will not change the conversion rate for the convertible preferred stock. We will not decrease the conversion rate in connection with a successful remarketing.

Notwithstanding the foregoing, in no event will the increased conversion rate for the convertible preferred stock exceed 45.1000 shares of common stock per share of convertible preferred stock (which is approximately equal to four times the initial conversion rate for the convertible preferred stock), subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Convertible Preferred Stock—Conversion Rate Adjustments.”

If the convertible preferred stock is not successfully remarketed, neither the dividend rate nor the conversion rate will be changed.

The remarketing agent is not obligated to purchase any shares of convertible preferred stock that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of convertible preferred stock for remarketing.

Automatic Settlement Upon Failed Final Remarketing

If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all ownership interests in shares of convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, unless the holder separately cash settles purchase contracts as described below. Notwithstanding the foregoing, except in the case of a dividend deficiency event, all accumulated and unpaid dividends (including compounded dividends thereon) will be paid on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date, whether or not declared. If a dividend deficiency event occurs, following the final remarketing (whether successful or not), we shall have no obligation to pay the then accumulated but unpaid dividends on the convertible preferred stock on the purchase contract settlement date to the holders of the shares of convertible preferred stock as of the record date immediately preceding the purchase contract settlement date.

The ownership interest in convertible preferred stock underlying a Corporate Unit will be automatically delivered to us thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate cash only in integral multiples of 10 Corporate Units.

Payment

So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, payments on the convertible preferred stock will be made as described therein.

Form

So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate shares of convertible preferred stock will be made as described therein.

Certain Trading Characteristics

The convertible preferred stock is expected to trade at a price that takes into account the value, if any, of accumulated but unpaid dividends (except for declared dividends accumulated after a record date and prior to a dividend payment date, which dividends will be payable to the holders as of the record date, as described above); thus, it is expected that purchasers of the convertible preferred stock will not pay, and sellers will not receive, accumulated and unpaid dividends with respect to the convertible preferred stock that is not included in the trading price thereof.

Title

We and any agent of ours will treat the person or entity in whose name securities are registered as the absolute owner of those securities for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Book-Entry Issuance—The Depository Trust Company

The shares of convertible preferred stock will be issued in fully registered form and will be evidenced by one or more global securities registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global securities will be deposited with the registrar as custodian for DTC and, in the case of shares of convertible preferred stock that form a part of the Corporate Units, credited to the collateral account. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” for a description of DTC.

Purchases of the convertible preferred stock under the DTC system must be made by or through direct participants, which will receive a credit for the convertible preferred stock on DTC’s records. The ownership interest of each actual purchaser of each share of convertible preferred stock (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the convertible preferred stock. Transfers of ownership interests on the convertible preferred stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in convertible preferred stock, except in the event that use of the book-entry system for the convertible preferred stock is discontinued.

To facilitate subsequent transfers, all convertible preferred stock deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the convertible preferred stock with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the convertible preferred stock; DTC’s records reflect only the identity of the direct participants to whose accounts the shares of convertible preferred stock are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the convertible preferred stock unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the shares of convertible preferred stock are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the convertible preferred stock.

Payments of dividends on the convertible preferred stock will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the transfer agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner will not be entitled to receive physical delivery of the convertible preferred stock. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the convertible preferred stock.

DTC may discontinue providing its services as securities depository with respect to the convertible preferred stock at any time by giving us or the transfer agent reasonable notice. In the event no successor securities depository is obtained, certificates for the convertible preferred stock will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

DESCRIPTION OF OUR CAPITAL STOCK

As of March 31, 2019, our authorized capital stock was 1.02 billion shares. Those shares consisted of 20 million shares of preferred stock, none of which were issued and outstanding, and 1.00 billion shares of common stock. As of April 12, 2019, approximately 802 million shares of common stock were issued and outstanding. Effective May 9, 2019, we amended our articles of incorporation to increase the number of our authorized shares of common stock to 1.75 billion shares. No holder of shares of common stock or preferred stock has any preemptive rights.

Our preferred stock is described in the accompanying base prospectus under the heading “Description of our Capital Stock—Preferred Stock” and in this prospectus supplement under the heading “Description of the Convertible Preferred Stock,” and our common stock is described in Amendment No. 3 to our Current Report on Form 8-K, filed June 10, 2019, which replaces the description of our common stock in the accompanying base prospectus in its entirety.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material United States federal income tax considerations of the acquisition, ownership and disposition of the Equity Units (including components thereof) and our common stock acquired under a purchase contract. Unless otherwise stated, this summary deals only with Equity Units (including components thereof) and common stock held as capital assets (generally, assets held for investment) by you if you purchase Equity Units pursuant to this offering at the initial offering price. Your tax treatment may vary depending on your particular situation. This summary does not address all of the tax considerations that may be relevant to you if you may be subject to special tax treatment such as, for example, insurance companies; financial institutions; broker-dealers; tax-exempt organizations; regulated investment companies; real estate investment trusts; individual retirement accounts or qualified pension plans; persons holding Equity Units or shares of our common stock as part of a straddle, conversion transaction or other integrated investment; partnerships (or other entities classified as partnerships for United States federal income tax purposes) and Subchapter S corporations and their partners or shareholders, as applicable; expatriates and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. In addition, this summary does not address any other U.S. federal tax considerations (e.g., the Medicare contribution tax or estate or gift tax or persons subject to special accounting rules as a result of any item of gross income with respect to the Equity Units (including components thereof) being taken into account in an applicable financial statement) or any aspects of state, local, or non-U.S. tax laws. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities in effect as of the date hereof, all of which are subject to change or differing interpretations, possibly on a retroactive basis.

You should consult your tax advisor as to the particular tax considerations to you of acquiring, owning, and disposing of the Equity Units (including components thereof) and our common stock, including the application and effect of United States federal, state, local and non-U.S. tax laws.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the Equity Units or components thereof and our common stock acquired under a purchase contract or that any such position will not be sustained.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Equity Units or components thereof or our common stock that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state or political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes. A beneficial owner of Equity Units (including components thereof) or our common stock that is not a U.S. Holder or a partnership is referred to herein as a “Non-U.S. Holder.”

If a partnership (including an entity classified as a partnership for United States federal income tax purposes) beneficially owns Equity Units or components thereof or our common stock, the treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. If you are a partnership or partners in a partnership that holds Equity Units or components thereof or our common stock, you should consult your tax advisor as to the tax considerations to you of acquiring, owning, and disposing of Equity Units or components thereof or our common stock.

U.S. HOLDERS

Equity Units

Allocation of Purchase Price. A U.S. Holder’s acquisition of an Equity Unit will be treated as an acquisition of a unit consisting of two components: (i) a 1/10, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock and (ii) a purchase contract. The purchase price of each Equity Unit will be allocated between the convertible preferred stock and the purchase contract components in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in the convertible preferred stock and in the purchase contract. We will report the initial fair market value of each share of convertible preferred stock as 100% of the purchase price paid for each Equity Unit and the initial fair market value of each purchase contract as $0. This position will be binding upon you (but not on the IRS) unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal income tax returns for the taxable year in which an Equity Unit is acquired. Thus, absent such disclosure, you should allocate and report the purchase price for an Equity Unit in accordance with the foregoing. The remainder of this discussion assumes that the foregoing allocation of purchase price will be respected for United States federal income tax purposes.

Ownership of Convertible Preferred Stock, Treasury Securities, Cash Collateral or Applicable Ownership Interest in the Treasury Portfolio. U.S. Holders will be treated as owning the convertible preferred stock, Treasury securities, cash or applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, for United States federal income tax purposes. We and, by virtue of your acquisition of Equity Units, you agree to treat the convertible preferred stock, Treasury securities, cash or applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, as owned by you for United States federal income tax purposes, and the remainder of this summary assumes such treatment. The United States federal income tax considerations to a U.S. Holder of owning the convertible preferred stock, Treasury securities, cash or applicable ownership interest in the Treasury portfolio are discussed under the relevant heading below (see “U.S. Holders—Convertible Preferred Stock,” “U.S. Holders—Treasury Units and Treasury Securities,” “U.S. Holders—Treasury Portfolio,” “U.S. Holders—Cash Settled Units” and “U.S. Holders—Remarketing of Convertible Preferred Stock”).

Sale, Exchange, or Other Taxable Disposition of Equity Units. A U.S. Holder that sells, exchanges or otherwise disposes of Corporate Units, Treasury Units, or Cash Settled Units in a taxable disposition (a “disposition”), will be treated as having sold, exchanged or disposed of each component of such unit (i.e., the purchase contract and the convertible preferred stock, Treasury securities or cash, as the case may be, that constitute such Corporate Unit, Treasury Unit, or Cash Settled Unit, as applicable), and the proceeds realized on such disposition will be allocated between the components of such unit in proportion to their respective fair market values at the time of disposition. As a result, and subject to the discussion below under “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing or Other Taxable Disposition of Convertible Preferred Stock,” you generally will recognize gain or loss with respect to each component of a Corporate Unit, Treasury Unit, or Cash Settled Unit as applicable, equal to the difference between the portion of the proceeds allocable to a given component and your adjusted tax basis in such component, except to the extent you are treated as receiving an amount attributable to (a) accrued but unpaid contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income, or (b) any acquisition discount on the applicable ownership interest in the Treasury portfolio, which amount would be subject to tax as ordinary interest income to the extent not previously included in income. The rules governing the determination of the character of gain or loss on (i) the disposition of the convertible preferred stock and the Treasury securities and (ii) the termination of the purchase contract are summarized under “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing or Other Taxable Disposition of Convertible Preferred Stock,” “U.S. Holders—Treasury Units and Treasury Securities—Sale, Exchange or Other Taxable Disposition of Treasury Securities,” and “U.S. Holders—Purchase Contracts—Termination of Purchase Contract” below.

If the disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit occurs when the purchase contract has a negative value, U.S. Holders should be considered to have received additional consideration for the convertible preferred stock, the Treasury securities, or the cash collateral, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from their obligations under the related purchase contract. You should consult your tax advisor regarding a disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit at a time when the purchase contract has a negative value. In determining gain or loss, contract adjustment payments that have been received by you, but have not previously been included in your income under an alternative treatment of the contract adjustment payments, should either reduce your adjusted tax basis in your purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments previously included in your income, but not received by you, should increase your adjusted tax basis in your purchase contract (see “U.S. Holders—Purchase Contracts—Contract Adjustments Payments” below).

Convertible Preferred Stock

The discussion in this section will apply to you if you hold separate convertible preferred stock or Corporate Units that include convertible preferred stock.

Distributions on Convertible Preferred Stock. Any distribution on our convertible preferred stock (including the fair market value of distributions paid in common stock) generally will be treated as a dividend to a U.S. Holder of our convertible preferred stock to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the convertible preferred stock, and thereafter as gain from the sale or exchange of the shares. Corporate U.S. Holders generally will be entitled to claim the dividends-received deduction with respect to dividends paid on our convertible preferred stock and such dividends will constitute qualified dividend income to individual U.S. Holders, subject in each case to applicable restrictions.

Constructive Distributions. A U.S. Holder may be treated as having received a constructive distribution from us if (1) the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. Holder in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock. A constructive distribution on our convertible preferred stock generally will be treated as described under “U.S. Holders—Convertible Preferred Stock—Distributions on Convertible Preferred Stock” above. Thus, under certain circumstances, an increase in (or failure to decrease) the conversion rate might give rise to a taxable dividend to you even though you would not receive any cash related thereto.

Tax Basis in Convertible Preferred Stock. Your initial tax basis in the convertible preferred stock will equal the portion of the purchase price for the Equity Unit allocated to the convertible preferred stock as described above (see “U.S. Holders—Equity Units—Allocation of Purchase Price” above).

Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock. U.S. Holders generally will recognize capital gain or loss on the disposition of convertible preferred stock (including, upon a successful remarketing of the convertible preferred stock, by U.S. Holders that participate in the remarketing) equal to the difference between the amount realized by such a U.S. Holder on such disposition and the U.S. Holder’s adjusted tax basis in such convertible preferred stock. Such gain or loss generally will be long-term capital gain or loss if you held such convertible preferred stock for more than one year as of the time of disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A redemption of our convertible preferred stock will be treated as a distribution (as described under “U.S. Holders—Convertible Preferred Stock—Distributions on Convertible Preferred Stock” above) unless the redemption, based on the facts and circumstances, (i) is “not essentially equivalent to a dividend”, (ii) is “substantially disproportionate” with respect to the holder being redeemed, or (iii) completely terminates the holder’s interest in the Company, each within the meaning of Section 302 of the Code. In determining whether any of these tests have been satisfied, you generally must take into account stock actually owned as well as stock treated as constructively owned under the Code. While the determination whether any of the foregoing tests is satisfied depends on your particular facts and circumstances as of the time of the determination, the IRS has ruled in the past that even a small reduction in the interest held by a stockholder in a publicly traded corporation will be treated as an exchange if the stockholder’s percentage stock ownership is minimal and the stockholder exercises no control over the corporation. You should consult your tax advisor regarding the proper treatment of a redemption of our convertible preferred stock.

In the event of a failed remarketing we intend to treat the delivery of convertible preferred stock by a U.S. Holder of Corporate Units in satisfaction of the purchase contract as a recapitalization for United States federal income tax purposes pursuant to which such U.S. Holder would not recognize gain or loss except to the extent of cash in lieu of a fractional share. Even if the IRS were to treat such convertible preferred stock as having been redeemed by us, we intend to take the position that your interest in a purchase contract does not adversely affect your eligibility for sale or exchange treatment upon a redemption of the convertible preferred stock, including upon the delivery of convertible preferred stock in the event of a failed final remarketing, if the redemption would otherwise be treated as “not essentially equivalent to a dividend” as described above.

Conversion of Convertible Preferred Stock into Common Stock. If a U.S. Holder receives only common stock upon a conversion of our convertible preferred stock (other than cash with respect to any fractional share), the U.S. Holder generally will not recognize gain or loss upon the conversion, except with respect to any cash received in lieu of a fractional share. Your tax basis in the common stock received in such a conversion will be the same as your adjusted tax basis in the convertible preferred stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and your holding period for such common stock will include your holding period for the convertible preferred stock that was converted. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your tax basis in the convertible preferred stock that is allocable to the fractional share. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the conversion, the convertible preferred stock has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of Convertible Preferred Stock into Cash and Common Stock. If a U.S. Holder receives cash and common stock upon a conversion of our convertible preferred stock, the conversion should be treated as a recapitalization and, unless otherwise indicated, the following discussion assumes such treatment. You will recognize gain (but not loss) on the conversion in an amount equal to the lesser of (i) the excess, if any, of the amount of cash and the fair market value of the common stock received over your adjusted tax basis in the convertible preferred stock surrendered and (ii) the amount of cash received (other than cash in lieu of a fractional share). Accordingly, your tax basis in the common stock received in such a conversion will be the same as your adjusted tax basis in the convertible preferred stock surrendered, increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than with respect to a fractional share), and your holding period for such common stock will include your holding period for the convertible preferred stock that was converted. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would equal the difference between the amount of cash you receive in respect of the fractional share and the portion of your tax basis in the common stock received (including the fractional share deemed received) that is allocable to the fractional share. Any gain or loss recognized on conversion generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the convertible preferred stock has been held for more than one year. To the extent that the receipt of cash (other than cash in lieu of a fractional share) has the effect of a dividend (which generally will be the case if the receipt of such cash in lieu of shares of our common stock did not result in a meaningful reduction in your equity interest in us under the Section 302 rules described above under “—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock”), such cash would be taxable as a dividend as described above. If the conversion is not treated as a recapitalization, you may recognize an amount of gain that is different than the amount described above. You should consult your tax advisor regarding the proper treatment of a conversion of convertible preferred stock into cash and our common stock.

Conversion of Convertible Preferred Stock into Solely Cash. If a U.S. Holder receives only cash in respect of convertible preferred stock surrendered for conversion, such holder generally will be treated as having disposed of such convertible preferred stock in a redemption by us and will, subject to rules regarding redemption described above, recognize gain or loss on such disposition. See “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock.”

Treasury Units and Treasury Securities

The discussion in this section will apply to U.S. Holders who hold Treasury Units.

Creating Treasury Units. U.S. Holders of Corporate Units that deliver Treasury securities to the collateral agent in substitution for convertible preferred stock generally will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the convertible preferred stock. You will continue to take into account items of income otherwise includible by you with respect to such convertible preferred stock and the Treasury securities, and your adjusted tax bases in the convertible preferred stock, Treasury securities and the purchase contract will not be affected by such delivery and release.

Tax Basis in Treasury Units. The initial tax basis of a U.S. Holder in the Treasury securities that are part of the Treasury Units will be equal to the amount paid for the Treasury securities. Your adjusted tax basis in the Treasury securities will be increased by the amount of any original issue discount (“OID”) included in income with respect thereto.

Income with Respect to Treasury Securities.

A U.S. Holder of a Treasury Unit will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit as an interest in a bond that is originally issued on the date the U.S. Holder acquires the Treasury securities and that has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. You will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of your method of tax accounting and in advance of the receipt of cash attributable to the OID.

Sale, Exchange, or Other Taxable Disposition of Treasury Securities. U.S. Holders will recognize gain or loss on a disposition of Treasury securities in an amount equal to the difference between the amount realized by U.S. Holders on such disposition and their adjusted tax basis in the Treasury securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if you held such Treasury securities for more than one year immediately prior to such disposition. The deductibility of capital losses is subject to limitations.

Substitution of Convertible Preferred Stock to Recreate Corporate Units. U.S. Holders of Treasury Units that deliver convertible preferred stock to the collateral agent in substitution for Treasury securities generally will not recognize gain or loss upon their delivery of such convertible preferred stock. You will continue to take into account items of income otherwise includible with respect to such Treasury securities and convertible preferred stock, and your adjusted tax bases in the convertible preferred stock, Treasury securities and the purchase contract will not be affected by such delivery and release.

Cash Settled Units

The discussion in this section will apply to U.S. Holders who hold Cash Settled Units.

U.S. Holders of Corporate Units that deliver cash to the collateral agent in substitution for convertible preferred stock will not recognize gain or loss upon their delivery of such cash or their receipt of the convertible preferred stock. You will continue to take into account items of income otherwise includible with respect to the convertible preferred stock, and your adjusted tax bases in the convertible preferred stock and the purchase contract will not be affected by such delivery and release.

Remarketing of Convertible Preferred Stock

A successful remarketing will be a taxable event for U.S. Holders of convertible preferred stock (other than U.S. Holders of separate convertible preferred stock that elect not to participate in the remarketing) and will have the considerations described above under “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock.”

A U.S. Holder of separate convertible preferred stock that elects not to participate in a successful remarketing will not be treated as having sold, exchanged, or otherwise disposed of its convertible preferred stock in a taxable disposition. Accordingly, your basis in and holding period for the convertible preferred stock will be the same after the remarketing as they were before the remarketing.

Treasury Portfolio

The discussion in this section will apply to U.S. Holders who hold Corporate Units that include an ownership interest in the Treasury portfolio.

Interest and Other Income. Following a successful optional remarketing (if any), a participating U.S. Holder generally would be required to recognize ordinary income to the extent of the U.S. Holder’s pro rata portion of the interest paid or OID accrued, if any (or, in the case of certain short-term Treasury securities, acquisition discount accrued, if any), with respect to the Treasury securities in the Treasury portfolio. You are urged to consult your tax advisor regarding your tax treatment in respect of your applicable ownership interest in the Treasury portfolio.

Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio. A U.S. Holder’s initial tax basis in its applicable ownership interest in the Treasury portfolio would equal its proportionate share of the amount paid by the collateral agent for the Treasury portfolio. Your adjusted tax basis in the applicable ownership interest in the Treasury portfolio would be increased by the amount of OID or acquisition discount, if any, previously included in gross income with respect thereto and decreased by the amount of cash, if any, received with respect to the acquisition discount in the Treasury portfolio. Upon the disposition or maturity of your pro rata portion of the Treasury securities in the Treasury portfolio, you would recognize gain or loss on the difference between the amount realized by you on the disposition and your adjusted tax basis in such Treasury securities. Such gain or loss generally would be short-term capital gain or loss, except to the extent of any OID already accrued or any gain realized that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income.

Purchase Contracts

Contract Adjustment Payments. There is no direct authority addressing the treatment under current law of the contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to U.S. Holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to holders. The following discussion generally assumes that the contract payments are so treated for U.S. federal income tax purposes. In this case, you would be required to recognize income even if we pay contract adjustment payments partly or wholly in our common stock. In addition, if we exercise our right to defer contract adjustment payments, U.S. Holders using the accrual method of accounting may be required to continue to recognize income currently for United States federal income tax purposes in respect of such deferred contract adjustment payments, in advance of the receipt of any corresponding cash payments.

You should consult your tax advisor concerning the treatment of contract adjustment payments as well as the treatment of deferred contract adjustment payments, if any.

The treatment of contract adjustment payments could affect a U.S. Holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a holder upon the sale or disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit, or the termination of a purchase contract or the tax basis in common stock received as contract adjustment payments. In particular, any contract adjustment payments that have been included in your income using the accrual method of tax accounting, but that have not been paid to you in cash or common stock, should increase your adjusted tax basis in the purchase contract or our common stock received under the purchase contract. Any contract adjustment payments that have been paid in cash or common stock but have not been included in income under an alternative treatment of the contract adjustment payments, should either reduce your adjusted tax basis in the purchase contract or our common stock received under the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. See “U.S. Holders—Purchase Contracts—Acquisition of Our Common Stock upon Settlement of a Purchase Contract,” “U.S. Holders—Purchase Contracts—Termination of Purchase Contract” and “U.S. Holders—Equity—Sale, Exchange or Other Taxable Disposition of Equity Units.” Your tax basis in common stock paid as a contract adjustment payment will be its fair market value at the time included in income.

Acquisition of Our Common Stock upon Settlement of a Purchase Contract. A U.S. Holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to holders in lieu of a fractional share of our common stock. Your aggregate initial tax basis in our common stock received under a purchase contract generally should equal the purchase price paid for such common stock, less the portion of such purchase price allocable to the fractional share and increased in the circumstances described above. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract. U.S. Holders will not recognize gain or loss on the receipt of their proportionate share of convertible preferred stock, Treasury securities or applicable ownership interest in the Treasury portfolio released upon early settlement of a purchase contract, and holders will have the same adjusted tax basis in such convertible preferred stock, Treasury securities or applicable ownership interest in the Treasury portfolio as before such early settlement.

Termination of Purchase Contract. If a purchase contract terminates, U.S. Holders will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and their adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. You will not recognize gain or loss on the receipt of your proportionate share of the convertible preferred stock, Treasury securities or applicable ownership interest in the Treasury portfolio released upon termination of the purchase contract and will have the same adjusted tax basis in such convertible preferred stock or Treasury securities as before such distribution.

Adjustment to Settlement Rate. Although the application of the constructive distribution rules to a purchase contract is unclear, a U.S. Holder may be treated as having received a constructive distribution from us if (1) the purchase contract settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. Holder in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula.

An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock. A constructive distribution generally will be treated as described under “U.S. Holders—Common Stock—Distributions on Common Stock” below. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate might give rise to a taxable dividend to your even though you would not receive any cash related thereto.

Common Stock

Distributions on Common Stock. If we make distributions with respect to our common stock, the distributions generally will be treated as dividends to a U.S. Holder of our common stock to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Corporate U.S. Holders generally will be entitled to claim the dividends-received deduction with respect to dividends paid on our common stock and such dividends will constitute qualified dividend income to individual U.S. Holders, subject in each case to applicable restrictions.

Sale or Other Taxable Disposition of Common Stock. Upon the sale or other taxable disposition of our common stock, U.S. Holders generally will recognize capital gain or loss equal to the difference between the amount realized by such holders on the disposition and their adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if you held such common stock for more than one year as of the time of disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments made by us (including constructive dividends and OID) with respect to, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof), convertible preferred stock or common stock. Backup withholding may apply to such payments unless you provide the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credited against your U.S. federal income tax liability, if any, provided you timely furnish the required information to the IRS.

NON-U.S. HOLDERS

By purchasing Equity Units, each Non-U.S. Holder agrees to treat the convertible preferred stock, Treasury securities, cash or the applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units, Treasury Units or Cash Settled Units, as applicable, as owned by the Non-U.S. Holder for United States federal income tax purposes.

We intend to withhold (and, if we do not withhold, another withholding agent may choose to withhold) at a rate of 30% on any contract adjustment payments made with respect to a purchase contract. Holders should consult their tax advisors concerning the treatment of contract adjustment payments.

Subject to the summary of information reporting and backup withholding and FATCA withholding below, United States federal withholding tax at a rate of 30% generally will apply to the dividends, if any (and generally any constructive dividends resulting from certain adjustments or failures to make adjustments as described under “U.S. Holders—Convertible Preferred Stock—Constructive Distributions” and “U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate”), paid on convertible preferred stock or common stock (or deemed to occur on the purchase contracts) unless the Non-U.S. Holder establishes eligibility for a reduced rate or elimination of withholding as discussed below. If we determine that such an adjustment (or failure to make an adjustment) results in a constructive dividend to you, we generally intend to withhold (and, if we do not withhold, another withholding agent may choose to withhold) at a rate of 30% with respect to the constructive dividend and we may withhold on amounts, such as cash or common stock, that would otherwise be payable to you in order to pay that withholding tax.

If a tax treaty applies, a Non-U.S. Holder may be eligible for a reduced rate or elimination of withholding with respect to actual or constructive dividends, if any, contract adjustment payments, and, if applicable, interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio. In addition, actual or constructive dividends, contract adjustment payments, interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States are generally not subject to United States federal withholding tax, but instead are generally subject to United States federal income tax, as described below. In order to claim any reduction in or exemption from the 30% withholding, you are required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with your conduct of a trade or business in the United States (and, if an applicable tax treaty so provides, are attributable to a permanent establishment maintained by you in the United States).

United States federal withholding tax generally will not apply to any payment to a Non-U.S. Holder of principal or interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio provided that:

(a)

You provide your name, address and certain other information on an applicable IRS Form W-8BEN or W-8-BEN-E (or a suitable substitute form), and certify, under penalties of perjury, that you are not a U.S. person; and

(b)	You hold your Treasury securities through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

United States federal withholding tax will not in general apply to any gain or income realized by a Non-U.S. Holder on the sale or other disposition of the Equity Units, purchase contracts, convertible preferred stock, Treasury securities, applicable ownership interest in the Treasury portfolio, or common stock, except to the extent attributable to (a) accrued but unpaid contract adjustment payments or (b) accrued but unpaid interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio, which amounts, in each case, may be subject to withholding as discussed above in this section.

Subject to the summary of information reporting and backup withholding and FATCA withholding below, any gain or income realized on the disposition by a Non-U.S. Holder of an Equity Unit or components thereof (including in connection with a successful remarketing of convertible preferred stock) generally will not be subject to United States federal income tax (except to the extent attributable to (a) accrued but unpaid contract adjustment payments or (b) accrued but unpaid interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio, which amounts may be subject to withholding tax as discussed above under “Non-U.S. Holders—United States Federal Withholding Tax”) unless:

•

such gain or income is effectively connected with your conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	you, by virtue of holding a purchase contract, convertible preferred stock, or shares of our common stock, are considered to own a U.S. real property interest.

If you are engaged in a trade or business in the United States and any income or gain recognized on an Equity Unit or components thereof, convertible preferred stock, common stock, Treasury securities on the applicable ownership interest in the Treasury portfolio is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty so provides, is attributable to a U.S. permanent establishment maintained by you) as described in the first bullet above, you will be subject to United States federal income tax (but not withholding tax) on such income or gain on a net income basis in the same manner as if you were a U.S. Holder. In addition, in certain circumstances, if you are a foreign corporation you may be subject to a branch profits tax at a rate of 30% (or such lower rate as an applicable tax treaty may provide).

If you are an individual who is present in the United States for 183 days or more during the taxable year of the disposition (and certain other conditions are met) as described in the second bullet above, you generally will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale or other disposition of the Equity Unit or components thereof, convertible preferred stock or common stock) exceed capital losses allocable to U.S. sources.

Shares of our convertible preferred stock and common stock (and possibly purchase contracts) generally will be treated as U.S. real property interests if we are (or, during a specified period, have been) a “United States real property holding corporation” for United States federal income tax purposes. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

In the event of a failed remarketing we intend to treat the delivery of convertible preferred stock by a Non-U.S. Holder of Corporate Units in satisfaction of the purchase contract as a recapitalization for United States federal income tax purposes pursuant to which such Non-U.S. Holder would not recognize gain or loss except to the extent of cash in lieu of a fractional share. Even if the IRS were to treat the convertible preferred stock as having been redeemed by us, we intend to take the position that your interest in a purchase contract does not adversely affect your eligibility for sale or exchange treatment upon a redemption of the convertible preferred stock, including upon the delivery of convertible preferred stock in the event of a failed final remarketing, if the redemption would otherwise be treated as “not essentially equivalent to a dividend” as described above. See “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock.”

Information Reporting and Backup Withholding

Contract adjustment payments and payments of interest (including OID, if any) or dividends (including constructive dividends) with respect to, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof), convertible preferred stock or common stock generally will be subject to information reporting and United States federal backup withholding at the rate then in effect if a Non-U.S. Holder receiving such payment fails to comply with applicable United States information reporting or certification requirements. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA,” and Treasury Regulations and administrative guidance promulgated thereunder require withholding at a rate of 30% on certain payments made to certain foreign financial institutions (including investment funds), unless such institution (i) agrees to report to the IRS, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interest or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which our Equity Units (including components thereof) are held will affect the determination of whether such withholding is required. Similarly, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial non-U.S. entity that does not qualify under certain exceptions unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we (or an applicable withholding agent) will in turn provide to the IRS.

These withholding taxes will be imposed on dividends (including constructive dividends), if any, paid with respect to the convertible preferred stock and shares of our common stock and on interest, if any, and OID paid with respect to the Treasury Securities or applicable ownership interest in the Treasury portfolio, and, subject to the proposed Regulations discussed below, on gross proceeds from the taxable disposition of the applicable ownership interest in the Treasury portfolio, convertible preferred stock or our common stock paid, in each case, to foreign financial institutions or non-financial foreign entities that fail to satisfy the above requirements. These withholding taxes likely also apply to contract adjustment payments and, subject to the proposed Regulations discussed below, gross proceeds from the taxable disposition of a purchase contract. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the applicable ownership interest in the Treasury portfolio, convertible preferred stock or our common stock and likely to the gross proceeds from the taxable disposition of a purchase contract, in each case on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.

Non-U.S. Holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in the Equity Units.

ERISA CONSIDERATIONS

ERISA, the Code and similar federal, state, local and foreign laws that are substantively similar or are of similar effect (“Similar Laws”) impose certain restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (“ERISA Plans”);

•	plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans;

•	any entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of a plan’s investment in such entities;

•

governmental plans, certain church plans (each as defined under ERISA) and foreign plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but are subject to Similar Laws (“Non-ERISA Plans”) (together with ERISA Plans, plans described in Section 4975(e)(1) of the Code and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, referred to collectively as “Plans” and each individually as a “Plan”); and

•	persons who have certain specified relationships to a Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code).

ERISA, the Code and Similar Laws impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Civil penalties, liability and/or excise taxes may be imposed as a result of a violation of these duties or engaging in a prohibited transaction and such a transaction could result in a loss of tax-exempt status and the transaction might have to be rescinded. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of assets of such a Plan, or who renders investment advice to such a Plan for a fee or other compensation, is generally considered a fiduciary of the Plan. Accordingly, among other factors, an investing fiduciary who is considering an investment in Corporate Units (and the securities underlying such Corporate Units) should first determine that:

•

the investment would satisfy the prudence and diversification requirements of ERISA or Similar Laws, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

•	the investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•	the investment would be consistent with the documents and instruments governing the Plan;

•	the investment is made solely in the interest of participants and beneficiaries of the Plan;

•

the acquisition, holding or disposition of Corporate Units (and the securities underlying the Corporate Units) does not result in (1) a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption or (2) a violation of Similar Laws; and

•	the investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for Plan assets.

The Corporate Units (and the securities underlying the Corporate Units) should not be purchased or held by any person investing assets of a Plan unless such purchase and holding will either not constitute a prohibited transaction under ERISA, the Code or Similar Laws or will be covered by an applicable prohibited transaction exemption. Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Corporate Units (and the securities underlying the Corporate Units) should consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Laws and the potential consequences in its specific circumstances. Any such Plan fiduciary or other person is solely responsible for determining whether the investment in the Corporate Units (and the securities underlying the Corporate Units) will result in a non-exempt prohibited transaction under ERISA, the Code or a violation of Similar Laws and whether the investment satisfies ERISA’s fiduciary standards and any other requirements under ERISA, the Code or Similar Laws.

Accordingly, by its purchase or holding of the Corporate Units (and the securities underlying the Corporate Units), each purchaser or holder of the Corporate Units will be deemed to have represented and warranted that either:

•	the purchaser or holder is not purchasing the Corporate Units (and the securities underlying the Corporate Units) with, or on behalf of, the assets of any Plan; or

•

(1) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Laws, (2) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) will not result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of Similar Laws and (3) neither we nor any of our subsidiaries, nor the underwriters, are or will be deemed to be a fiduciary with respect to any Plan.

The sale or transfer of Corporate Units (and the securities underlying the Corporate Units) to a Plan or person acting on behalf of a Plan is in no way a representation by us that the purchase, holding or disposition of Corporate Units (and the securities underlying the Corporate Units) meets the legal requirements for investments by Plans or is appropriate for Plans.

The discussion of ERISA, the Code, and Similar Laws contained in this prospectus supplement is, of necessity, general and does not purport to be complete. Moreover, the provisions of ERISA, the Code, and Similar Laws are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect.

ANY POTENTIAL INVESTOR CONSIDERING THE PURCHASE OR HOLDING OF THE CORPORATE UNITS THAT IS, OR IS ACTING ON BEHALF OF, A PLAN IS STRONGLY URGED TO CONSULT ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT AND THE ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, the underwriters named below have severally and not jointly agreed to purchase, and we have agreed to sell to them, the number of Corporate Units set forth opposite their names below:

Name	Number of Corporate Units
Goldman Sachs & Co. LLC	3,188,888
Barclays Capital Inc.	2,411,112
BNP Paribas Securities Corp.	2,411,112
Wells Fargo Securities, LLC	2,411,112
Citigroup Global Markets Inc.	894,444
Mizuho Securities USA LLC	894,444
Morgan Stanley & Co. LLC	894,444
SunTrust Robinson Humphrey, Inc.	894,444

Total	14,000,000

Barclays Capital Inc., BNP Paribas Securities Corp., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC are acting as the representatives of the underwriters for this offering.

The underwriting agreement provides that the obligation of the several underwriters to purchase and pay for the Corporate Units is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Corporate Units if any are taken.

The underwriters initially propose to offer the Corporate Units directly to the public at the respective public offering prices set forth on the cover page of this prospectus supplement. The underwriters may also offer part of the Corporate Units to certain dealers at prices that represent a concession not in excess of $1.08 per Corporate Unit. After the initial offering of the Corporate Units, the offering prices and other selling terms may from time to time be varied by the underwriters. The offering of the Corporate Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and our executive officers and directors have agreed not to, without the prior written consent of the underwriters, for a period of 45 days from the date of this prospectus supplement, directly or indirectly, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or any security convertible into or exercisable or exchangeable for common stock (collectively, common securities), or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of our common stock or of common securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of our common stock or such common securities, in cash or otherwise, other than (A) any shares of our common stock issued by us upon exercise of an option, warrant, or the conversion of a security outstanding on the date of this prospectus supplement; (B) up to an aggregate of 400,000 shares by our executive officers and directors; (C) any shares of our common stock issued, or options to purchase such shares granted (or the filing of any registration statement relating to such shares or options) in connection with any of our employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Energy Direct Investment plan or the sale of shares of our common stock, including through the exercise of stock options, by any executive officer or director under a Rule 10b5-1 plan that was in effect prior to the date of this prospectus supplement; (D) the entry by any executive officer or director into a new Rule 10b5-1 plan, provided that no sales or other distributions pursuant to a new 10b5-1 plan may occur until the expiration of the 45-day period; (E) the sale or surrender to us by any of our executive officers or directors of any options or common stock underlying options or any restricted stock in order to pay the exercise price or taxes associated with the exercise of options or vesting of restricted stock; (F) any issuance by us of common stock in connection with acquisitions that close more than 45 days after the date of this prospectus supplement or any acquisition in which the party or parties receiving the common stock agree to be bound by these restrictions; (G) any issuance and sale by us of common stock in connection with any early settlement (upon the occurrence of a fundamental change or otherwise) of any purchase contract underlying a Corporate Unit or Treasury Unit by the holder thereof; (H) any issuance and sale by us of common stock in connection with any early settlement (upon the occurrence of a fundamental change or otherwise) of any purchase contract underlying a 2016 Series A Corporate Unit or 2016 Series A Treasury Unit by the holder thereof; and (I) transfers by any person, other than us, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by these restrictions, and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution. Barclays Capital Inc., BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, and Wells Fargo Securities LLC, as representatives of the underwriters, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

We have granted an option to the underwriters to purchase, on one or more dates within a 13-day period beginning on, and including, the first date of original issuance of the Corporate Units, up to an additional 2,100,000 Corporate Units in the aggregate at the public offering price per Corporate Unit, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional amount of the Corporate Units proportionate to that underwriter’s initial amount reflected in the above table.

The Corporate Units are a new issue of securities with no established trading market. We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to begin within 30 days of the initial issuance of the Corporate Units under the symbol “DCUE.” The underwriters have advised us that they intend to make a market in the Corporate Units before commencement of trading on the New York Stock Exchange. They will have no obligation to make a market in the Corporate Units, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the New York Stock Exchange for the Corporate Units may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Corporate Units could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer shares of Corporate Units at the time and price desired will be limited.

This prospectus supplement, as amended or supplemented, may be used by the remarketing agents for remarketing of the convertible preferred stock at such time as is necessary or upon early settlement with respect to the stock purchase contracts.

We estimate that the total expenses of the offering, not including the underwriting discount, will be approximately $2.0 million. Morgan Stanley & Co. LLC has agreed to reimburse us for a portion of our expenses.

We have agreed to indemnify each of the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act.

In order to facilitate the offering of the Corporate Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Units. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Corporate Units for the underwriters. In addition, to cover overallotments or to stabilize the price of the Corporate Units, the underwriters may bid for, and purchase, the Corporate Units in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the Corporate Units in the offering, if they repurchase previously distributed Corporate Units in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Corporate Units above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters and their affiliates have, from time to time, performed, and currently perform and may in the future perform various investment or commercial banking, lending, trust and financial advisory services for us and our affiliates in the ordinary course of business. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Corporate Units offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Corporate Units offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

The Corporate Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Corporate Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Corporate Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of Corporate Units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Corporate Units. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Corporate Units in circumstances in which Section 21(1) of such act does not apply to us and it has complied and will comply with all applicable provisions of such act with respect to anything done by it in relation to the Corporate Units in, from or otherwise involving the United Kingdom.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Corporate Units offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to and directed at persons outside the United Kingdom and those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Corporate Units offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Corporate Units will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Corporate Units may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Corporate Units with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Hong Kong

The Corporate Units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Corporate Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Corporate Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Corporate Units may not be circulated or distributed, nor may the Corporate Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Corporate Units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Corporate Units under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Corporate Units are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The Corporate Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Corporate Units, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Taiwan

The Corporate Units have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Corporate Units in Taiwan.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Canada

The Corporate Units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Corporate Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Conflicts of Interest

As described in “Use of Proceeds” on page S-47, some of the net proceeds of this offering may be used for the repayment of short-term debt, including commercial paper. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of certain underwriters in this offering, this offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Equity Units will be passed upon for us by McGuireWoods LLP and for the underwriters by Troutman Sanders LLP, which also performs certain legal services for us and our affiliates on other matters. Davis Polk & Wardwell LLP has advised the underwriters with respect to certain legal matters relating to the Equity Units.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of Dominion Energy’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this prospectus supplement by reference from SCANA’s Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of SCANA’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DOMINION ENERGY, INC.

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

Senior Debt Securities

Junior Subordinated Debentures

Junior Subordinated Notes

Common Stock

Preferred Stock

Stock Purchase Contracts

Stock Purchase Units

From time to time, we may offer and sell our securities. The securities we may offer may be convertible into or exercisable or exchangeable for other securities of the Company.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Investing in our securities involves risks. For a description of these risks, see “Risk Factors” on page 4 of this prospectus and the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 30, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell either separately or in units any combination of the securities described in this prospectus in one or more offerings up to an unspecified dollar amount.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, “Dominion Energy” or the “Company” in this prospectus, we are referring to Dominion Energy, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with two of our subsidiaries, Virginia Electric and Power Company (Virginia Power) and Dominion Energy Gas Holdings, LLC (Dominion Energy Gas). Our combined filings with the SEC present separate filings by each of Virginia Power, Dominion Energy Gas and the Company. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, except those portions of filings that relate to Virginia Power or Dominion Energy Gas as a separate registrant, until we sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2016 ;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 ;

•	Current Reports on Form 8-K, filed January 12, 2017, January 24, 2017, January 27, 2017, March 27, 2017, May 10, 2017 and May 18, 2017; and

•	the description of our common stock contained in Amendment No. 2 to our Current Report on Form 8-K, filed August 8, 2016.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at: Corporate Secretary, Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, (804) 819-2000.

You should rely only on the information incorporated by reference or provided in this prospectus or to which this prospectus refers you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information which appears in this prospectus and which is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

DOMINION ENERGY

Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy. Our strategy is to be a leading provider of electricity, natural gas and related services to customers primarily in the eastern and Rocky Mountain regions of the U.S. Our portfolio of assets includes approximately 26,200 megawatts of generating capacity, 6,600 miles of electric transmission lines, 57,600 miles of electric distribution lines, 15,000 miles of natural gas transmission, gathering and storage pipeline and 51,300 miles of gas distribution pipeline, exclusive of service lines. We operate one of the nation’s largest natural gas storage systems with approximately one trillion cubic feet of storage capacity and serve more than six million utility and retail energy customers.

We are focused on expanding our investment in regulated and long-term contracted electric generation, transmission and distribution and regulated natural gas transmission and distribution infrastructure. Our nonregulated operations include merchant generation, energy marketing and price risk management activities and natural gas retail energy marketing operations. Our operations are conducted through various subsidiaries, including (i) Virginia Power, a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and northeastern North Carolina, (ii) Dominion Energy Gas, a holding company for the majority of our regulated natural gas businesses, which conducts business activities through a regulated interstate natural gas transmission pipeline and underground storage system, a local, regulated natural gas transportation and distribution network and natural gas gathering and processing facilities, and (iii) Dominion Energy Questar Corporation, a holding company for our primarily regulated natural gas businesses, including retail natural gas distribution in Utah, Wyoming and Idaho and related natural gas development and production. We also own the general partner, 50.9% of the common and subordinated units and 37.5% of the convertible preferred interests in Dominion Energy Midstream Partners, LP, which was formed by us to own and grow a portfolio of natural gas terminaling, processing, storage, transportation and related assets.

Our address and telephone number are 120 Tredegar Street, Richmond, Virginia, 23219, telephone (804) 819-2000.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION on page 2.

RISK FACTORS

Investing in our securities involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you. See WHERE YOU CAN FIND MORE INFORMATION on page 2.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of the securities offered by this prospectus to finance capital expenditures and future acquisitions and to retire or redeem debt securities issued by us and for other general corporate purposes which may include the repayment of commercial paper and debt under any of our credit facilities.

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities, Junior Subordinated Debentures and Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under our Senior Indenture dated as of June 1, 2015 between us and Deutsche Bank Trust Company Americas, as Trustee, as amended and as supplemented from time to time. We will issue the Junior Subordinated Debentures in one or more series under our Junior Subordinated Indenture dated as of December 1, 1997 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, as amended and as supplemented from time to time. We will issue Junior Subordinated Notes in one or more series under our Junior Subordinated Notes Indenture dated as of June 1, 2006 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., as Trustee, as amended and as supplemented from time to time. The indenture related to the Junior Subordinated Debentures is called the Subordinated Indenture in this prospectus and the indenture related to the Junior Subordinated Notes is called the Subordinated Indenture II; and together the Senior Indenture, the Subordinated Indenture and the Subordinated Indenture II are called the “Indentures”. We have summarized selected provisions of the Indentures below. The Senior Indenture, the Subordinated Indenture and the Subordinated Indenture II have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt, except to the extent provided in the applicable prospectus supplement or other offering materials. The Junior Subordinated Debentures will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES—Subordination. The Junior Subordinated Notes will be our unsecured obligations and are junior in right of payment to our Priority Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED NOTES—Subordination.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of March 31, 2017, our subsidiaries had approximately $33.5 billion in aggregate principal amount of outstanding long-term debt (including securities due within one year).

There is no limit on the amount of Debt Securities or other indebtedness we may issue. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures and by our Board of Directors or duly authorized officers authorizing the issuance.

The Indentures do not protect the holders of Debt Securities if we incur additional indebtedness or engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or any terms regarding repayment at the option of the holder;

•	if the Debt Securities are convertible into or exchangeable for other securities, and if so, the conversion terms and conditions;

•	any provisions that would obligate us to repurchase, repay or otherwise redeem the Debt Securities, or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities will be issued in fully registered certificated form or book-entry form, represented by certificates deposited with the applicable trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•

any provisions requiring payment of principal or interest in our capital stock or with proceeds from the sale of our capital stock or from any other specific source of funds in connection with any series of Debt Securities;

•	the identity of the series trustee, if other than the trustee;

•	any changes to events of defaults or covenants;

•	if any series of Debt Securities will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture; Sections 2.1 & 2.3 of the Subordinated Indenture & the Subordinated Indenture II.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Debt Security will be subject to conversion, amortization or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the conversion, amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion, amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its stated maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 1104 of the Senior Indenture; Section 3.2 of the Subordinated Indenture & the Subordinated Indenture II.)

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the Debt Securities of that series are selected for redemption; or

•

register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Option to Extend Interest Payment Period

If elected in the applicable supplemental indenture, we may defer interest payments on the Debt Securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an Extension Period). Other details regarding the Extension Period, including any limit on our ability to pay dividends during the Extension Period, will also be specified in the applicable prospectus supplement or other offering materials. No Extension Period may extend beyond the maturity of the applicable series of Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the interest rate for the applicable series of Debt Securities, to the extent permitted by applicable law. (Section 301(26) of the Senior Indenture; Section 2.10 of the Subordinated Indenture & the Subordinated Indenture II.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture; Section 4.1 of the Subordinated Indenture & the Subordinated Indenture II.)

Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the applicable trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the applicable trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture; Section 4.2 of the Subordinated Indenture & the Subordinated Indenture II.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the Senior Indenture; Section 12.4 of the Subordinated Indenture & the Subordinated Indenture II.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 1002 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be registered in the name of the securities depositary or its nominee and deposited with the applicable trustee, as agent for the securities depositary. Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the securities depositary. (Section 305 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book- Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 308 of the Senior Indenture; Section 8.3 of the Subordinated Indenture & the Subordinated Indenture II.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-

Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	Dominion Energy;

•	the applicable trustee; or

•	any agent of any of the above.

Covenants

Under the Indentures we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

•	in the case of the Senior Indenture, preserve and keep in full force and effect our corporate existence except as otherwise provided in the Senior Indenture; and

•

deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1005 & 1006 of the Senior Indenture; Sections 4.1, 4.2, 4.4 & 4.6 of the Subordinated Indenture & the Subordinated Indenture II.)

Consolidation, Merger or Sale

The Indentures provide that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person or acquire all or substantially all of the assets of another person unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest and other amounts due on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by us by supplemental indenture in form satisfactory to the applicable trustee, executed and delivered to the applicable trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable Indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the applicable Indenture and the Debt Securities. (Sections 801 & 802 of the Senior Indenture; Sections 11.1, 11.2 & 11.3 of the Subordinated Indenture & the Subordinated Indenture II.)

Events of Default

Event of Default when used in each of the Indentures, will mean any of the following with respect to Debt Securities of any series:

•	failure to pay the principal or any premium on any Debt Security when due;

•	with respect to the Senior Debt Securities, failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days (or for 30 days in the case of any Junior Subordinated Debentures or Junior Subordinated Notes, as applicable); provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•

failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the applicable trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Debentures or Junior Subordinated Notes, as applicable) of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of Dominion Energy; or

•	any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture; Section 6.1 of the Subordinated Indenture & the Subordinated Indenture II.)

In the case of a general covenant default described above, the applicable trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the applicable trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the applicable trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Debentures or Junior Subordinated Notes, as applicable) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture; Section 6.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The applicable trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the applicable trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the applicable trustee, or exercising any power conferred upon the applicable trustee, for any series of Debt Securities. However, the applicable trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601, 602 & 603 of the Senior Indenture; Sections 6.6, 6.7, 7.1 & 7.2 of the Subordinated Indenture & the Subordinated Indenture II.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture; Section 14.2 of the Subordinated Indenture & the Subordinated Indenture II.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the Indentures, which Debt Securities have not already been delivered to the applicable trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the applicable trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt

Securities. However, certain of our obligations under the Indentures will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the applicable trustee; and

•

the rights, obligations and immunities of the applicable trustee under the Indentures. (Section 401 of the Senior Indenture; Section 12.1 of the Subordinated Indenture & the Subordinated Indenture II.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the amounts deposited with the applicable trustee. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than federal income tax law.

Defeasance

Unless we elect differently in the applicable supplemental indenture, we will be discharged from our obligations on the Senior Debt Securities or Junior Subordinated Notes of any series, as applicable, at any time if we deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities and Junior Subordinated Notes of the series. If this happens, the holders of the Senior Debt Securities or Junior Subordinated Notes of the series, as applicable, will not be entitled to the benefits of either the Senior Indenture or the Subordinated Indenture II, as applicable, except for registration of transfer and exchange of Senior Debt Securities or Junior Subordinated Notes, as applicable, and replacement of lost, stolen or mutilated Senior Debt Securities or Junior Subordinated Notes, as applicable. (Section 402 of the Senior Indenture; Section 12.5 of the Subordinated Indenture II.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Senior Debt Securities or Junior Subordinated Notes, as applicable. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Senior Debt Securities or Junior Subordinated Notes, as applicable, and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of such a discharge, including the applicability and effect of tax laws other than federal income tax law.

Modification of Indentures; Waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture; Section 10.2 of the Subordinated Indenture & the Subordinated Indenture II.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture; Section 10.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture; Section 6.6 of the Subordinated Indenture & the Subordinated Indenture II.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Debentures or Junior Subordinated Notes of any series, as applicable, may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture or the Subordinated Indenture II under which those Junior Subordinated Debentures or Junior Subordinated Notes, as applicable, were issued. (Section 4.7 of the Subordinated Indenture & the Subordinated Indenture II.)

Concerning the Trustees

Deutsche Bank Trust Company Americas is the Trustee under the Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee under other indentures pursuant to which securities of certain of our affiliates are outstanding. Affiliates of Deutsche Bank Trust Company Americas have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Senior Indenture, Deutsche Bank Trust Company Americas will perform only those duties that are specifically described in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Senior Indenture at the request of any holder of Senior Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture.)

The Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Senior Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the Senior Indenture. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the Senior Indenture will have no responsibility with respect to that series.

Deutsche Bank Trust Company Americas administers its corporate trust business at 60 Wall Street, 16th Floor, New York, NY 10005 or such other address as it may notify to the Company from time to time.

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., is the Trustee under the Subordinated Indenture and the Subordinated Indenture II. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures pursuant to which securities of ours and of certain of our affiliates are outstanding. Affiliates of The Bank of New York Mellon have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Subordinated Indenture and the Subordinated Indenture II, The Bank of New York Mellon will perform only those duties that are specifically described in the Subordinated Indenture and the Subordinated Indenture II unless an event of default under either indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Junior Subordinated Debenture or Junior Subordinated Notes unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 7.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The Subordinated Indenture II permits us to name a different trustee for individual series of Junior Subordinated Notes. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Subordinated Indenture II with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the Subordinated Indenture II. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the Subordinated Indenture II will have no responsibility with respect to that series.

The Bank of New York Mellon administers its corporate trust business at 101 Barclay Street, 7W ATTN: Corporate Trust Administration, New York, New York 10286 or such other address as it may notify to the Company from time to time.

ADDITIONAL TERMS OF THE SENIOR DEBT SECURITIES

Repayment at the Option of the Holder

We must repay the Senior Debt Securities at the option of the holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Senior Indenture.)

For any Senior Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 180 nor less than 60 calendar days prior to the date of repayment:

•	in the case of a certificated Senior Debt Security, the certificated Senior Debt Security and the form in the Senior Debt Security entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a book-entry Senior Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the holder will be irrevocable. (Section 1303 of the Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities or the global certificate representing the related book-entry Senior Debt Securities, on the securities depositary’s records, to the Trustee. See DESCRIPTION OF DEBT SECURITIES—Global Securities.

Limitation on Liens

While any of the Senior Debt Securities are outstanding (other than those to which the limitation on liens covenant is expressly inapplicable), we are not permitted to create liens upon any Principal Property (as defined below) or upon any shares of stock of any Material Subsidiary (as defined below), which we now own or will own in the future, to secure any of our debt, unless at the same time we provide that the Senior Debt Securities will also be secured by that lien on an equal and ratable basis. However, we are generally permitted to create the following types of liens:

(1)

purchase money liens on future property acquired by us; liens of any kind existing on property or shares of stock or other securities at the time they are acquired by us; conditional sales agreements and other title retention agreements on future property acquired by us (as long as none of those liens cover any of our other properties);

(2)

liens on our property or any shares of stock or other securities of any Material Subsidiary that existed as of the date the Senior Debt Securities were first issued; liens on the shares of stock or other securities of any legal entity, which liens existed at the time that entity became a Material Subsidiary; certain liens typically incurred in the ordinary course of business;

(3)

liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example liens to secure debt of the pollution control or industrial revenue bond type;

(4)

debt that we may issue in connection with a consolidation or merger of Dominion Energy or any Material Subsidiary with or into any other company (including any of our affiliates or Material Subsidiaries) in exchange for secured debt of that company (Third Party Debt) as long as that debt (i) is secured by a mortgage on all or a portion of the property of that company, (ii) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis, or (iii) prohibits secured debt from being incurred by that company;

(5)	debt of another company that we must assume in connection with a consolidation or merger of that company, with respect to which any of our property is subjected to a lien;

(6)

liens on any property that we acquire, construct, develop or improve after the date the Senior Debt Securities are first issued that are created before or within 18 months after the acquisition, construction, development or improvement of the property and secure the payment of the purchase price or related costs;

(7)	liens in favor of us, our Material Subsidiaries or our wholly-owned subsidiaries;

(8)	the replacement, extension or renewal of any lien referred to above in clauses (1) through (7) as long as the amount secured by the liens or the property subject to the liens is not increased; and

(9)

any other lien not covered by clauses (1) through (8) above as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause (9) does not exceed 10% of the common shareholders’ equity, as shown on the company’s consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such lien.

When we use the term “lien” in this section, we mean any mortgage, lien, pledge, security interest or other encumbrance of any kind; “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with GAAP in the United States) represent at least 20% of our total assets on a consolidated basis; and “Principal Property” means any of our plants or facilities located in the United States that in the opinion of our Board or management is of material importance to the business conducted by us and our consolidated subsidiaries taken as whole. (Section 1008 of the Senior Indenture.)

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

Subordination

Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness;

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures. (Sections 14.1 & 14.9 of the Subordinated Indenture.)

Senior Indebtedness means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following, unless otherwise specified in the prospectus supplement or offering materials:

•	all of our current and future indebtedness for borrowed or purchase money or other similar instruments whether or not evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Debentures without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED NOTES

Subordination

Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture II, to all Priority Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or

•	the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness unless otherwise specified in the prospectus supplement and offering materials;

then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 14.1 & 14.9 of the Subordinated Indenture II.)

Priority Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Priority Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture II.)

Priority Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture II irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the Subordinated Indenture II to change the subordination of any outstanding Priority Indebtedness without the consent of each holder of Priority Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture II.)

The Subordinated Indenture II does not limit the amount of Priority Indebtedness that we may issue.

DESCRIPTION OF CAPITAL STOCK

As of March 31, 2017, our authorized capital stock was 1.02 billion shares. Those shares consisted of 20 million shares of preferred stock and one billion shares of common stock. As of March 31, 2017, approximately 629 million shares of common stock and no shares of preferred stock were issued and outstanding. No holder of shares of common stock or preferred stock has any preemptive rights.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “D”. Any additional common stock we issue will also be listed on the New York Stock Exchange.

Dividends

Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. Under certain circumstances, if specified in the applicable supplemental indenture, the Indentures may restrict our ability to pay cash dividends.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. is transfer agent and registrar for our common stock.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we issue preferred stock, the specific designations and rights will be described in the prospectus supplement or other offering materials and a description will be filed with the SEC.

Our Board of Directors can, without approval of shareholders, issue one or more series of preferred stock. The Board of Directors can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock will rank on a parity in all respects with any outstanding preferred stock we may have and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement or other offering materials. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

VIRGINIA STOCK CORPORATION ACT AND THE ARTICLES AND THE BYLAWS

General

We are a Virginia corporation subject to the Virginia Stock Corporation Act (the Virginia Act). Provisions of the Virginia Act, in addition to provisions of our Articles of Incorporation (Articles) and Bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have an anti- takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common stock. If you are buying this stock as part of a short-term investment strategy, this might be especially important to you.

We have summarized the key provisions below. You should read the actual provisions of our Articles and Bylaws and the Virginia Act that relate to your individual investment strategy.

Business Combinations

Our Articles require that any merger, share exchange or sale of substantially all of the assets of the Company be approved by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome.

Article 14 of the Virginia Act contains several provisions relating to transactions with interested shareholders. Interested shareholders are holders of more than 10% of any class of a corporation’s outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Act requires that material affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, an affiliated transaction must be approved by either two-thirds of disinterested voting shares or a majority of disinterested directors.

The provisions of the Virginia Act relating to affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

The Virginia Act also contains provisions regulating certain control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

Our Bylaws give us the right to redeem the shares purchased by an acquiring person in a control share acquisition. We can do this if the acquiring person fails to deliver a statement to us listing information required by the Virginia Act or if our shareholders vote not to grant voting rights to the acquiring person.

The Virginia Act permits corporations to opt out of the control share acquisition provisions. We have not opted out.

Directors’ Duties

The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Board of Directors

Members of our Board of Directors serve one-year terms and are elected annually. Except when the number of nominees exceeds the number of directors to be elected (a contested election), directors are elected by majority vote. In the case of a contested election, directors are elected by a plurality vote. Directors may be removed from office for cause if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group by which the director was elected.

Shareholder Proposals and Director Nominations

Our shareholders can submit shareholder proposals and nominate candidates for the Board of Directors if the shareholders follow advance notice procedures described in our Bylaws.

To nominate directors, shareholders must submit a written notice to our corporate secretary at least 60 days before a scheduled meeting. The notice must include the name and address of the shareholder and of the nominee, a description of any arrangements between the shareholder and the nominee, information about the nominee required by the SEC, the written consent of the nominee to serve as a director and other information.

Shareholder proposals must be submitted to our corporate secretary at least 90 days before the first anniversary of the date of our last annual meeting. The notice must include a description of the proposal, the reasons for presenting the proposal at the annual meeting, the text of any resolutions to be presented, the shareholder’s name and address and number of shares held and any material interest of the shareholder in the proposal.

Director nominations and shareholder proposals that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Proxy Access

Our Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director candidates to occupy up to two or 20% of our board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in the Bylaws.

Meetings of Shareholders

Under our Bylaws, meetings of the shareholders may be called by the chairman of the board, the vice chairman, the president or a majority of the Board of Directors. Special meetings of shareholders will also be held whenever called by the Corporate Secretary, upon the written request of shareholders owning continuously for a period of at least one year prior to the date of such request more than one-third of all of our outstanding shares of common stock. These provisions could have the effect of delaying until the next annual shareholders’ meeting shareholder actions which are favored by the holders of less than one-third of our outstanding shares of common stock, because such holders would be able to take action as shareholders, such as electing new directors or approving a merger, only at a duly called shareholders’ meeting.

Amendment of Articles

Generally, our Articles may be amended if the votes cast favoring the amendment exceed the votes cast opposing the amendment at a meeting where a quorum is present. Some provisions of the Articles, however, may only be amended or repealed by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter.

Indemnification

Under our Articles, we indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. We have also entered into agreements relating to the advancement of expenses for certain of our directors and officers in advance of a final disposition of proceedings or the making of any determination of eligibility for indemnification pursuant to our Articles.

Limitation of Liability

Our Articles provide that our directors and officers will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors or officers, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors or officers. This provision applies only to claims against directors or officers arising out of their role as directors or officers and not in any other capacity. Directors and officers remain liable for violations of the federal securities laws and we retain the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the officer’s or director’s duty of care.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock. The price per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units and will contain a discussion of the material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement or other offering materials will not necessarily be complete, and reference will be made for additional information to the purchase contract agreement or unit purchase agreement, as applicable, that we will enter into at the time of issue, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to purchasers;

•	through agents;

•	to or through underwriters; or

•	through dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering materials indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering materials, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or other offering materials (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

McGuireWoods LLP, counsel to the Company, will issue an opinion about the legality of the offered securities for us. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Dominion Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of the Dominion Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.